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As filed with the Securities and Exchange Commission on March 9, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Bemis Company, Inc.
(Exact name of registrant issuer and guarantor as specified in its charter)

Missouri (State or other jurisdiction of incorporation or organization)	2670 (Primary Standard Industrial Classification Code Number)	43-0178130 (I.R.S. Employer Identification Number)

2301 Industrial Drive,
Neenah, Wisconsin 54956
United States of America
+1 920 527 5500
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Amcor Finance (USA), Inc.
(Exact name of registrant issuer and guarantor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	3990 (Primary Standard Industrial Classification Code Number)	95-4559504 (I.R.S. Employer Identification Number)

2801 SW 149th Avenue, Suite 350,
Miramar, Florida 33027
United States of America
+1 954 499 4800
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

See Table of Additional Registrant Guarantors Below

Robert Mermelstein
President
Amcor Finance (USA), Inc.
2801 SW 149th Avenue, Suite 350,
Miramar, Florida 33027
United States of America
+1 954 499 4800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:
Mimma Barila
Sidley Austin
Level 10, 7 Macquarie Place
Sydney, New South Wales 2000
Australia
+61 2 8214 2200

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

             If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:    ☒

             If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐ Emerging growth company ☐

             If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed maximum offering price per note	Proposed maximum aggregate offering price(1)	Amount of registration fee

4.500% Guaranteed Senior Notes due 2021 of Bemis Company, Inc.	$346,652,000	100%	$346,652,000	$44,995.43

Guarantees of 4.500% Guaranteed Senior Notes due 2021(2)	—	—	—	—(3)

3.100% Guaranteed Senior Notes due 2026 of Bemis Company, Inc.	$293,200,000	100%	$293,200,000	$38,057.36

Guarantees of 3.100% Guaranteed Senior Notes due 2026(2)	—	—	—	—(3)

3.625% Guaranteed Senior Notes due 2026 of Amcor Finance (USA), Inc.	$591,266,000	100%	$591,266,000	$76,746.33

Guarantees of 3.625% Guaranteed Senior Notes due 2026(2)	—	—	—	—(3)

4.500% Guaranteed Senior Notes due 2028 of Amcor Finance (USA), Inc.	$497,508,000	100%	$497,508,000	$64,576.54

Guarantees of 4.500% Guaranteed Senior Notes due 2028(2)				—(3)

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933, as amended.

(2)
Bemis Company, Inc. fully and unconditionally guarantees the 3.625% Guaranteed Senior Notes due 2026 and the 4.500% Guaranteed Senior Notes due 2028 and Amcor Finance (USA), Inc. fully and unconditionally guarantees the 4.500% Guaranteed Senior Notes due 2021 and the 3.100% Guaranteed Senior Notes due 2026.

See inside facing page for additional registrant guarantors, all of which are guarantors of each series of notes.

(3)
In accordance with Rule 457(n) under the Securities Act, no separate registration fee for the guarantees is payable.

             The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Exact Name of Additional Registrant as Specified in its Charter*	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
Amcor plc	Jersey (Channel Islands)	98-1455367
Amcor UK Finance PLC	England and Wales	Not Applicable
Amcor Pty Ltd	Australia	Not Applicable

*
The address for the principal executive office of Amcor plc and Amcor UK Finance PLC is 83 Tower Road North, Warmley, Bristol BS30 8XP, United Kingdom and the telephone number of that principal executive office is +44 117 9753200. The address for Amcor Pty Ltd's principal executive office is Level 11, 60 City Road, Southbank, Victoria 3006, Australia and the telephone number of Amcor Pty Ltd's principal executive office is +61 3 9226 9000. The primary standard industrial classification code number of each additional registrant is 3990.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED March 9, 2020

PRELIMINARY PROSPECTUS

Bemis Company, Inc.	Amcor Finance (USA), Inc.

OFFERS TO EXCHANGE
Any and all outstanding $346,652,000 aggregate principal amount of 4.500% Guaranteed Senior Notes due 2021 of Bemis Company, Inc.
for
Up to $346,652,000 aggregate principal amount of 4.500% Guaranteed Senior Notes due 2021 of Bemis Company, Inc. that have been registered under the Securities Act of 1933
and
Any and all outstanding $293,200,000 aggregate principal amount of 3.100% Guaranteed Senior Notes due 2026 of Bemis Company, Inc.
for
Up to $293,200,000 aggregate principal amount of 3.100% Guaranteed Senior Notes due 2026 of Bemis Company, Inc. that have been registered under the Securities Act of 1933
OFFERS TO EXCHANGE
Any and all outstanding $591,266,000 aggregate principal amount of 3.625% Guaranteed Senior Notes due 2026 of Amcor Finance (USA), Inc.
for
Up to $591,266,000 aggregate principal amount 3.625% Guaranteed Senior Notes due 2026 of Amcor Finance (USA), Inc. that have been registered under the Securities Act of 1933
and
Any and all outstanding $497,508,000 aggregate principal amount of 4.500% Guaranteed Senior Notes due 2028 of Amcor Finance (USA), Inc.
for
Up to $497,508,000 aggregate principal amount of 4.500% Guaranteed Senior Notes due 2028 of Amcor Finance (USA), Inc. that have been registered under the Securities Act of 1933

These exchange offers will expire at 5:00 p.m., New York City time, on                    , 2020, unless extended.

            This prospectus relates to the separate Exchange Offers (as defined below) being made by Bemis Company, Inc. ("Bemis") and Amcor Finance (USA), Inc. ("AFUI," and, together with Bemis, the "Issuers"), as applicable. Bemis has issued $346,652,000 aggregate principal amount of 4.500% Guaranteed Senior Notes due 2021 (the "Existing 2021 Notes") and $293,200,000 aggregate principal amount of 3.100% Guaranteed Senior Notes due 2026 (the "Existing Bemis 2026 Notes" and, together with the Existing 2021 Notes, the "Existing Bemis Notes") and AFUI has issued $591,266,000 aggregate principal amount of 3.625% Guaranteed Senior Notes due 2026 (the "Existing AFUI 2026 Notes") and $497,508,000 aggregate principal amount of 4.500% Guaranteed Senior Notes due 2028 (the "Existing 2028 Notes" and, together with the Existing AFUI 2026 Notes, the "Existing AFUI Notes"), in each case in private placement transactions. Amcor plc, Amcor Pty Ltd (formerly known as Amcor Limited) , AFUI and Amcor UK Finance PLC ("Amcor UK") each fully and unconditionally guarantee the Existing 2021 Notes and the Existing Bemis 2026 Notes; Amcor plc, Amcor Pty Ltd , Bemis and Amcor UK each fully and unconditionally guarantee the Existing AFUI 2026 Notes and the Existing 2028 Notes.

            Upon the terms and subject to the conditions set forth in this prospectus, Bemis is offering to exchange up to $346,652,000 aggregate principal amount of a new issue of 4.500% Guaranteed Senior Notes due 2021 (the "New 2021 Notes") and up to $293,200,000 aggregate principal amount of a new issue of 3.100% Guaranteed Senior Notes due 2026 (the "New Bemis 2026 Notes" and, together with the New 2021 Notes, the "New Bemis Notes") and the respective related guarantees as described below, for an equal principal amount of the corresponding series of Existing 2021 Notes and Existing Bemis 2026 Notes and the respective related guarantees. AFUI is offering to exchange up to $591,266,000 aggregate principal amount of a new issue of 3.625% Guaranteed Senior Notes due 2026 (the "New AFUI 2026 Notes") and up to $497,508,000 aggregate principal amount of a new issue of 4.500% Guaranteed Senior Notes due 2028 (the "New 2028 Notes" and, together with the New AFUI 2026 Notes, the "New AFUI Notes" and, together with the New Bemis Notes, the "New Notes") and the respective related guarantees as described below, for an equal principal amount of the corresponding series of Existing AFUI 2026 Notes and Existing 2028 Notes and the respective related guarantees. We refer to (i) each offer to exchange as an "Exchange Offer" and collectively as the "Exchange Offers"; (ii) the Existing Bemis Notes and the Existing AFUI Notes, collectively, as the "Existing Notes"; and (iii) the New Notes together with the Existing Notes as the "Notes."

            The New Notes will be unsecured and unsubordinated obligations of the applicable Issuer and will rank equally with the applicable Issuer's existing and future unsubordinated debt. The New Bemis Notes will be guaranteed on a joint and several basis (the "Bemis Guarantees") by Amcor plc, Amcor Pty Ltd, AFUI and Amcor UK (each, a "Bemis Guarantor" and collectively, the "Bemis Guarantors"). The New AFUI Notes will be guaranteed on a joint and several basis (the "AFUI Guarantees" and, together with the Bemis Guarantees, the "Guarantees") by Amcor plc, Amcor Pty Ltd, Bemis and Amcor UK (each, an "AFUI Guarantor" and collectively, the "AFUI Guarantors" and, together with the Bemis Guarantors, the "Guarantors"). The Guarantees will be unsecured and unsubordinated obligations of the Guarantors and will rank equally with all existing and future unsubordinated debt of each Guarantor.

  •
  Each Issuer will exchange New Notes of each series issued by it for any and all of the outstanding Existing Notes of the corresponding series that are validly tendered and not validly withdrawn prior to the expiration or termination of the applicable Exchange Offer being made by this prospectus.

  •
  You may withdraw, no later than 5:00 p.m., New York City time, on the Expiration Date (as defined herein) of the applicable Exchange Offer, any Existing Notes that you have tendered in the applicable Exchange Offer.

  •
  Each Exchange Offer is subject to certain customary conditions that may be waived by the applicable Issuer.

  •
  The terms of each series of New Notes are substantially identical to those of the corresponding series of Existing Notes, except that the New Notes of each series are registered under the Securities Act of 1933, as amended (the "Securities Act"), and the transfer restrictions, registration rights and related additional interest provisions applicable to the corresponding series of Existing Notes will not apply to the New Notes of such series. Each series of New Notes will also have a separate CUSIP number from that of the Existing Notes of the corresponding series.

  •
  The exchange of Existing Notes for New Notes will not be a taxable event for U.S. federal income tax purposes. See "Material United States Federal Income Tax Considerations" for more information.

  •
  Neither the Issuers nor the Guarantors will receive any proceeds from the Exchange Offers.

  •
  If you do not exchange your Existing Notes for New Notes in the Exchange Offers, your Existing Notes will remain outstanding and will continue to accrue interest but will remain subject to restrictions on transfers.

            Each broker-dealer that receives New Notes for its own account pursuant to an Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Existing Notes where such Existing Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Each Issuer and the applicable Guarantors have agreed that, starting on the date of completion of an applicable Exchange Offer and ending on the close of business 180 days after such completion, they will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution".

            No public market exists for the New Notes or the Existing Notes. Neither the New Notes nor the Existing Notes will be listed on any securities exchange or included in any quotation system.

            Exchanging your outstanding Existing Notes for New Notes involves risks, including those described in the "Risk Factors" section beginning on page 23 of this prospectus.

            Except where the context indicates otherwise, references to the Notes, include the related Guarantees (as defined herein).

            There are no guaranteed delivery procedures available in connection with the Exchange Offers. Accordingly, holders of Existing Notes must deliver or cause their Existing Notes and all other required documentation to be delivered to the Exchange Agent in accordance with the procedures described in this prospectus prior to 5:00 p.m., New York City time, on the Expiration Date for the related Exchange Offer.

            Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2020.

        You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized any person to provide you with different or inconsistent information. If any person provides you with different or inconsistent information, you should not rely on it. We are not making any offer to exchange, nor are we soliciting any offer to tender or exchange, Existing Notes for New Notes in any jurisdiction where or to any person to whom the offer or exchange is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date of this prospectus and that the information in any document incorporated by reference into this prospectus was accurate only as of the date of such document. Our business, financial condition, results of operations and prospects may have changed since those dates.

        We are not providing you with any legal, business, regulatory, accounting, tax or other advice in this prospectus. You should consult with your own advisors to assist you in making your investment decision and to advise you whether you are legally permitted to exchange your outstanding Existing Notes for New Notes in the Exchange Offers.

        This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. We will provide this information to you at no charge upon written or oral request directed to: Amcor plc, Level 11, 60 City Road, Southbank, Victoria 3006, Australia, Attention: Investor Relations, Telephone: +61 3 9226 9000.

        This prospectus contains descriptions of certain provisions of some of the documents relating to the New Notes and the Exchange Offers, including each indenture governing the Existing Notes of a particular series, which indenture will also govern the New Notes of that series. These summaries are not and do not purport to be complete and are qualified in their entirety by reference to the provisions of such documents, copies of which have been filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents incorporated or deemed to be incorporated by reference herein and which may be obtained as described under "Where You Can Find More Information" and "Incorporation by Reference."

        Unless otherwise indicated or the context requires otherwise, references in this prospectus to "Amcor," "we," "us" and "our" and similar expressions refer to, collectively, Amcor plc and its subsidiaries, including Bemis, AFUI, Amcor Pty Ltd and Amcor UK.

 ENFORCEABILITY OF CIVIL LIABILITIES

        AFUI is a corporation formed in the United States under Delaware law. Bemis is a corporation formed in the United States under Missouri law. Amcor Pty Ltd is an entity organized under the laws of the Commonwealth of Australia, Amcor plc is a company organized under the laws of the Bailiwick of Jersey and Amcor UK is a company incorporated under the laws of England and Wales. The directors and officers of Bemis are primarily resident in the United States and the directors and officers of AFUI are primarily resident in the United States and Switzerland but most of the directors and officers of Amcor plc, Amcor Pty Ltd and Amcor UK reside outside the United States, principally in Australia, the United Kingdom and Switzerland. A substantial portion of the assets of these entities, and the assets of the directors and officers are located outside the United States. Therefore, you may not be able to effect service of process within the United States upon these entities or persons so that you may enforce judgments of United States courts against them in the United States based on the civil liability provisions of the United States federal securities laws. In addition, there are doubts as to the enforceability in Australia, Jersey or England and Wales in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities based on United States federal securities laws. Also, judgments of United States courts (whether or not such judgments relate to United States federal securities laws) may or will not be enforceable in Australia, Jersey or the United Kingdom in certain other circumstances, including, among others, where the relevant proceedings were not commenced within the relevant limitation period, where such judgments are contrary to local public policy, statute, rules of natural justice or general principles of fairness or are obtained by fraud, are obtained in circumstances where the judgment debtor did not receive notice of the proceedings in sufficient time to enable the judgment debtor to defend, are not for a fixed or readily ascertainable sum, are not between identical parties and in the same interest, are rendered by a court that did not have jurisdiction according to the private international law rules of the local court, are subject to appeal, dismissal, reversal, setting aside or stay of execution or otherwise not final and conclusive, involve multiple or punitive damages, are in respect of taxes or any revenue law (including for any fiscal penalty) or fine or other penalty or foreign governmental interests or where there has been a prior judgment in another court between the same parties concerning the same issues as are dealt with in the judgment.

        Each of (i) the Indentures (as defined herein), (ii) the New Notes and (iii) the Guarantees will be governed by, and construed in accordance with, the laws of the State of New York. Each of the Issuers and Guarantors, as applicable, has appointed CT Corporation as its authorized agent upon which process may be served in any action or proceeding arising out of or based upon the Indentures, the New Notes or the Guarantees that may be instituted in any United States federal or state court having subject matter jurisdiction in the Borough of Manhattan, The City of New York, and has irrevocably submitted to the non-exclusive jurisdiction of such courts in any such action or proceeding.

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, including the documents incorporated or deemed to be incorporated by reference herein, contain certain estimates, predictions, and other "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements are generally identified with words like "believe," "expect," "anticipate," "intend," "estimate," "target," "may," "will," "plan," "project," "should," "continue," "outlook," "approximately," "would," "could," or the negative thereof or other similar expressions, or discussion of future goals or aspirations, which are predictions of or indicate future events and trends and which do not relate to historical matters. Such statements are based on information available to us as of the time of such statements and relate to, among other things, expectations of the business environment in which we operate, projections of future performance (financial and otherwise), including those of acquired companies, perceived opportunities in the market and statements regarding our strategy and vision.

        Forward-looking statements involve known and unknown risks, uncertainties, and other factors, which may cause actual results, performance, or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ from those expected include, but are not limited to:

  •
  we are exposed to changes in consumer demand patterns and customer requirements in numerous industries;

  •
  the loss of key customers, a reduction in their production requirements or consolidation among key customers which could have a significant adverse impact on our sales revenue and profitability;

  •
  significant competition in the industries and regions in which we operate, which could adversely affect our business;

  •
  the failure to realize the anticipated benefits of the acquisition of Bemis;

  •
  the failure to successfully integrate the business and operations of Bemis in the expected time frame may adversely affect our future results;

  •
  we may be unable to expand our current business effectively through either organic growth, including by product innovation, or acquisitions;

  •
  challenges to or the loss of our intellectual property rights which could have an adverse impact on our ability to compete effectively;

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  challenging current and future global economic conditions which have had, and may continue to have, a negative impact on our business operations and financial results;

  •
  our international operations subject us to various risks that could adversely affect our business operations and financial results;

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  price fluctuations or shortages in the availability of raw materials, energy and other inputs which could adversely affect our business;

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  we are subject to production, supply and other commercial risks, including counterparty credit risks, which may be exacerbated in times of economic downturn;

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  a failure in our information technology systems which could negatively affect our business;

  •
  if we are unable to attract and retain key personnel, we may be adversely affected;

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  we are subject to costs and liabilities related to current and future environmental and health and safety laws and regulations that could adversely affect our business;

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  we are subject to the risk of labor disputes, which could adversely affect our business;

  •
  our financing agreements will need to be renegotiated if the London Interbank Offered Rate ("LIBOR") ceases to exist;

  •
  we are exposed to foreign exchange rate risk;

  •
  an increase in interest rates could reduce our reported results of operations;

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  a downgrade in our credit rating could increase our borrowing costs and negatively affect our financial condition and results of operations;

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  failure to hedge effectively against adverse fluctuations in interest rates and foreign exchange rates could negatively impact our results of operations;

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  a significant write-down of goodwill and/or other intangible assets would have a material adverse effect on our reported results of operations and net worth;

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  significant demands have been placed on our financial controls and reporting systems as a result of the acquisition of Bemis;

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  if we fail to maintain an effective system of internal control over financial reporting in the future, we may not be able to accurately report our financial condition, results of operations or cash flows, which may adversely affect investor confidence in us and, as a result, the value of our common stock;

  •
  our insurance policies, including our use of a captive insurance company, may not provide adequate protection against all of the risks we face;

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  litigation or regulatory developments which could adversely affect our business operations and financial performance;

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  changing government regulations in environmental, health, and safety matters which may adversely affect our company;

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  our success is dependent on our ability to develop and successfully introduce new products and to develop, acquire and retain intellectual property rights;

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  the impact of the recent 2019 Novel Coronavirus (COVID-19) outbreak or other similar outbreaks on our business; and

  •
  other risks and factors discussed in our Annual Report on Form 10-K for the year ended June 30, 2019, our subsequent Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K (including our Current Report on Form 8-K filed on March 9, 2020).

        You are cautioned that the foregoing list of factors is not exclusive. The forward-looking statements speak only as of the date made and, other than as required by law, we do not undertake any obligation to publicly update or revise any of these forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

        All forward-looking statements, express or implied, included in this prospectus and the documents we incorporate by reference and attributable to us are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

SUMMARY

        This summary highlights information about us, the New Notes being offered by this prospectus and the Exchange Offers being made hereby. This summary is not complete and does not contain all of the information that you should consider prior to deciding whether or not to exchange your Existing Notes for New Notes. For a more complete understanding of Amcor, the New Notes and the Exchange Offers being made hereby, we encourage you to read this prospectus, as well as the documents incorporated and deemed to be incorporated by reference into this prospectus, in their entirety.

 Overview

        Amcor plc was incorporated on July 31, 2018 under the name "Arctic Jersey Limited" as a limited company under the laws of the Bailiwick of Jersey, in order to effect the acquisition of Bemis (the "Bemis Acquisition"), a global manufacturer of flexible packaging products, by Amcor Pty Ltd (then known as Amcor Limited). On October 10, 2018, Arctic Jersey Limited was renamed "Amcor plc" and became a public limited company incorporated under the Laws of the Bailiwick of Jersey. Upon incorporation and until the completion of the Bemis Acquisition, Amcor plc was a subsidiary of Amcor Pty Ltd.

        On June 11, 2019, the Bemis Acquisition was completed pursuant to the definitive merger agreement (the "Agreement") between Amcor Pty Ltd and Bemis dated August 6, 2018. In accordance with the terms of the Agreement, Bemis's shareholders received 5.1 shares of Amcor plc for each share of Bemis stock and Amcor Pty Ltd's shareholders received one Amcor plc CHESS Depositary Instrument ("CDI") for each share of Amcor Pty Ltd's stock issued and outstanding and Bemis and Amcor Pty Ltd became wholly-owned subsidiaries of Amcor plc. Upon completion of the transaction, Amcor plc's shares were registered with the SEC and traded on the New York Stock Exchange ("NYSE") under the symbol "AMCR" and the CDI's representing Amcor plc's shares on the Australian Securities Exchange ("ASX") are traded under the symbol "AMC." In addition, Amcor Pty Ltd's shares were delisted from the ASX and Bemis's shares were delisted from the NYSE. In order to satisfy certain regulatory approvals in connection with the Bemis Acquisition, the company was required to divest three of Bemis's medical packaging facilities located in the United Kingdom and Ireland ("EC Remedy") and three Amcor medical packaging facilities in the United States ("U.S. Remedy"). The company completed the sale of U.S. Remedy in the fourth quarter of fiscal year 2019 and, on August 8, 2019, the company completed the sale of EC Remedy (together with the sale of U.S. Remedy, the "Remedy Sales").

        Amcor is a global packaging company with total sales of approximately $9.5 billion in fiscal year 2019 (including only 20 days of Bemis's sales from June 11, 2019 to June 30, 2019). Pro forma the Bemis Acquisition and the Remedy Sales, Amcor had total sales of approximately $13 billion in fiscal year 2019. We employ approximately 50,000 people across approximately 250 sites in more than 40 countries, and are a leader in developing and producing a broad range of packaging products including flexible and rigid packaging, specialty cartons and closures. In fiscal year 2019, the majority of sales were made to the defensive food, beverage, pharmaceutical, medical device home and personal care, and other consumer goods end markets. As a result of the Bemis Acquisition, Amcor gained Bemis's significant positions in consumer packaging in North America and Brazil.

        Amcor has a long history of growth in its core businesses, which has been derived from both organic and acquisition sources. Amcor's inorganic growth through acquisitions has facilitated its expansion into new geographies and industries. In the last ten years, Amcor has completed several acquisitions ranging from small business to larger-scale company acquisitions. The transactions which have had a material impact on Amcor's business portfolio in recent years include the acquisitions of Alcan Packaging in February 2010, Ball Plastics Packaging in August 2010, Alusa in June 2016 and the Bemis Acquisition. In an effort to enhance shareholder value, the company also demerged its

Australasia and Packaging Distribution business in December 2013 to enable Amcor to increase its focus and better pursue its growth agenda and strategic priorities.

Business Strategy

Strategy

        Our strategy consists of three components: a focused portfolio, differentiated capabilities, and our aspiration to be THE leading global packaging company. To fulfill our aspiration, we are determined to win for our customers, employees, shareholders and the environment.

Focused portfolio

        Our portfolio of businesses share some important characteristics:

  •
  a focus on primary packaging for fast-moving consumer goods,

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  good industry structure,

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  attractive relative growth, and

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  multiple paths for us to win from our leadership position, scale and other competitive advantages.

        These criteria have led us to the focused portfolio of strong businesses we have today across flexible and rigid packaging, specialty cartons, and closures.

Differentiated capabilities

        'The Amcor Way' describes the capabilities deployed consistently across Amcor that enable us to get leverage across our portfolio: Talent, Commercial Excellence, Operational Leadership, Innovation, and Cash and Capital Discipline.

Segment Information

Flexibles Segment

        The Flexibles Segment develops and supplies flexible packaging globally. With approximately 43,000 employees at 190 facilities in 38 countries as of June 30, 2019, the Flexibles Segment is one of the world's largest suppliers of plastic, aluminum and fiber based flexible packaging. In fiscal year 2019, Flexibles accounted for approximately 70% of our consolidated net sales. Pro forma the Bemis Acquisition and the Remedy Sales, in fiscal year 2019, Flexibles accounted for approximately 78% of our consolidated net sales.

Rigid Packaging Segment

        The Rigid Packaging Segment is one of the world's largest manufacturers of rigid plastic containers and related products. As of June 30, 2019, the Rigid Packaging Segment employed approximately 6,000 employees at 60 facilities in 12 countries. In fiscal year 2019, Rigid Packaging accounted for approximately 30% of our consolidated net sales. Pro forma the Bemis Acquisition and the Remedy Sales, in fiscal year 2019, Rigid Packaging accounted for approximately 22% of our consolidated net sales.

Corporate Information

        Amcor plc's principal executive offices are located at 83 Tower Road North, Warmley, Bristol BS30 8XP, United Kingdom and its telephone number is +44 117 9753200. Bemis is a Missouri corporation and a 100%-owned subsidiary of Amcor plc. Bemis' principal executive offices are located at 2301 Industrial Drive, Neenah, WI 54956, United States and its telephone number is +1 920 527 5500. AFUI is a Delaware corporation and a 100%-owned subsidiary of Amcor plc. AFUI's principal executive offices are located at 2801 SW 149th Avenue, Suite 350, Miramar, FL 33027, United States and its telephone number is +1 954 499 4800. Our website is www.amcor.com. Information contained on or accessible through our website is not a part of this prospectus, other than documents that Amcor plc files with the SEC and incorporates by reference into this prospectus. Additional information about us is included in documents incorporated by reference into this prospectus. See "Where You Can Find More Information" and "Incorporation By Reference."

Summary Description of the Exchange Offers

        The following is a description of some of the terms of the Exchange Offers. The following information is provided solely for your convenience, is not complete and does not contain all of the information that you need to consider in deciding whether or not to exchange your Existing Notes for New Notes. You should read the information appearing in this prospectus under the captions "Risk Factors," "The Exchange Offers," "Description of the New Notes," "Material United States Federal Income Tax Considerations" and "Plan of Distribution," as well as the other information contained in and incorporated by reference into this prospectus, for additional information concerning the terms of the Exchange Offers and the New Notes and the risks of investing in the New Notes.

Background; Existing Notes	In connection with the completion of certain private exchange offers, on June 13, 2019, Bemis issued $346,652,000 aggregate principal amount of 4.500% Guaranteed Senior Notes due 2021 (the "Existing 2021 Notes") and $293,200,000 aggregate principal amount of 3.100% Guaranteed Senior Notes due 2026 (the "Existing Bemis 2026 Notes") and AFUI issued $591,266,000 aggregate principal amount of 3.625% Guaranteed Senior Notes due 2026 (the "Existing AFUI 2026 Notes") and $497,508,000 aggregate principal amount of 4.500% Guaranteed Senior Notes due 2028 (the "Existing 2028 Notes"), each of which series of notes was not registered under the Securities Act, and which, collectively, we refer to in this prospectus as the "Existing Notes."

Accordingly, in connection with the issuance of each series of Existing Notes, on June 13, 2019, the applicable Issuer and the applicable Guarantors entered into a registration rights agreement (each a "Registration Rights Agreement" and, collectively, the "Registration Rights Agreements") with the dealer managers for the private exchange offers, with respect to such series of Existing Notes. We are making the Exchange Offers in order to satisfy our obligations under the Registration Rights Agreements.

The Exchange Offers

On the terms and subject to the conditions set forth herein, Bemis is offering to exchange up to $346,652,000 aggregate principal amount of its 4.500% Guaranteed Senior Notes due 2021 that have been registered under the Securities Act (the "New 2021 Notes") for an equal principal amount of the Existing 2021 Notes (CUSIPs: 081437AM7; 081437AN5; U07321AG4; and U07321AH2) and up to $293,200,000 aggregate principal amount of its 3.100% Guaranteed Senior Notes due 2026 that have been registered under the Securities Act (the "New Bemis 2026 Notes") for an equal principal amount of the Existing Bemis 2026 Notes (CUSIPs: 081437AP0; 081437AQ8; and U07321AJ8).

On the terms and subject to the conditions set forth herein, AFUI is offering to exchange up to $591,266,000 aggregate principal amount of 3.625% Guaranteed Senior Notes due 2026 that have been registered under the Securities Act (the "New AFUI 2026 Notes") for an equal principal amount of the Existing AFUI 2026 Notes (CUSIPs: 02343UAC9; 02343UAD7; U02411AC7; and U02411AD5) and up to $497,508,000 aggregate principal amount of its 4.500% Guaranteed Senior Notes due 2028 that have been registered under the Securities Act (the "New 2028 Notes" and, together with the New 2021 Notes, the New Bemis 2026 Notes and the New AFUI 2026 Notes, the "New Notes") for an equal principal amount of the Existing 2028 Notes (CUSIPs: 02343UAE5; U02411AE3; and U02411AF0).

The terms of each series of New Notes are substantially identical to those of the corresponding series of Existing Notes, except that the New Notes have been registered under the Securities Act, will not be subject to the transfer restrictions applicable to the Existing Notes, will not be entitled to the payment of additional interest provided for in the applicable Registration Rights Agreement, will not be entitled to registration rights or (subject to possible limited exceptions) other rights under the applicable Registration Rights Agreement, and the first interest payment date for and date from which interest will accrue on the New Notes of a series will be different from these applicable to the Existing Notes of that series. Each series of New Notes will also have a separate CUSIP number from that of the Existing Notes of the corresponding series. We sometimes refer to the New Notes and Existing Notes as, collectively, the "Notes" or, individually, a "Note." Except where the context indicates otherwise, references to the Notes, include the related Guarantees.

The Existing Bemis Notes were issued and the New Bemis Notes will be issued under an indenture, dated as of June 13, 2019 (the "Bemis Notes Indenture"), among Bemis, as issuer, the Bemis Guarantors, as guarantors, and Deutsche Bank Trust Company Americas, as trustee (the "Trustee"). The Existing AFUI Notes were issued and the New AFUI Notes will be issued under an indenture, dated as of June 13, 2019 (the "AFUI Notes Indenture"), among AFUI, as issuer, the AFUI Guarantors, as guarantors, and the Trustee. We refer to the Bemis Notes Indenture and the AFUI Notes Indenture together, as the "Indentures" and each, an "Indenture". The New Notes of a particular series and any Existing Notes of that series that remain outstanding after the related Exchange Offer will constitute a single series of notes under the Indenture for that series.

Expiration Date

Each Exchange Offer will expire at 5:00 p.m., New York City time, on            , 2020 (which is the 21st business day following the date of this prospectus), unless extended or terminated in the applicable Issuer's sole and absolute discretion (which right is subject to applicable law). The term "Expiration Date" means            , 2020, except that if an Issuer, in its sole and absolute discretion, extends the period of time during which an applicable Exchange Offer is open, "Expiration Date" shall mean, with respect to that Exchange Offer, the latest date to which that Exchange Offer has been extended. For further information, see "The Exchange Offers—Terms of the Exchange Offers; Period for Tendering Existing Notes."

Settlement Date

The settlement date for each Exchange Offer (the "Settlement Date") will be promptly following the Expiration Date for such Exchange Offer and is expected to be within two business days after such Expiration Date.

Representations by Tendering Holders

By tendering your Existing Notes, you will acknowledge, represent and warrant to and agree with the applicable Issuer, the applicable Guarantors, the Exchange Agent and the Trustee that, among other things:

• you are not an "affiliate" (as defined in Rule 405 under the Securities Act) of the applicable Issuer or the applicable Guarantors;
• any New Notes you receive in the Exchange Offers will be acquired by you in the ordinary course of your business;

•

you have no arrangement or understanding with any person to engage in, and you are not engaged in and do not intend to engage in, the distribution (within the meaning of the Securities Act) of the New Notes in violation of the Securities Act;

•

you are not a broker-dealer that will receive New Notes in the Exchange Offers in exchange for Existing Notes that you purchased from the applicable Issuer for resale pursuant to Rule 144A under the Securities Act or any other available exemption from registration under the Securities Act; and

•

if you are a broker-dealer that will receive New Notes for your own account in the Exchange Offers in exchange for Existing Notes that you acquired as a result of your market-making or other trading activities, you acknowledge that you will deliver (or, to the extent permitted by applicable law, make available) a prospectus meeting the requirements of the Securities Act to purchasers in connection with any resale of the New Notes you receive. For further information, see "Plan of Distribution."

By tendering your Existing Notes, you will be deemed to make these and other acknowledgements, representations, warranties and agreements. For further information, see "The Exchange Offers—Representations, Warranties and Covenants by Tendering Owners" and "The Exchange Offers—Resales of New Notes."

Conditions to the Exchange Offers

Each Exchange Offer is subject to certain customary conditions, which may be waived by the applicable Issuer. No Exchange Offer is conditioned on the completion of any other Exchange Offer. In addition, an Issuer may amend the terms of an Exchange Offer without a corresponding amendment being made to the terms of any other Exchange Offer. For further information, see "The Exchange Offers—Conditions to the Exchange Offers."

Procedures for Tendering the Existing Notes

The Existing Notes are currently in book-entry form and represented by global Existing Notes (the "Global Existing Notes") registered in the name of The Depository Trust Company ("DTC") or its nominee. Accordingly, you must tender your Existing Notes pursuant to DTC's Automated Tender Offer Program ("ATOP") for which the Exchange Offers are eligible and comply with the other procedures described in this prospectus.

If you wish to tender your Existing Notes pursuant to an Exchange Offer, you must, prior to 5:00 p.m., New York City time, on the Expiration Date (i) transmit your acceptance of the applicable Exchange Offer (or cause same to be transmitted) through ATOP, (ii) transfer or cause your Existing Notes to be transferred through ATOP to the Exchange Agent's account at DTC established for purposes of the applicable Exchange Offer and (iii) cause DTC to transmit to the Exchange Agent an electronic confirmation of such transfer (a "Book-Entry Confirmation") that includes a message (an "Agent's Message") stating (i) the aggregate principal amount of Existing Notes that the applicable DTC participant has tendered on your behalf pursuant to the applicable Exchange Offer, (ii) that DTC has received from the tendering DTC participant an express acknowledgment that such participant has received a copy of this prospectus and agrees to be bound by the terms and conditions set forth in this prospectus and (iii) that the applicable Issuer may enforce such agreement against the tendering DTC participant. An Agent's Message in respect of a tender of Existing Notes must be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date for such tender to be valid. There is no letter of transmittal for Existing Notes tendered in connection with the Exchange Offers.

You may tender any or all of your Existing Notes; provided that Existing Notes may only be tendered in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof and, if any Existing Note is tendered in part, the untendered portion of such Existing Note must be a minimum denomination of $2,000 or an integral multiple of $1,000 in excess thereof. For further information, see "The Exchange Offers—Procedures for Tendering Existing Notes" and "The Exchange Offers—Book-Entry Transfers."

If you are the beneficial owner of Existing Notes in book-entry form that are held through or registered in the name of a broker, dealer, bank or other financial institution or nominee and you wish to tender those Existing Notes in an Exchange Offer, you must promptly instruct such broker, dealer, bank or other financial institution or nominee, as the case may be, to tender those Existing Notes on your behalf prior to the expiration of the applicable Exchange Offer or, if you are a direct participant in DTC, you may give those instructions directly to DTC. So long as the Existing Notes of a particular series are in book-entry form represented by one or more Global Existing Notes, this is the only manner in which you will be able to tender your Existing Notes of that series.

Withdrawal; Non-Acceptance

You may withdraw, no later than 5:00 p.m., New York City time, on the Expiration Date of an Exchange Offer, any Existing Notes that you have tendered in that Exchange Offer by following the procedures described in this prospectus. Any Existing Notes which have been tendered for exchange but which are withdrawn or otherwise are not exchanged for any reason will be credited to the accounts at DTC of the applicable DTC participants without cost to the holders of such Existing Notes promptly after withdrawal of such Existing Notes or expiration or termination of the applicable Exchange Offer, as the case may be. For further information, see "The Exchange Offers—Withdrawal Rights."

No Guaranteed Delivery

There are no guaranteed delivery procedures available in connection with the Exchange Offers. Accordingly, holders of Existing Notes must deliver or cause their Existing Notes and all other required documentation to be delivered to the Exchange Agent in accordance with the procedures described in this prospectus prior to 5:00 p.m., New York City time, on the Expiration Date for the related Exchange Offer.

No Appraisal or Dissenters' Rights	Holders of the Existing Notes do not have any appraisal or dissenters' rights in connection with the Exchange Offers.

Material United States Federal Income Tax Considerations

The exchange of the Existing Notes for New Notes in the Exchange Offers will not be a taxable event for U.S. federal income tax purposes. For further information regarding some of the U.S. federal tax considerations that you should take into account in deciding whether or not to exchange Existing Notes for New Notes, see "Material United States Federal Income Tax Considerations."

Use of Proceeds	Neither the Issuers nor the Guarantors will receive any proceeds from the Exchange Offers.
Exchange Agent

Global Bondholder Services Corporation is the exchange agent (the "Exchange Agent") for the Exchange Offers. You can find the address and telephone number of the Exchange Agent under the caption "The Exchange Offers—Exchange Agent."

Resales of New Notes

Based on interpretations by the staff of the SEC contained in no-action letters issued to third parties, we believe that, except as provided in the next sentence and in the second succeeding paragraph, the New Notes you receive in the Exchange Offers may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act unless:

(1)

you are an "affiliate" (as defined in Rule 405 under the Securities Act) of the Issuers or the Guarantors or a broker-dealer tendering Existing Notes acquired directly from the applicable Issuer for your own account;

	(2)	the New Notes you receive in the Exchange Offers will not be acquired by you in the ordinary course of your business; or
(3)

you have an arrangement or understanding with any person to engage in, or you are engaged in or intend to engage in, the distribution (within the meaning of the Securities Act) of the New Notes in violation of the Securities Act.

However, if you are a broker-dealer holding Existing Notes acquired for your own account as a result of market-making or other trading activities and who receives New Notes in exchange for such Existing Notes pursuant to any Exchange Offer (a "participating broker-dealer"), you may be an "underwriter" within the meaning of the Securities Act and you must (and must acknowledge that you will) deliver (or, to the extent permitted by applicable law, make available) a prospectus meeting the requirements of the Securities Act to purchasers and other transferees in connection with any resale or other transfer of such New Notes. However, by so acknowledging and delivering a prospectus, a participating broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. A participating broker-dealer may use this prospectus, as amended or supplemented from time to time, in connection with resales and other transfers of New Notes received for its own account in exchange for such Existing Notes in any Exchange Offer for a period of 180 days (subject to our right to suspend the use of the prospectus under certain circumstances) after the Settlement Date of such Exchange Offer so long as such participating broker-dealer has notified the applicable Issuer or Amcor plc in writing that it will be using this prospectus for such purpose. For further information, see "Plan of Distribution."

If you fall into one or more of categories (1) through (3) of the second preceding paragraph, if you are participating in an Exchange Offer for the purpose of participating in a distribution (within the meaning of the Securities Act) of the New Notes to be acquired in that Exchange Offer, or if you are a broker-dealer that will receive New Notes in an Exchange Offer in exchange for Existing Notes that you acquired from the applicable Issuer for resale pursuant to Rule 144A under the Securities Act or any other available exemption from registration under the Securities Act, (i) you will not be able to rely on the interpretations of the SEC staff enunciated in the no-action letters mentioned above or in other interpretive letters of similar effect, (ii) you may not tender your Existing Notes in the applicable Exchange Offer, (iii) in the absence of an applicable exemption, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer, sale or other transfer of Notes, and (iv) any registration statement used in connection with such offer, sale or other transfer of Notes must contain the selling security holder information required by Item 507 of Regulation S-K under the Securities Act. Failure to comply with such registration and prospectus delivery requirements may result in liability under the Securities Act and we will not be responsible for, or indemnify you against, any such liability.

Registration Rights Agreements

Pursuant to the Registration Rights Agreement with respect to a particular series of Existing Notes, the applicable Issuer and the applicable Guarantors agreed, on the terms and subject to the conditions set forth therein, that (1) the applicable Issuer and applicable Guarantors shall (i) not later than 270 days following June 13, 2019, prepare and use their commercially reasonable efforts to file with the SEC a registration statement relating to an offer to exchange the Existing Notes of that series for New Notes of the corresponding series and (ii) within 365 days of June 13, 2019, use their commercially reasonable efforts to cause such registration statement to become effective or (2) if a change in law applicable interpretations of the staff of the SEC do not permit the applicable Issuer and applicable Guarantors to effect or complete such offer or for any other reason such offer is not consummated by July 17, 2020, they will use their commercially reasonable efforts to file with the SEC and cause to be declared effective within 90 days after July 17, 2020, a shelf registration statement with respect to resales of the Existing Notes of that series and to keep such shelf registration statement continuously effective for no longer than a year. If the applicable Issuer and the applicable Guarantors fail to satisfy certain of their registration obligations under such Registration Rights Agreement, the applicable Issuer will be required to pay additional interest to holders of the Existing Notes of the applicable series (other than any such Existing Notes that cease to be Registrable Securities (as defined in the applicable Registration Rights Agreement)). No additional interest will be payable on New Notes of any series.

Risk Factors

An investment in the New Notes involves risks, and you should carefully consider the matters discussed under "Risk Factors" in this prospectus and in the reports Amcor plc files with the SEC pursuant to the Exchange Act, that are incorporated and deemed to be incorporated by reference into this prospectus and which may be obtained as described below under "Where You Can Find More Information" and "Incorporation by Reference" before making a decision to exchange Existing Notes for New Notes.

Consequences of Not Exchanging Existing Notes

        If you do not exchange your Existing Notes for New Notes in the Exchange Offers, your Existing Notes will remain outstanding and will continue to accrue interest but will remain subject to the restrictions on transfer set forth in the applicable Indenture and in the legend on the certificates evidencing the Existing Notes, as well as the restrictions on transfer arising under the Securities Act and any other applicable laws, and you will not be entitled to receive any additional interest on your Existing Notes and will not be entitled (subject to possible limited exceptions) to any registration rights or other rights under the applicable Registration Rights Agreement. In general, you may offer or sell your Existing Notes only if:

  •
  they are offered and sold pursuant to a registration statement which is effective under, and otherwise in compliance with the registration and prospectus delivery requirements of, the Securities Act, or

  •
  they are offered and sold under an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act,

subject, in each of the foregoing cases, to compliance with the securities laws of any other applicable jurisdiction and with the procedures specified in the applicable Indenture, including the delivery of any certificate, opinion of counsel or other information that may be required by the applicable Indenture or by the Issuers. The Issuers do not intend to register the Existing Notes under the Securities Act or to make a prospectus available to enable you to sell or otherwise transfer your Existing Notes.

        In addition, the Exchange Offers may have a material adverse effect on the market price and liquidity of any Existing Notes that remain outstanding following the Exchange Offers. See "Risk Factors—Risks Related to the Exchange Offer—If you choose not to exchange your Existing Notes in the Exchange Offers, the transfer restrictions currently applicable to your Existing Notes will remain in force and the market price and liquidity of your Existing Notes may decline."

 Summary Description of the New Notes

        The following is a description of some of the terms of the New Notes. The following information is provided solely for your convenience, is not complete and does not contain all of the detailed information that you need to consider in deciding whether or not to exchange your Existing Notes for New Notes. You should read the information appearing in this prospectus under the captions "Risk Factors," "Description of the New Notes" and "Material United States Federal Income Tax Considerations," as well as the other information contained in and incorporated by reference into this prospectus relating to the Exchange Offers, for additional information concerning the terms of the New Notes and the risks of investing in the New Notes.

Issuer of the New Bemis Notes	Bemis Company, Inc., a Missouri corporation.
Guarantors of the New Bemis Notes	Amcor plc, Amcor Pty Ltd, AFUI and Amcor UK. See "Description of the New Notes—Guarantees."
Issuer of the New AFUI Notes	Amcor Finance (USA), Inc., a Delaware corporation.
Guarantors of the New AFUI Notes	Amcor plc, Amcor Pty Ltd, Bemis and Amcor UK. See "Description of the New Notes—Guarantees."
Guarantees

Payment of the principal and premium, if any, and interest on the applicable series of New Notes, as well as payment of all other amounts due under the applicable Indenture, will be fully and unconditionally guaranteed, jointly and severally, by the applicable Guarantors. See "Description of the New Notes—Guarantees."

New Notes	Up to $639,852,000 aggregate principal amount of notes that have been registered under the Securities Act to be issued by Bemis (the "New Bemis Notes"), consisting of:
(i) up to $346,652,000 aggregate principal amount of 4.500% Guaranteed Senior Notes due October 15, 2021 (the "New 2021 Notes");
(ii) up to $293,200,000 aggregate principal amount of 3.100% Guaranteed Senior Notes due September 15, 2026 (the "New Bemis 2026 Notes");
Up to $1,088,774,000 aggregate principal amount of New Notes to be issued by AFUI (the "New AFUI Notes"), consisting of:
(i) up to $591,266,000 aggregate principal amount of 3.625% Guaranteed Senior Notes due April 28, 2026 (the "New AFUI 2026 Notes"); and
(ii) up to $497,508,000 aggregate principal amount of 4.500% Guaranteed Senior Notes due May 15, 2028 (the "New 2028 Notes").

Each series of New Notes will be issued under the same Indenture under which the Existing Notes of the corresponding series were issued, and the New Notes of a series and any Existing Notes of that series that remain outstanding after the related Exchange Offer is consummated will constitute a single series of debt securities under the related Indenture for all purposes. Any Existing Notes that are exchanged for New Notes pursuant to the Exchange Offers will be cancelled and, as a result, the aggregate principal amount of the outstanding Notes of each series will not increase as a result of the Exchange Offers.

Interest

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The New 2021 Notes will bear interest at the rate of 4.500% per annum from the most recent date to which interest will have been paid on the Existing 2021 Notes. Interest on the New 2021 Notes will be payable semiannually, on April 15 and October 15.

•

The New Bemis 2026 Notes will bear interest at the rate of 3.100% per annum from the most recent date to which interest will have been paid on the Existing Bemis 2026 Notes. Interest on the New 2021 Notes will be payable semiannually, on March 15 and September 15.

•

The New AFUI 2026 Notes will bear interest at the rate of 3.625% per annum from the most recent date to which interest will have been paid on the Existing AFUI 2026 Notes. Interest on the New 2021 Notes will be payable semiannually, on April 28 and October 28.

•

The New 2028 Notes will bear interest at the rate of 4.500% per annum from the most recent date to which interest will have been paid on the Existing 2028 Notes. Interest on the New 2021 Notes will be payable semiannually, on May 15 and November 15.

Maturity Dates	New 2021 Notes: October 15, 2021
New Bemis 2026 Notes: September 15, 2026
New AFUI 2026 Notes: April 28, 2026
New 2028 Notes: May 15, 2028
Ranking	The New Notes and the Guarantees of each series will:
• be general senior unsecured obligations of the applicable Issuer and the applicable Guarantors, respectively;

•

rank equally in right of payment with all existing and future unsecured indebtedness of the applicable Issuer and each applicable Guarantor that is not subordinated in right of payment to the New Notes and the Guarantees of such series, as applicable;

•

rank senior in right of payment to all existing and future unsecured indebtedness of the applicable Issuer and each applicable Guarantor that is subordinated in right of payment to the New Notes and the Guarantees of such series, as applicable;

•

be effectively subordinated to any existing and future secured indebtedness of the applicable Issuer and each applicable Guarantor to the extent of the value of the assets securing such indebtedness; and

•

be structurally subordinated to any existing and future indebtedness of any subsidiaries of the applicable Issuer or the applicable Guarantors, whether or not secured, that do not guarantee the New Notes of such series.

As of December 31, 2019, (i) the Issuers and the Guarantors had US$6.1 billion in aggregate principal amount of total indebtedness, other than intercompany indebtedness (of which none was secured) and (ii) the subsidiaries of Amcor plc, other than the Issuers, that will not guarantee the New Notes (the "non-guarantor subsidiaries"), including joint ventures, had US$84 million of total indebtedness (of which none was secured). For our fiscal half year 2020, the non-guarantor subsidiaries, including joint ventures, represented 93% of Amcor's sales revenue.

Additional Amounts

In the event that certain taxes are payable in respect of payments on a series of New Notes and Guarantees, the applicable Issuer and applicable Guarantors will, subject to certain exceptions, pay such additional amounts as will result, after deduction or withholding of such taxes, in the payment of the amounts which would have been payable in respect of such series of New Notes and Guarantees, respectively, had no such withholding or deduction been required. See "Description of the New Notes—Payment of Additional Amounts."

Optional Redemption

The Notes of a particular series may be redeemed at the option of the applicable Issuer at any time, in whole or in part, on not less than 30 nor more than 60 days' notice, at a redemption price equal to the greater of (1) the principal amount thereof and (2) a make-whole amount plus, in either case, accrued and unpaid interest to the redemption date, if any; provided, that, notwithstanding the foregoing, if the applicable Issuer redeems the Notes of such series on or after the date that is three months prior to the Maturity Date of the such Notes, the redemption price for such Notes will equal 100% of the principal amount of such Notes to be redeemed, plus accrued and unpaid interest to the redemption date. See "Description of the New Notes—Optional redemption."

Optional Redemption for Tax Reasons

The Notes of a particular series may be redeemed at the option of the applicable Issuer in whole, but not in part, at the principal amount thereof, plus accrued and unpaid interest to the redemption date, in certain circumstances in which the applicable Issuer or any applicable Guarantor would become obligated to pay additional amounts under the terms of the Notes of such series. See "Description of the New Notes—Redemption for changes in withholding taxes."

Change of Control

Under certain circumstances, upon a change of control of Amcor plc that is accompanied by a ratings downgrade of the Notes of a particular series such that the Notes of such series cease to have an investment grade rating by two rating agencies, each holder of such Notes may require the applicable Issuer to repurchase such holder's Notes, in whole or in part, at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the purchase date, as described under "Description of the New Notes—Certain Covenants—Offer to repurchase upon Change of Control Triggering Event."

Further Issues

Each Issuer may from time to time, without notice to or the consent of the holders of the applicable series of Notes, create and issue additional notes having the same terms and conditions as the applicable series of Notes. Such additional notes shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the outstanding applicable series of Notes, provided that any additional notes shall be fungible for U.S. federal income tax purposes with the outstanding applicable series of Notes.

Form and Denomination	The New Notes will be issued only in fully registered form without coupons and in minimum denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof.
DTC Eligibility

The New Notes will be represented by global certificates ("Global New Notes") deposited with, or on behalf of, DTC or its nominee and registered in DTC's name or in the name of its nominee. Beneficial interests in the Global New Notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and such interests may not be exchanged for New Notes in definitive certificated form except under the limited circumstances described under "Book-Entry, Delivery and Form."

Same Day Settlement

Beneficial interest in the New Notes will trade in DTC's same-day funds settlement system until maturity. Therefore, secondary market trading activity in such interests will be settled in immediately available funds.

Restrictive Covenants

Each Issuer has agreed in the applicable Indenture to observe certain covenants, including, among other things, a covenant limiting the incurrence of liens. See "Description of the New Notes—Certain Covenants—Limitation on Liens."

New Notes Trustee	Deutsche Bank Trust Company Americas.
Paying Agent, Transfer Agent and Registrar

Deutsche Bank Trust Company Americas is the paying agent, transfer agent and registrar under each Indenture. The address of the paying agent, transfer agent and registrar is 60 Wall Street, 24th Floor, MS 2405, New York, New York 10005.

No Listing or Existing Trading Market

The Issuers do not intend to apply to list any of the New Notes on any securities exchange or for quotation on any automated quotation system. In addition, each series of New Notes constitutes a new issue of securities, for which there is no existing trading market. The Issuers cannot provide you with any assurance regarding whether trading markets for any series of the New Notes will develop, the ability of holders of the New Notes to sell their notes or the prices at which holders may be able to sell their New Notes. If no active trading markets develop, you may be unable to resell the New Notes at their fair market value or at all.

Governing Law	The Indentures are, and the New Notes and the Guarantees will be governed by New York law.

Risk Factors

An investment in the New Notes involves risks, and you should carefully consider the matters discussed under "Risk Factors" in this prospectus and in the reports Amcor plc files with the SEC pursuant to the Exchange Act, that are incorporated and deemed to be incorporated by reference into this prospectus and which may be obtained as described below under "Where You Can Find More Information" and "Incorporation by Reference" before making a decision to exchange your Existing Notes for New Notes.

RISK FACTORS

        Investing in the New Notes involves risks. You should carefully read and consider the risks described below as well as the risks described in the sections entitled "Business" and "Risk Factors" in our Annual Report on Form 10-K for the year ended June 30, 2019 and the section entitled "Item 8.01 Other Events—Part II—Supplemental Risk Factor" in our Current Report on Form 8-K filed on March 9, 2020, each of which is incorporated by reference into this prospectus. You should also carefully read and consider the sections entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-K for the year ended June 30, 2019 and in our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2019 and December 31, 2019 and other information contained in the documents incorporated and deemed to be incorporated by reference into this prospectus, including the risks and uncertainties described above under "Cautionary Statement Regarding Forward-Looking Statements" before making a decision to exchange Existing Notes for New Notes. Each of these risks could materially and adversely affect our business, financial condition, results of operations, liquidity and prospects and could result in a partial or complete loss of your investment. Certain capitalized terms used in this "Risk Factors" section and not defined previously in this prospectus are defined under the caption "Description of the New Notes."

Risks Related to the Exchange Offer

If you choose not to exchange your Existing Notes in the Exchange Offers, the transfer restrictions currently applicable to your Existing Notes will remain in force and the market price and liquidity of your Existing Notes may decline.

        If you do not exchange your Existing Notes for New Notes in the applicable Exchange Offer, then your Existing Notes will remain outstanding and will continue to accrue interest but will remain subject to the transfer restrictions set forth in the applicable Indenture and in the legend on the certificates evidencing the Existing Notes, as well as the restrictions on transfer arising under the Securities Act and any other applicable securities laws, and you will not be entitled to receive any additional interest on your Existing Notes and will not (subject to possible limited exceptions) be entitled to any registration rights or other rights under the applicable Registration Rights Agreement for your Existing Notes. In general, you may offer or sell your Existing Notes only if:

  •
  they are offered and sold pursuant to a registration statement which is effective under, and otherwise in compliance with the registration and prospectus delivery requirements of, the Securities Act, or

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  they are offered and sold under an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act,

subject, in each of the foregoing cases, to compliance with the securities laws of any other applicable jurisdiction and with the procedures specified in the applicable Indenture, including the delivery of any certificate, opinion of counsel or other information that may be required by that Indenture or by the Issuers. The Issuers do not intend to register the Existing Notes under the Securities Act or to make a prospectus available to enable you to sell or otherwise transfer your Existing Notes.

        Any Existing Notes of a particular series exchanged for New Notes of that series in the applicable Exchange Offer will be cancelled and, as a result, the aggregate principal amount of outstanding Existing Notes of that series will be reduced, which may have a material adverse effect on the market price and liquidity of any Existing Notes of that series that remain outstanding after that Exchange Offer and may increase the volatility of the market price of such Existing Notes.

You must follow the Exchange Offer procedures carefully in order to receive the New Notes.

        If you do not follow the procedures described in this prospectus, you will not receive any New Notes. The New Notes of a particular series will be issued to you in exchange for Existing Notes of the corresponding series only if you properly tender the Existing Notes and deliver all other required documentation (including the Agent's Message, Book-Entry Confirmation related to such tender) to the Exchange Agent in the manner and at the address specified in this prospectus prior to the expiration of the applicable Exchange Offer. If you want to tender your Existing Notes in exchange for New Notes, you should allow sufficient time to ensure timely delivery. No one is under any obligation to notify you of defects or irregularities with respect to tenders of your Existing Notes for exchange or if your Existing Notes or any other required documentation are received by the Exchange Agent. If you are the beneficial holder of Existing Notes that are held through a broker, dealer, bank or other financial institution or nominee and you wish to tender such Existing Notes in any Exchange Offer, you should promptly contact the entity through which you hold your Existing Notes and instruct that entity to tender on your behalf. There are no guaranteed delivery procedures available in connection with any of the Exchange Offers. Accordingly, you must deliver your Existing Notes and all other required documentation to the Exchange Agent in accordance with the procedures described in this prospectus prior to the expiration of the applicable Exchange Offer.

Certain persons who participate in the Exchange Offers must deliver a prospectus in connection with resales of the New Notes.

        If you are participating in any Exchange Offer for the purpose of participating in a distribution (within the meaning of the Securities Act) of the New Notes to be acquired in that Exchange Offer, if you are a broker-dealer who will receive New Notes in any Exchange Offer in exchange for Existing Notes that you acquired from the applicable Issuer for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act, or if you fall into one or more of categories (1) through (3) appearing in the first paragraph under "The Exchange Offers—Resales of New Notes," you will not be permitted to tender your Existing Notes in the related Exchange Offer and, in the absence of an applicable exemption, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer, sale or other transfer of your New Notes. Failure to comply with such registration and prospectus delivery requirements may result in liability under the Securities Act and neither the Issuers nor the Guarantors will be responsible for, or indemnify you against, any such liability.

        In addition, a broker-dealer that receives New Notes for its own account in any Exchange Offer in exchange for Existing Notes that it acquired for its own account as a result of its market making or other trading activities (a "participating broker-dealer") must deliver (or, to the extent permitted by applicable law, make available) a prospectus meeting the requirements of the Securities Act to purchasers and other transferees in connection with any resale or other transfer of New Notes received in exchange for such Existing Notes in the Exchange Offer. Although participating broker-dealers (and not any other broker-dealers) are permitted to use this prospectus, as it may be amended or supplemented from time to time, in connection with the resale or other transfer of any such New Notes, they may do so only if they notify the applicable Issuer or Amcor plc in writing and may only use this prospectus for such purpose for a period of 180 days (subject to our right to suspend use of the prospectus under certain circumstances) after the Settlement Date of the applicable Exchange Offer.

Risks Related to the New Notes

Since the Issuers and the Guarantors conduct their operations through other subsidiaries, your right to receive payments on the New Notes and Guarantees is dependent on the payment of dividends, interest payments on intercompany loans or other intercompany transfers to the applicable Issuers or Guarantors from their respective subsidiaries.

        The Issuers and Guarantors conduct their operations through their subsidiaries. Their principal source of income is dividends and interest on intercompany loans they make to their subsidiaries and other intercompany transfers, and their ability to meet their financial obligations is dependent on the level of dividends, loan repayments and other intercompany transfers of funds they receive from their subsidiaries. In addition, the ability of the directors of a subsidiary of the Issuers or Guarantors to declare dividends or the amount of dividends they may pay will depend on that subsidiary's operating results and will be subject to applicable laws which may limit such payments. Therefore, your right to receive payments on the New Notes and Guarantees is dependent on the payment of dividends, interest payments on intercompany loans or other intercompany transfers to the applicable Issuer or Guarantors from their respective subsidiaries.

Your right to receive payment under the New Notes will structurally rank behind the creditors of Amcor plc's subsidiaries (other than the Issuers) that are not guaranteeing the New Notes.

        The New Notes of each series will be guaranteed by Amcor plc, the parent company of the Issuers, and certain of Amcor plc's subsidiaries. However, a significant majority of Amcor plc's current and future subsidiaries will not guarantee the New Notes. In the event that any subsidiary of Amcor plc, other than the Issuers, that does not guarantee the New Notes (such subsidiaries, the "non-guarantor subsidiaries") becomes insolvent, liquidates, reorganizes, dissolves or otherwise winds up, the assets of such subsidiary will be used to satisfy the claims of its creditors. Because the non-guarantor subsidiaries have no direct obligations in respect of the New Notes of any series, you will not have a direct claim against any non-guarantor subsidiary and any claims to enforce payment on your New Notes (including through Amcor plc's Guarantee of the New Notes) will be structurally subordinated to all of the claims of the creditors of the non-guarantor subsidiaries. As of December 31, 2019, the non-guarantor subsidiaries, including joint ventures, had US$84 million of total indebtedness (of which none was secured). For our fiscal half year 2020, the non-guarantor subsidiaries, including joint ventures, represented 93% of Amcor's sales revenue.

Because the New Notes and the Guarantees are unsecured, your right to receive payment will be effectively subordinated in right of payment to the applicable Issuer's and the applicable Guarantors' secured indebtedness, and thereby may be adversely affected.

        The New Notes and the Guarantees will be unsecured obligations of each applicable Issuer and each applicable Guarantor, respectively, and be effectively subordinated to any of the applicable Issuer's or the applicable Guarantor's secured indebtedness to the extent of the value of the assets that secure such indebtedness. Although the Issuers and the Guarantors did not have any secured indebtedness as of December 31, 2019, they may incur such secured indebtedness in the future In addition, to the extent that the Issuers or the Guarantors have granted, or in the future may grant, security interests over their assets, the secured lenders will be entitled to exercise the remedies available to them under applicable laws. Depending on the relevant circumstances and applicable laws, if an Issuer defaults on the applicable New Notes or the Guarantors default on the applicable Guarantees, or after the bankruptcy, liquidation or reorganization of any of them, then any assets that are secured will be used to satisfy the obligations they secure before such assets are available for payments on the applicable New Notes or the applicable Guarantees. There can be no assurance that there will be sufficient assets to pay amounts due on the New Notes or the Guarantees. As a result, you may receive a lower amount proportionately than the lenders of our secured indebtedness. If there is not enough collateral to satisfy the secured indebtedness owed by the applicable Issuer or any Guarantor then, subject to the provisions of applicable laws, the amounts remaining unpaid on such secured indebtedness would share equally with all unsubordinated unsecured indebtedness of such Issuer or such Guarantor (including amounts owing under the applicable New Notes and the applicable Guarantees).

If either Issuer defaults on its New Notes, or any Guarantor defaults on its Guarantee, your right to receive payments on the applicable New Notes or Guarantee may be adversely affected by United States, United Kingdom, Jersey and Australian insolvency laws.

        Bemis is incorporated in Missouri in the United States, AFUI is incorporated in Delaware in the United States and the Guarantors are incorporated under the laws of Jersey, Australia, the United States, and England and Wales and, therefore, insolvency proceedings with respect to the Issuers and Guarantors could proceed under, and be governed by, among others, Jersey, Australian, United States or English insolvency law, as the case may be, and such proceedings may adversely affect your right to receive payments on the applicable New Notes or Guarantees if either Issuer or any Guarantor defaults on its obligations under the applicable series of New Notes or Guarantees, respectively. An insolvency proceeding relating to an Issuer or a Guarantor, even if brought in the United States, may involve proceedings in other jurisdictions. The procedural and substantive provisions of insolvency laws of jurisdictions outside of the United States may differ materially from comparable provisions of United States federal bankruptcy law or the insolvency laws of other jurisdictions with which the holders of the New Notes may be familiar, and may not be as favorable to investors as the laws of the United States or other jurisdictions with which investors are familiar. In particular, the procedures for reorganization (e.g. administration under the Australian Act or under the United Kingdom's Insolvency Act 1986 or analogous procedure under the Companies (Jersey) Law 1991) may be significantly different from Chapter 11 under the United States Bankruptcy Code. The treatment and ranking of holders of the New Notes and the Guarantees, of the Issuers' and the Guarantors' other creditors and the shareholders of the applicable Issuer and the applicable Guarantors under Jersey, Australian and United Kingdom insolvency law, as the case may be, may be different than the resulting treatment and ranking if the applicable Issuer or the applicable Guarantors were subject to the bankruptcy laws of the United States or other jurisdictions and it is not possible to predict with any certainty the outcome of insolvency or similar proceedings.

        Fraudulent conveyance laws or similar provisions or principles have been enacted or exist for the protection of creditors in a number of jurisdictions, including the United States, Jersey, Australia and the United Kingdom, and Guarantees of the New Notes by the applicable Guarantors may be subject to claims that they should be subordinated or avoided in favor of direct or other creditors of such Guarantors. To the extent that the Guarantee of a Guarantor is voided as a fraudulent conveyance, a preference, a transaction at an undervalue or a fraudulent transaction or otherwise held to be unenforceable or capable of being set aside, your claim against that Guarantor could be lost or limited, and you could be required to return payments previously received from that Guarantor. In particular:

        Under Jersey law, if a liquidator were to be appointed to Amcor plc (being a Guarantor incorporated under the laws of Jersey), or Amcor plc was declared to be "en désastre," the liquidator or the Viscount of Jersey, as the case may be, has the power to investigate past transactions entered into by Amcor plc and may seek various court orders, including orders to void certain transactions entered into prior to the winding-up of Amcor plc and for the repayment of money. These transactions are generally known as "voidable transactions" or "vulnerable transactions" and include transactions at an undervalue, preferences, extortionate credit transactions or dispositions with the intention of defrauding creditors.

        Similarly, under Australian law, if an order to wind-up were to be made against Amcor Pty Ltd (being a Guarantor incorporated under the laws of Australia), and a liquidator were appointed for

Amcor Pty Ltd, the liquidator would have the power to investigate the validity of past transactions and may seek various court orders, including orders to void certain transactions entered into prior to the winding up of Amcor Pty Ltd and for the repayment of money. These include transactions entered into within a specified period of the winding up that a court considers uncommercial transactions or transactions entered into when winding up was imminent that had the effect of preferring a creditor or creditors or otherwise defeating, delaying or interfering with the rights of creditors.

        Further, in England, if a liquidator or administrator were appointed in respect of Amcor UK (being a Guarantor incorporated in England), the liquidator or administrator would also have the power to investigate past transactions and can apply to the court to reverse or set aside certain transactions, or grant other relief that the court considers appropriate. These transactions include, broadly, transactions entered into for no consideration or at an undervalue and transactions which were intended to prefer one or more creditors over one or more other creditors.

        In addition to the matters described above, under the laws of the jurisdictions where the Guarantors are organized, the Guarantees given by those other Guarantors may be set aside, subordinated or otherwise avoided by the application of fraudulent conveyance, financial assistance, bankruptcy, insolvency and administration, statutory management, equitable subordination principles or other similar provisions or principles existing under the laws of the relevant jurisdiction, including as a result of the application of laws in relation to the duties of directors to act in good faith and for proper purposes. In addition, other debts and liabilities of the applicable Guarantors and of the applicable Issuer, such as certain employee entitlements or amounts owed to tax authorities, may rank ahead of claims under the New Notes and the Guarantees in the event of administration or insolvency or statutory management or similar proceedings. If one or more of the Guarantees are set aside or otherwise avoided, your claim against the applicable Guarantors giving those Guarantees could be lost or limited and it is possible that you will only have a claim against the applicable Issuer and any remaining Guarantors.

There is no established trading market for the New Notes, and one may not develop.

        Prior to this offering, there was no established trading market for the New Notes. There can be no assurance regarding the future development of a market for the New Notes, the ability of holders of the New Notes to sell their New Notes or the price at which such holders may be able to sell their New Notes. If such a market were to develop, the New Notes could trade at prices that may be higher or lower than the price you paid for the Existing Notes that you exchanged for such New Notes depending on many factors, including prevailing interest rates, our operating results and credit ratings and the market for similar securities. The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the New Notes. There can be no assurance as to the liquidity of any trading market for the New Notes or that an active public market for the New Notes will develop.

Service of process, enforcement of judgments and bringing of original actions in the United States may be difficult.

        The Issuers are each incorporated in the United States and the Guarantors are incorporated under the laws of Jersey, Australia, the United States and the United Kingdom, with substantially all of their respective properties and assets located outside of, and the majority of their respective directors and executive officers and the experts named in this prospectus not residents of, the United States. As a result, you may find it difficult to effect service of process within the United States upon such directors, executive officers or experts so that you may enforce judgments of United States courts against them in the United States based on the civil liability provisions of the United States federal securities laws. In addition, there may be doubts as to the enforceability in Australia, in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities based solely on United States federal securities laws. See also "Enforceability of Civil Liabilities."

A lowering or withdrawal of the credit ratings assigned to Amcor plc's debt securities by rating agencies may adversely affect the market value of the New Notes, increase Amcor plc's future borrowing costs and reduce its access to capital.

        Any credit rating assigned to Amcor plc could be lowered or withdrawn entirely by any rating agency if, in that rating agency's judgment, future circumstances relating to the basis of the credit rating, such as adverse changes, so warrant. Real or anticipated changes in Amcor plc's credit ratings will generally affect the market value of the New Notes. Credit ratings are not recommendations to purchase, hold or sell the New Notes. Additionally, credit ratings may not reflect the potential effect of risks relating to the structure or marketing of the New Notes.

        Any future lowering of Amcor plc's credit ratings likely would make it more difficult or more expensive for it to obtain additional debt financing. If any credit rating initially assigned to the New Notes is subsequently lowered or withdrawn for any reason, you may not be able to resell your New Notes without a substantial discount.

The New Notes will initially be held in book-entry form, and therefore you must rely on the procedures of the relevant clearing systems to exercise any rights and remedies.

        The New Notes will initially only be issued in global certificated form and held through DTC. Interests in the Global Notes will trade in book-entry form only, and New Notes in definitive registered form will be issued in exchange for book-entry interests only in very limited circumstances. Owners of book-entry interests will not be considered owners or holders of New Notes. The nominee for DTC will be the sole registered holder of the Global Notes representing the corresponding New Notes. Payments of principal, interest and other amounts owing on or in respect of the Global Notes representing the corresponding New Notes will be made to Deutsche Bank Trust Company Americas, as paying agent, which will make payments to DTC. Thereafter, these payments will be credited to participants' accounts that hold book-entry interests in the Global Notes representing the corresponding New Notes and credited by such participants to indirect participants. After payment to the nominee of DTC, neither we nor the Trustee or any paying agent for the New Notes will have any responsibility or liability for the payment of interest, principal or other amounts to the owners of book-entry interests. Accordingly, if you own a book-entry interest, you must rely on the procedures of DTC, and if you are not a participant in DTC, on the procedures of the participant through which you own your interest, to exercise any rights and obligations of a holder of New Notes under the applicable Indenture.

        Unlike the holders of the New Notes themselves, owners of book-entry interests will not have the direct right to act upon our solicitations for consents or our requests for waivers or other actions from holders of the New Notes. Instead, if you own a book-entry interest, you will be permitted to act only to the extent you have received appropriate proxies to do so from DTC. The procedures implemented for the granting of such proxies may not be sufficient to enable you to vote on a timely basis. Similarly, upon the occurrence of an event of default under the applicable Indenture with respect to the New Notes of a particular series, unless and until definitive registered New Notes of that series are issued in respect of all book-entry interests, if you own a book-entry interest, you will be restricted to acting through DTC. The procedures to be implemented through DTC may not be adequate to ensure the timely exercise of rights under the New Notes.

Redemption may adversely affect your return on the New Notes.

        The New Notes are redeemable at the applicable Issuer's option on the conditions set out in the section entitled "Description of the New Notes." Each Issuer may elect to redeem the applicable series of New Notes at times when prevailing interest rates are lower than when you invested. Should this occur, you may not be able to reinvest the redemption proceeds in a comparable security with an effective interest rate equal to or higher than that applicable to the New Notes being redeemed which may adversely affect your return on the New Notes.

The Issuers may not be able to repurchase the New Notes upon a change of control.

        In certain circumstances following a change of control, an Issuer may be required to offer to repurchase all of its outstanding New Notes of a particular series at 101% of their principal amount plus accrued and unpaid interest, if any. The source of funds for any such purchase of the New Notes will be Amcor plc's available cash or cash generated from the operations of its subsidiaries or other sources, including borrowings, sales of assets or sales of equity or debt securities. The applicable Issuer may not be able to repurchase the applicable New Notes upon a change of control because it may not have sufficient financial resources to purchase all of the applicable New Notes that are tendered following a change of control. A failure by an Issuer to repurchase the applicable New Notes upon a change of control could cause a default under the applicable Indenture and could lead to a cross default under Amcor plc's other outstanding indebtedness.

Delaware courts have held that a provision similar to the change of control put right that is in the Indentures may not be enforceable if it is used to improperly limit the ability of equity owners to effect a change of control.

        The Chancery Court of Delaware has held in published opinions that a provision in an indenture requiring a majority of the directors of the issuer be "continuing directors" could breach the fiduciary duties of the directors and be unenforceable if improperly used to prevent shareholders from effecting a change of control of a company. Under the continuing director provision of the Indentures, "continuing director" means, as of any date of determination, any member of the board of directors of Amcor plc who (i) was a member of such board of directors on the date of the issuance of the New Notes or (ii) was nominated for election or elected to such board of directors with the approval of a majority of the continuing directors who were members of such board of directors at the time of such nomination or election.

        Under the line of Delaware cases noted above, a decision by a board of directors not to approve dissident shareholder nominees as continuing directors and to allow a change of control to occur may be subject to enhanced fiduciary duties typically applied in corporate change of control disputes. If the directors did not properly discharge those fiduciary duties, the change of control put right could be unenforceable by the holders of the New Notes. As a result, the ability of the holders of New Notes to enforce the continuing director provision in situations in which the provision acted to impede a change of control would be subject to the enhanced judicial scrutiny of the actions by Amcor plc's directors not to approve the director nominees whose election caused the provision to be invoked.

The Indentures allow us to undertake certain transactions that may have an adverse impact on the holders of the New Notes.

        Under the terms of each Indenture, we are permitted to undertake certain transactions that may not be favorable to, and may have an adverse impact on, the holders of the New Notes of the applicable series. For instance, in certain circumstances we may incur liens securing indebtedness of other creditors without providing equal security to the applicable New Notes. Additionally, among other exceptions from the covenant restricting secured indebtedness, we are permitted to incur secured indebtedness in a principal amount of up to 10% of our total tangible assets. As such, certain assets that may be owned by us from to time may be secured in favor of creditors other than holders of the applicable New Notes, which would give such creditors priority claims in respect of such assets.

        Additionally, the terms of each Indenture permit us to incur an unlimited amount of secured indebtedness so long as the New Notes of the applicable series share equally in that security. In certain circumstances, such as a leveraged buyout or leveraged recapitalization, this may allow us to incur a substantial amount of secured indebtedness that, even if the applicable New Notes have the benefit of the same security, may have an adverse impact on the applicable New Notes.

        Finally, the terms of the Indentures generally permit us to enter into sale and leaseback transactions.

 USE OF PROCEEDS

        The Exchange Offers are intended to satisfy the obligations of the Issuers and the Guarantors under the Registration Rights Agreements. Neither the Issuers nor the Guarantors will receive any proceeds from the issuance of the New Notes. In consideration for issuing the applicable series of New Notes as contemplated in this prospectus, the applicable Issuer, will receive, in exchange, an equal principal amount of the corresponding series of Existing Notes. The Existing Notes surrendered in exchange for the New Notes will be cancelled and cannot be reissued.

THE EXCHANGE OFFERS

        In connection with the completion of certain private exchange offers, in June 2019, Bemis issued $346,652,000 aggregate principal amount of Existing 2021 Notes and $293,200,000 aggregate principal amount of Existing Bemis 2026 Notes and AFUI issued $591,266,000 aggregate principal amount of Existing AFUI 2026 Notes and $497,508,000 aggregate principal amount of Existing 2028 Notes, each of which series of notes was not registered under the Securities Act. The Existing Notes may not be reoffered, resold or otherwise transferred except pursuant to a registration statement which is effective under, and otherwise in compliance with the registration and prospectus delivery requirements of, the Securities Act, or under an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and subject, in each of the foregoing cases, to compliance with the securities laws of any other applicable jurisdiction and with the procedure specified in the applicable Indenture, including the delivery of any certificate, opinion of counsel or other information that may be required by the Indenture or by the applicable Issuer. Accordingly, in connection with the issuance of each series of Existing Notes, on June 13, 2019, the applicable Issuer and the applicable Guarantors entered into a Registration Rights Agreements with the dealer managers for the private exchange offers, with respect to such series of Existing Notes in which the applicable Issuers and the applicable Guarantors agreed, among other things and on the terms and subject to the conditions set forth therein, that (1) the applicable Issuer and the applicable Guarantors shall (i) not later than 270 days following June 13, 2019, prepare and use their commercially reasonable efforts to file with the SEC a registration statement relating to an offer to exchange the Existing Notes of the applicable series for New Notes of the corresponding series and (ii) within 365 days of June 13, 2019, use their commercially reasonable efforts to cause such registration statement to become effective or (2) if a change in law applicable interpretations of the staff of the SEC do not permit the applicable Issuer and applicable Guarantors to effect or complete such offer or for any other reason such offer is not consummated by July 17, 2020, they will use their commercially reasonable efforts to file with the SEC and cause to be declared effective within 90 days after July 17, 2020, a shelf registration statement with respect to resales of the Existing Notes of that series and to keep such shelf registration statement continuously effective for no longer than a year. The Exchange Offers are being made in order to satisfy the obligations of the Issuers and the Guarantors under the Registration Rights Agreements.

Terms of the Exchange Offers; Period for Tendering Existing Notes

        On the terms and subject to the conditions set forth in this prospectus, Bemis is offering to exchange up to $346,652,000 aggregate principal amount of New 2021 Notes for an equal principal amount of Existing 2021 Notes (CUSIPs: 081437AM7; 081437AN5; U07321AG4; and U07321AH2) and up to $293,200,000 aggregate principal amount of New Bemis 2026 Notes for an equal principal amount of Existing Bemis 2026 Notes (CUSIPs: 081437AP0; 081437AQ8; and U07321AJ8).

        AFUI is offering to exchange up to $591,266,000 aggregate principal amount of New AFUI 2026 Notes for an equal principal amount of Existing AFUI 2026 Notes (CUSIPs: 02343UAC9; 02343UAD7; U02411AC7; and U02411AD5) and up to $497,508,000 aggregate principal amount of New 2028 Notes for an equal principal amount of Existing 2028 Notes (CUSIPs: 02343UAE5; U02411AE3; and U02411AF0).

        The applicable Issuer will accept for exchange the applicable Existing Notes which are validly tendered and not validly withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date of the related Exchange Offer, unless the applicable Issuer terminates such Exchange Offer. As used herein, with respect to each Exchange Offer, the term "Expiration Date" means             , 2020 (which is the 21st business day from and including the date of this prospectus), except that if an Issuer, in its sole and absolute discretion, extends the period of time during which an applicable Exchange Offer is open, "Expiration Date" shall mean, with respect to that Exchange Offer, the latest date to which that Exchange Offer has been extended. In exchange for each $1,000 aggregate principal amount of Existing

Notes validly tendered and not validly withdrawn by the holder thereof prior to 5:00 p.m., New York City time, on the Expiration Date of the related Exchange Offer and accepted for exchange by the applicable Issuer, all on the terms and subject to the conditions set forth in this prospectus, the tendering holder will receive $1,000 aggregate principal amount of the applicable series of New Notes.

        As of the date of this prospectus, (i) $346,652,000 aggregate principal amount of Existing 2021 Notes, (ii) $293,200,000 aggregate principal amount of Existing Bemis 2026 Notes, (iii) $591,266,000 aggregate principal amount of Existing AFUI 2026 Notes and (iv) $497,508,000 aggregate principal amount of Existing 2028 Notes are outstanding. This prospectus, together with the related documentation, is first being sent on the date hereof to all registered holders of Existing Notes whose names appear in the registry books maintained by the registrar for the Existing Notes.

        Each Issuer expressly reserves the right, at any time and from time to time in its sole and absolute discretion, to extend the period of time during which an applicable Exchange Offer is open by giving written notice of such extension to the registered holders of the applicable series of Existing Notes as described below, and to delay acceptance for exchange of any applicable series of Existing Notes. During any such extension or delay, all Existing Notes previously tendered will remain subject to the applicable Exchange Offer and may be accepted for exchange by the applicable Issuer.

        Each Issuer expressly reserves the right, in its sole and absolute discretion, to amend the terms of an applicable Exchange Offer and, upon the occurrence of any of the conditions to an applicable Exchange Offer specified under "—Conditions to the Exchange Offers," to not accept for exchange any of the applicable series of Existing Notes and to terminate the applicable Exchange Offer. The applicable Issuer will give prompt notice of any extension of an applicable Exchange Offer, any such amendment that such Issuer determines, in its sole and absolute discretion, to constitute a material change in such Exchange Offer, and of any such termination to registered holders of the applicable series of Existing Notes in such manner as the applicable Issuer may elect, which may include, without limitation, by means of a press release or other public announcement or by means of electronic notification through DTC's procedures; provided that, in the case of any extension of an Exchange Offer, the applicable Issuer will give such notice by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date of the applicable Exchange Offer.

        The tender of Existing Notes by you to an applicable Issuer as set forth in this prospectus and the applicable Issuer's acceptance of such Existing Notes will constitute a binding agreement between the applicable Issuer and you upon the terms and subject to the conditions set forth in this prospectus.

Procedures for Tendering Existing Notes

        The Existing Notes are currently in book-entry form and represented by Global Existing Notes registered in the name of DTC or its nominee. Accordingly, you must tender your Existing Notes pursuant to DTC's ATOP procedures and the other procedures described in this prospectus.

        If you wish to tender your Existing Notes pursuant to an Exchange Offer, you must, prior to 5:00 p.m., New York City time, on the Expiration Date (i) transmit your acceptance of the applicable Exchange Offer (or cause same to be transmitted) through ATOP, (ii) transfer or cause your Existing Notes to be transferred through ATOP to the Exchange Agent's account at DTC established for purposes of the applicable Exchange Offer and (iii) cause DTC to transmit to the Exchange Agent an electronic confirmation of such transfer (a "Book-Entry Confirmation") that includes a message (an "Agent's Message") stating (i) the aggregate principal amount of Existing Notes that the applicable DTC participant has tendered on your behalf pursuant to the applicable Exchange Offer, (ii) that DTC has received from the tendering DTC participant an express acknowledgment that such participant has received a copy of this prospectus and agrees to be bound by the terms and conditions set forth in this prospectus and (iii) that the applicable Issuer may enforce such agreement against the tendering DTC participant. An Agent's Message in respect of a tender of Existing Notes must be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date for such tender to be valid. There is no letter of transmittal for Existing Notes tendered in connection with the Exchange Offers.

        You may tender any or all of your Existing Notes; provided that Existing Notes may only be tendered in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof and, if any Existing Note is tendered in part, the untendered portion of such Existing Note must be a minimum denomination of $2,000 or an integral multiple of $1,000 in excess thereof. For further information, see "—Book-Entry Transfers."

        To receive confirmation of a tender of Existing Notes, you should contact the Exchange Agent at the telephone number listed under "—Exchange Agent."

        If you are the beneficial owner of Existing Notes in book-entry form that are held through or registered in the name of a broker, dealer, bank or other financial institution or nominee and you wish to tender those Existing Notes in an Exchange Offer, you must promptly instruct such broker, dealer, bank or other financial institution or nominee, as the case may be, to tender those Existing Notes on your behalf prior to the expiration of the applicable Exchange Offer or, if you are a direct participant in DTC, you may give those instructions directly to DTC. So long as the Existing Notes of a particular series are in book-entry form represented by one or more Global Existing Notes, this is the only manner in which you will be able to tender your Existing Notes of that series.

        All Existing Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

        The method of delivery of Existing Notes, Agent's Messages, Book-Entry Confirmations and all other required documents is at your risk and election, provided that Existing Notes must be tendered through DTC's ATOP procedures. In all cases, you should allow sufficient time to insure delivery to the Exchange Agent before 5:00 p.m., New York City time, on the applicable Expiration Date. You may request the broker, dealer, bank or other financial institution or nominee through which you may hold Existing Notes to effect these transactions for you. No Existing Notes or other documents should be sent to us.

        Each Issuer in its sole and absolute discretion will make a final and binding determination on all questions as to the validity, form, eligibility (including time of receipt) and acceptance of Existing Notes of the applicable series tendered for exchange. Each Issuer reserves the absolute right to reject any and all tenders of any applicable Existing Notes not properly tendered and to not accept any applicable Existing Notes which acceptance might, in the applicable Issuer's judgment or its counsel's, be unlawful. Each Issuer also reserves the right, in their sole and absolute discretion, to waive any defects or irregularities or conditions of any applicable Exchange Offer as to any applicable Existing Notes either before or after the expiration of the applicable Exchange Offer (including the right to waive the ineligibility of any holder or beneficial owner who seeks to tender Existing Notes in such Exchange Offer). The applicable Issuer's interpretation of the terms and conditions of an applicable Exchange Offer as to any particular tender of Existing Notes or holder or beneficial owner thereof either before or after the expiration of the applicable Exchange Offer will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Existing Notes for exchange must be cured within a reasonable period of time, as the applicable Issuer in its sole and absolute discretion may determine. The Issuers and the Guarantors are not, nor is the Exchange Agent or any other person, under any duty to notify you or any other person of any defect or irregularity with respect to your tender of Existing Notes for exchange, or if any Existing Notes, Agent's Messages, Book-Entry Confirmations or other documents are or are not received by the Exchange Agent, and no one will be liable for failing to provide such notification.

Representations, Warranties and Covenants by Tendering Owners

        By tendering Existing Notes, a holder of Existing Notes, or the beneficial owner of Existing Notes on behalf of which that holder has tendered, will, subject to and effective upon acceptance for exchange of the Existing Notes tendered thereby by the applicable Issuer and that holder's ability to withdraw its tender, be deemed to:

  •
  irrevocably sell, assign and transfer to, or upon the order of, the applicable Issuer all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of the holder's status as a holder of, all Existing Notes tendered thereby, such that thereafter the holder shall have no contractual or other rights or claims in law or equity against the applicable Issuer or the applicable Guarantors, as the case may be, or any fiduciary, trustee or other person connected with the applicable Existing Notes arising under, from or in connection with such Existing Notes;

  •
  waive any and all rights with respect to the Existing Notes tendered thereby, including, without limitation, any existing or past defaults and their consequences in respect of those Existing Notes;

  •
  release and discharge the applicable Issuer or the applicable Guarantors, as the case may be, and the Trustee from any and all claims that the holder may have, now or in the future, arising out of or related to the Existing Notes tendered thereby, including, without limitation, any claims that the holder is entitled to receive additional principal or interest payments with respect to such Existing Notes tendered thereby, or to participate in any repurchase, redemption or defeasance of the Existing Notes tendered thereby; and

  •
  irrevocably constitute and appoint the Exchange Agent as the true and lawful agent and attorney-in-fact of such holder with respect to such tendered Existing Notes (with full knowledge that Exchange Agent also acts as the agent of the applicable Issuer in connection with the applicable Exchange Offer), with full power of substitution and resubstitution, without limitation (such power of attorney being deemed to be an irrevocable power coupled with an interest) to (a) assign, transfer and deliver those Existing Notes, or cause those Existing Notes to be assigned, transferred and delivered, to the applicable Issuer and to deliver all accompanying evidences of transfer and authenticity, (b) present those Existing Notes for transfer on the books of the applicable Issuer, and (c) receive all benefits or otherwise exercise all rights of beneficial ownership of those Existing Notes.

        In addition, each holder of Existing Notes tendered in the Exchange Offers (or the beneficial owner of Existing Notes on behalf of which that holder has tendered), upon the submission of such tender, will be deemed to represent, warrant and acknowledge to, and agree with, as the case may be, the applicable Issuer, the applicable Guarantor, the Exchange Agent and the Trustee that:

  •
  it has received this prospectus and agrees to be bound by all the terms and conditions of the Exchange Offers;

  •
  it is not an "affiliate" (as defined in Rule 405 under the Securities Act) of the applicable Issuer or the applicable Guarantors;

  •
  any New Notes received by it in the Exchange Offers will be acquired by it in the ordinary course of its business;

  •
  it has no arrangement or understanding with any person to engage in, and it is not engaged in and does not intend to engage in, the distribution (within the meaning of the Securities Act) of the New Notes in violation of the Securities Act;

  •
  it is not a broker-dealer that will receive New Notes in the Exchange Offers in exchange for Existing Notes that it purchased from the applicable Issuer for resale pursuant to Rule 144A under the Securities Act or any other available exemption from registration under the Securities Act;

  •
  if it is a broker-dealer that will receive New Notes for its own account in the Exchange Offers in exchange for Existing Notes that it acquired for its own account as a result of its market-making or other trading activities (such broker-dealer, a "participating broker-dealer"), it will deliver (or, to the extent permitted by applicable law, make available) a prospectus meeting the requirements of the Securities Act to purchasers in connection with any resale of the New Notes it receives in exchange for such Existing Notes pursuant to any Exchange Offer (provided, however, by so acknowledging and by delivering (or making available as aforesaid) a prospectus, it will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act);

  •
  it is the beneficial owner (as defined herein) of, or a duly authorized representative of one or more beneficial owners of, the Existing Notes tendered thereby, and it has full power and authority to tender such Existing Notes and that the New Notes are being acquired for investment and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act, subject to any requirement of law that the disposition of its property be at all times within its control and subject to its ability to resell the New Notes pursuant to Rule 144A, Regulation S or any exemption from registration available under the Securities Act;

  •
  each Exchange Offer is being made in reliance on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties and referred under "—Resales of New Notes" and, as a result, the Issuers believe that the New Notes received pursuant to the Exchange Offers in exchange for the Old Notes may be offered for resale, resold and otherwise transferred by a holder thereof, without compliance with the registration and prospectus delivery provisions of the Securities Act, unless (1) such holder is an "affiliate" (as defined in Rule 405 under the Securities Act) of the applicable Issuer or the applicable Guarantor, (2) the New Notes received by such holder in the applicable Exchange Offer will not be acquired by such holder in the ordinary course of its business; (3) such holder has an arrangement or understanding with any person to engage in, or is engaged in or intends to engage in, the distribution (within the meaning of the Securities Act) of the New Notes in violation of the Securities Act or (4) such holder is a broker-dealer and the New Notes received by such holder in the applicable Exchange Offer will be in exchange for Existing Notes that it purchased from the applicable Issuer for resale pursuant to Rule 144A under the Securities Act or any other available exemption from registration under the Securities Act; provided, however, that if the holder or beneficial owner of the Existing Notes is a participating broker-dealer that receives New Notes in exchange for such Existing Notes in the Exchange Offers, it may be an "underwriter" within the meaning of the Securities Act and it must deliver (or, to the extent permitted by applicable law, make available) a prospectus meeting the requirements of the Securities Act to purchasers and other transferees in connection with any resale or other transfer of such New Notes and that it may use this prospectus, as amended or supplemented from time to time, in connection with resales and other transfers of New Notes received for its own account in any Exchange Offer in exchange for Existing Notes that it acquired for its own account as the result of market-making or other trading activities for a period of 180 days (subject to our right to suspend use of this prospectus in certain circumstances) after the Settlement Date of the applicable Exchange Offer, so long as it has notified the applicable Issuer or Amcor plc in writing that it will use this prospectus for such purpose;

  •
  if it falls into one or more of the categories set forth in clauses (1) through (4) of the immediately preceding bullet point, or, if it is participating in any Exchange Offer for the purpose of participating in a distribution (within the meaning of the Securities Act) of any New Notes, (i) it will not be able to rely on the interpretations of the SEC staff set forth in the no-action letters mentioned above, (ii) it will not be entitled to tender Existing Notes in the applicable Exchange Offer, (iii) in the absence of an applicable exemption, it must comply with the registration and prospectus delivery requirements of the Securities Act in connection with such offer, sale or other transfer of the Existing Notes and (iv) any registration statement used in connection with such offer, sale or other transfer of Existing Notes must contain the selling security holder information required by Item 507 of Regulation S-K under the Securities Act, and that failure to comply with such registration and prospectus delivery requirements may result in liability under the Securities Act and neither the Issuers nor the Guarantors will be responsible for, or indemnify it, against any such liability;

  •
  the Existing Notes being tendered thereby were owned as of the date of tender, free and clear of any liens, charges, claims, encumbrances, interests and restrictions of any kind, and the applicable Issuer will acquire good, indefeasible and unencumbered title to those Existing Notes, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind, when the applicable Issuer accepts the same;

  •
  it will not sell, pledge, hypothecate or otherwise encumber or transfer Existing Notes tendered thereby from the date of such tender, and any purported sale, pledge, hypothecation or other encumbrance or transfer will be void and of no effect;

  •
  neither the applicable Issuer, the applicable Guarantors, the Trustee or the Exchange Agent nor any of their respective affiliates, has made any recommendation or given any advice, legal, financial or otherwise, in connection with the Exchange Offers or given any assurance, guarantee or representation as to projected success, profitability, return, performance, result, effect, consequence or benefit of the Exchange Offers and that is has made its own decision with regard to the Exchange Offers;

  •
  it acknowledges that the applicable Issuer, the applicable Guarantors, the Trustee and the Exchange Agent, and any of their respective affiliates will rely upon the truth and accuracy of the foregoing acknowledgements, representations and agreements and agrees that if any of the acknowledgements, representations and warranties made by its tendering of Existing Notes are, at any time prior to the consummation of the Exchange Offers no longer accurate, it shall promptly notify the applicable Issuer;

  •
  if it is acquiring the New Notes as a fiduciary or agent for one or more beneficial owners, it represents that it has sole investment discretion with respect to each such beneficial owner and it has full power to make the foregoing representations, warranties, acknowledgments and agreements on behalf of such beneficial owner;

  •
  in evaluating the applicable Exchange Offer and in making its decision whether to participate in the applicable Exchange Offer by the tender of Existing Notes, it has made its own independent appraisal of the matters referred to in this prospectus and in any related communications;

  •
  it shall execute any further documents and give any further assurances that may be required in connection with any of the foregoing, in each case on and subject to the terms and conditions described or referred to in this prospectus; and

  •
  all authority conferred or agreed to be conferred as stated above and every obligation and agreement of such holder (or beneficial owner) of Existing Notes, as stated above, shall survive the death, incapacity or dissolution of such holder (or beneficial owner) and shall be binding upon its successors, assigns, heirs, executors, administrators, trustees in bankruptcy and personal and legal representatives.

Acceptance of Existing Notes for Exchange; Delivery of New Notes

        Upon satisfaction or waiver of all of the conditions to an Exchange Offer, the applicable Issuer will accept, promptly after the expiration of such Exchange Offer, all Existing Notes of the applicable series validly tendered and not validly withdrawn and, promptly after acceptance of such Existing Notes, such Issuer will issue New Notes of such series in an aggregate principal amount equal to the aggregate principal amount of Existing Notes of such series so accepted. See "—Conditions to the Exchange Offers." For purposes of an Exchange Offer, the applicable Issuer will be deemed to have accepted validly tendered Existing Notes of the applicable series for exchange if and when such Issuer gives oral (confirmed in writing) or written notice to the Exchange Agent.

        A holder of Existing Notes accepted for exchange will receive New Notes of the applicable series in an aggregate principal amount equal to the aggregate principal amount of such Existing Notes. Persons who are the registered holders of the New Notes of a particular series at the close of business on the record date for the first interest payment date for the Notes of such series following the consummation of the applicable Exchange Offer will be entitled to receive interest accrued on such New Notes from and including the most recent date to which interest has been paid on the Existing Notes of such series to but excluding such interest payment date; provided that, notwithstanding the foregoing, if such record date occurs prior to the consummation of the applicable Exchange Offer, then the interest payable on such first interest payment date will instead be paid to the persons who were the registered holders of the Existing Notes of such series that were exchanged for such New Notes at the close of business on such record date. Interest will cease to accrue on Existing Notes that are exchanged for New Notes pursuant to the Exchange Offers and holders and beneficial owners of such Existing Notes will not be entitled to receive any payments in respect of accrued and unpaid interest on such Existing Notes except as described in the immediately preceding sentence.

        In all cases, issuance of New Notes for Existing Notes that are accepted for exchange will be made only after timely receipt by the Exchange Agent of:

  •
  a Book-Entry Confirmation of the transfer of such Existing Notes into the Exchange Agent's account at DTC,

  •
  an Agent's Message in respect of such Existing Notes, and

  •
  all other required documents.

        There is no letter of transmittal for Existing Notes tendered in connection with the Exchange Offers.

        Any Existing Notes which have been tendered for exchange but which are not exchanged for any reason (including, without limitation, because the tender of those Existing Notes has been properly withdrawn, because the applicable Issuer does not accept those Existing Notes for exchange or terminates the related Exchange Offer), such Existing Notes will be credited to the accounts at DTC of the applicable DTC participants, without cost to such holders, promptly after withdrawal of such Existing Notes or expiration or termination of the applicable Exchange Offer, as the case may be.

Book-Entry Transfers

        For purposes of the Exchange Offers, the Exchange Agent will request that accounts be established with respect to each series of Existing Notes at DTC, unless the Exchange Agent has already established an account with DTC suitable for each Exchange Offer. Any financial institution that is a direct participant in DTC (a "DTC participant") may make book-entry delivery of Existing Notes by causing DTC to transfer such Existing Notes into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfer and by causing DTC to deliver an Agent's Message and a Book-Entry Confirmation complying with the terms of the applicable Exchange Offer to the Exchange Agent through DTC.

        Any DTC participant wishing to tender Existing Notes in an Exchange Offer (whether on its own behalf or on behalf of the beneficial owner of Existing Notes) should transmit its acceptance to DTC sufficiently far in advance of the expiration of the applicable Exchange Offer so as to permit DTC to take the following actions prior to 5:00 p.m., New York City time, on the Expiration Date. DTC will verify such acceptance, execute a book-entry transfer of the tendered Existing Notes into the Exchange Agent's account at DTC and then send to the Exchange Agent a Book-Entry Confirmation of such book-entry transfer. The Book-Entry Confirmation of such book-entry transfer will include an Agent's Message confirming that such DTC participant acknowledges and agrees (on behalf of itself and on behalf of any beneficial owner of the applicable Existing Notes) to be bound by the terms of this prospectus. All of the foregoing, together with any other required documents, must be delivered to and received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date.

Withdrawal Rights

        You may withdraw, no later than 5:00 p.m., New York City time, on the Expiration Date of an Exchange Offer, any Existing Notes that you have tendered in that Exchange Offer. For a withdrawal of tendered Existing Notes to be effective, the Exchange Agent must receive an electronic notice of withdrawal transmitted by DTC on behalf of the DTC participant that tendered such Existing Notes no later than 5:00 p.m., New York City time, on the applicable Expiration Date. The notice of withdrawal must:

  •
  specify the name and DTC account number of the DTC participant that tendered such Existing Notes)

  •
  identify the Existing Notes to be withdrawn (including the CUSIP numbers) and principal amount of such Existing Notes,

  •
  specify the name and account number at DTC to which your withdrawn Existing Notes should be credited,

  •
  be transmitted on behalf of the same DTC participant that tendered such Existing Notes, and

  •
  contain a statement that the holder is withdrawing its election to have the Existing Notes exchanged.

        Properly withdrawn Existing Notes may be retendered by following the procedures described under "—Procedures for Tendering Existing Notes" above at any time prior to 5:00 p.m., New York City time, on the applicable Expiration Date.

        All questions as to the validity, form and eligibility (including time of receipt) of such notices of withdrawal and all other documents submitted and procedures followed in connection therewith will be determined by the applicable Issuer in its sole and absolute discretion (which power may be delegated to the Exchange Agent), which determination shall be final and binding on all parties. Any Existing Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the applicable Exchange Offer and no New Notes will be issued with respect thereto unless the Existing Notes so withdrawn are validly retendered and not validly withdrawn and are accepted by the applicable Issuer.

Conditions to the Exchange Offers

        Notwithstanding any other term of an Exchange Offer, the applicable Issuer will not be required to accept for exchange, or issue any New Notes for, any Existing Notes in such Exchange Offer, and may terminate or amend such Exchange Offer before the acceptance of the applicable Existing Notes, if the applicable Issuer determines that such Exchange Offer violates any applicable law or applicable interpretation of the staff of the SEC.

        The foregoing conditions are for the sole benefit of the Issuers and may be asserted by an Issuer regardless of the circumstances giving rise to any condition and any or all such conditions may be waived by the applicable Issuer at any time or from time to time in its sole and absolute discretion. An Issuer's failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right and each such right will be deemed an ongoing right which may be asserted at any time.

        In addition, an Issuer will not accept for exchange any Existing Notes tendered, and no New Notes will be issued in exchange for any such Existing Notes, if at such time any stop order suspending the effectiveness of the registration statement of which this prospectus is a part is threatened or in effect. In any such event, the applicable Issuer must use commercially reasonable efforts to obtain the withdrawal of such stop order.

        No Exchange Offer is conditioned on the completion of any other Exchange Offer. In addition, an Issuer may amend the terms of an applicable Exchange Offer without amending the terms of any other applicable Exchange Offer.

No Guaranteed Delivery

        There are no guaranteed delivery procedures available in connection with the Exchange Offers. Accordingly, holders of Existing Notes must deliver or cause to be delivered their Existing Notes and all other required documentation to the Exchange Agent in accordance with the procedures described in this prospectus prior to 5:00 p.m., New York City time, on the applicable Expiration Date.

No Appraisal or Dissenters' Rights

        Holders of the Existing Notes do not have any appraisal or dissenters' rights in connection with the Exchange Offers.

Exchange Agent

        Each Issuer has appointed Global Bondholder Services Corporation as the Exchange Agent for its Exchange Offers. All required documents must be delivered to the address or the facsimile number set forth below, except that Existing Notes, Book-Entry Confirmations, Agent's Messages, notices of withdrawal and other electronic messages delivered through DTC must be delivered to the Exchange

Agent through DTC's systems and procedures. Questions, requests for assistance, requests for additional copies of this prospectus should be directed to the Exchange Agent addressed as follows:

By Hand, Overnight Delivery or Mail (Registered or Certified Mail Recommended): Global Bondholder Services Corporation 65 Broadway, Suite 404 New York, New York 10006 Attention: Corporate Actions	By Facsimile Transmission: (For Eligible Institutions only): (212) 430-3775/3779
To confirm receipt or for more information, call: (212) 430-3774 Toll free: (866) 470-3700 or email: contact@gbsc-usa.com

DELIVERY OF ANY REQUIRED DOCUMENTS TO AN ADDRESS OR BY FACSIMILE TRANSMISSION TO A FACSIMILE NUMBER OTHER THAN AS SHOWN ABOVE, AND ELECTRONIC DELIVERY OF EXISTING NOTES, BOOK-ENTRY CONFIRMATIONS, AGENT'S MESSAGES, NOTICES OF WITHDRAWAL AND OTHER ELECTRONIC DOCUMENTS TRANSMITTED TO THE EXCHANGE AGENT OTHER THAN THROUGH DTC'S SYSTEMS AND PROCEDURES, DOES NOT CONSTITUTE A VALID DELIVERY.

Fees and Expenses

        The Issuers and the Guarantors will pay the Exchange Agent's reasonable and customary fees for its services, reimburse the Exchange Agent for its reasonable out-of-pocket expenses incurred in connection with the provision of these services and generally pay other registration expenses, including fees and expenses of the Trustee under the Indentures, SEC filing fees, and printing and distribution expenses. However, neither the Issuers nor the Guarantors will pay any discounts, fees or commissions, or make any other payments, to brokers, dealers or others soliciting acceptances of any Exchange Offer.

        Additional solicitations may be made by telephone, facsimile or in person by officers and employees of the Issuers, the Guarantors and their affiliates.

Transfer Taxes

        You will not be obligated to pay any transfer taxes in connection with the tender of Existing Notes in any Exchange Offer unless you instruct the applicable Issuer to issue New Notes, or request that Existing Notes not tendered or accepted in the applicable Exchange Offer and be returned, to a person other than the tendering holder. In those cases, you will be responsible for the payment of any applicable transfer taxes.

Accounting Treatment

        We will record the New Notes at the same carrying value as the Existing Notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. The expenses of the Exchange Offers will be amortized over the term of the New Notes.

Consequences of Not Exchanging Existing Notes

        If you do not exchange your Existing Notes for New Notes in an Exchange Offer, your Existing Notes will remain outstanding and will continue to accrue interest but will remain subject to the restrictions on transfer set forth in the applicable Indenture and in the legend on the certificates evidencing the Existing Notes, as well as the restrictions on transfer arising under the Securities Act and any other applicable laws, and you will not be entitled to receive any additional interest on your Existing Notes and will not be entitled to any registration rights or (subject to possible limited exceptions) other rights under the applicable Registration Rights Agreement. In general, you may offer or sell your Existing Notes only if:

  •
  they are offered and sold pursuant to a registration statement which is effective under, and otherwise in compliance with the registration and prospectus delivery requirements of, the Securities Act, or

  •
  they are offered and sold pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act,

subject, in each of the foregoing cases, in compliance with the securities laws of any other applicable jurisdiction and with the procedures specified in the applicable Indenture, including the delivery of any certificate, opinion of counsel or other information that may be required by the Indenture or by the applicable Issuer. The Issuers do not intend to register the Existing Notes under the Securities Act or to make a prospectus available to enable you to sell or otherwise transfer your Existing Notes.

        In addition, an Exchange Offer may have a material adverse effect on the market price and liquidity of any Existing Notes that are the subject of such Exchange Offer and that remain outstanding following such Exchange Offer. See "Risk Factors—Risks Related to the Exchange Offers—If you choose not to exchange your Existing Notes in the Exchange Offers, the transfer restrictions currently applicable to your Existing Notes will remain in force and the market price and liquidity of your Existing Notes may decline."

Resales of New Notes

        Based on interpretations by the staff of the SEC contained in no-action letters issued to third parties (for example, Exxon Capital Holdings Corporation (May 13, 1988), Morgan Stanley & Co. Incorporated (June 5, 1991) and Shearman & Sterling (July 2, 1993)), the Issuers believe that, except as provided in the next sentence and in the second succeeding paragraph, the New Notes you receive in the Exchange Offers may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act unless:

  (1)
  you are an "affiliate" (as defined in Rule 405 under the Securities Act) of the applicable Issuer or the applicable Guarantors ;

  (2)
  the New Notes you receive in the Exchange Offers will not be acquired by you in the ordinary course of your business; or

  (3)
  you have an arrangement or understanding with any person to engage in, or you are engaged in or intend to engage in, the distribution (within the meaning of the Securities Act) of the New Notes in violation of the Securities Act.

        However, if you are a broker-dealer holding Existing Notes acquired for your own account as a result of market-making or other trading activities and who receives New Notes in exchange for such Existing Notes pursuant to an Exchange Offer (a "participating broker-dealer"), you may be an "underwriter" within the meaning of the Securities Act and you must (and, by tendering such Existing Notes, you will be deemed to acknowledge that you will) deliver (or, to the extent permitted by applicable law, make available) a prospectus meeting the requirements of the Securities Act to purchasers and other transferees in connection with any resale or other transfer of such New Notes. However, by so acknowledging and delivering a prospectus, a participating broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. A participating broker-dealer may use this prospectus, as amended or supplemented from time to time, in connection with resales or other transfers of New Notes received for its own account in an Exchange Offer in exchange for Existing Notes that it acquired for its own account as a result of market-making or other trading activities for a period of 180 days (subject to our right to suspend use of this prospectus under the circumstances described under "Plan of Distribution") after the Settlement Date of the applicable Exchange Offer so long as such participating broker-dealer has notified the applicable Issuer or Amcor plc in writing that it will be using this prospectus for such purpose. For further information, see "Plan of Distribution."

        If you fall into one or more of the categories set forth in clauses (1) through (3) of the second preceding paragraph, if you are participating in an Exchange Offer for the purpose of participating in a distribution (within the meaning of the Securities Act) of the New Notes to be acquired in the Exchange Offer, or if you are a broker-dealer that will receive New Notes in an Exchange Offer in exchange for Existing Notes that you acquired from the applicable Issuer for resale pursuant to Rule 144A under the Securities Act or any other available exemption from registration under the Securities Act, (i) you will not be able to rely on the interpretations of the SEC staff enunciated in the no-action letters mentioned above or in other interpretive letters of similar effect, (ii) you will not be permitted to tender your Existing Notes in any Exchange Offer, (iii) in the absence of an applicable exemption, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer, sale or other transfer of Notes, and (iv) any registration statement used in connection with such offer, sale or other transfer of Notes must contain the selling security holder information required by Item 507 of Regulation S-K under the Securities Act. Failure to comply with such registration and prospectus delivery requirements may result in liability under the Securities Act and neither the Issuers nor the Guarantors will be responsible for, or indemnify you against, any such liability. Each broker-dealer that receives New Notes for its own account pursuant to an Exchange Offer will be deemed to acknowledge and agree that it will deliver (or, to the extent permitted by applicable law, make available) to purchasers and other transferees a prospectus meeting the requirements of the Securities Act in connection with any resale or other transfer of New Notes received in the Exchange Offer as aforesaid, but only participating broker-dealers will be entitled, subject to the limitations described above, to use this prospectus, as amended or supplemented from time to time, in connection with resales or other transfers of New Notes received in any Exchange Offer.

        We do not intend to request the SEC to consider, and the SEC has not considered, the Exchange Offers in the context of a similar no-action letter. As a result, we cannot guarantee that the staff of the SEC would make a similar determination with respect to the Exchange Offers as in the circumstances described in the no action letters referred to above.

DESCRIPTION OF THE NEW NOTES

        The following summaries of certain provisions of the Indentures, the New Notes and the Guarantees do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures, the New Notes and the Guarantees, including the definitions therein of certain terms. The definitions of certain terms used below are set forth under "—Certain definitions." Capitalized terms used but not defined in this section have the meanings set forth in the applicable Indenture or set forth elsewhere in this prospectus. A copy of each Indenture (which includes the terms of the applicable Guarantees (as defined below)) has been filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part and may be obtained as described under "Where You Can Find More Information" and "Incorporation by Reference."

General

        The New 2021 Notes and New Bemis 2026 Notes (collectively, the "New Bemis Notes") will be issued by Bemis Company, Inc. ("Bemis"), which is a direct, wholly owned subsidiary of Amcor plc ("Amcor plc" or the "Parent Guarantor"), under an indenture (the "Bemis Notes Indenture"), dated as of June 13, 2019, among Bemis, as issuer, Amcor plc, Amcor Pty Ltd (formerly known as Amcor Limited), Amcor Finance (USA), Inc. ("AFUI"), and Amcor UK Finance PLC ("Amcor UK" and, collectively with Amcor plc, Amcor Pty Ltd and AFUI, each, a "Bemis Guarantor" and, collectively, the "Bemis Guarantors"), as guarantors, and Deutsche Bank Trust Company Americas, as trustee (the "Trustee").

        The New AFUI 2026 Notes and New 2028 Notes (together, the "New AFUI Notes") will be issued by AFUI (together with Bemis, the "Issuers"), which is a direct, wholly owned subsidiary of Amcor plc, under an indenture (the "AFUI Notes Indenture" and, together with the Bemis Notes Indenture, the "Indentures"), dated as of June 13, 2019, among AFUI, as issuer, Amcor plc, Amcor Pty Ltd (formerly known as Amcor Limited), Bemis, and Amcor UK (each an "AFUI Guarantor" and, collectively, the "AFUI Guarantors"), as guarantors, and the Trustee, as trustee.

        The Bemis Guarantors and the AFUI Guarantors (collectively, the "Initial Guarantors") will provide Guarantees of the New Bemis Notes and New AFUI Notes, respectively, pursuant to the applicable Indenture. The terms of each Indenture include those stated in such Indenture and those made part of such Indenture by reference to the Trust Indenture Act.

        For purposes of this "Description of the New Notes" section, (i) the term "2021 Notes" means the Existing 2021 Notes (as defined herein), the New 2021 Notes and any Additional 2021 Notes (as defined herein), (ii) the term "Bemis 2026 Notes" means the Existing Bemis 2026 Notes (as defined herein), the New Bemis 2026 Notes and any Additional Bemis 2026 Notes (as defined herein), (iii) the term "AFUI 2026 Notes" means the Existing AFUI 2026 Notes (as defined herein), the New AFUI 2026 Notes and any Additional AFUI 2026 Notes (as defined herein), (iv) the term "2028 Notes" means the Existing 2028 Notes (as defined herein), the New 2028 Notes and any Additional 2028 Notes (as defined herein), (v) the term "Existing Notes" means, collectively, the Existing 2021 Notes, the Existing Bemis 2026 Notes, the Existing AFUI 2026 Notes and the Existing 2028 Notes, (vi) the term "New Notes" means, collectively, the New 2021 Notes, the New Bemis 2026 Notes, the New AFUI 2026 Notes and the New 2028 Notes, (vii) the term "Additional Notes" means, collectively, any Additional 2021 Notes, any Additional Bemis 2026 Notes, any Additional AFUI 2026 Notes and any Additional 2028 Notes and (viii) the term "Notes" means, collectively, the Existing Notes and the New Notes.

        The New Notes of a particular series issued under an Indenture and any Existing Notes of that series that remain outstanding after the related Exchange Offer will constitute a single series of debts under such Indenture. Each Issuer may from time to time, without the consent of the holders of a series of Notes, issue additional Notes of such series as described below under "—Further Issues."

There is no limit under either of the Indentures on the aggregate principal amount of any applicable series of Notes that an Issuer may issue.

        The New Notes will be issued in fully-registered, book-entry form in minimum denominations of US$2,000 and integral multiples of US$1,000 in excess thereof. The New Notes will be held in global form by DTC, as depositary, and will be registered in the name of Cede & Co., as nominee of DTC.

New 2021 Notes

  •
  Title of the notes: 4.500% Guaranteed Senior Notes due 2021 (the "New 2021 Notes")

  •
  Total principal amount being issued: up to US$346,652,000

  •
  Issuer: Bemis

  •
  Maturity date: October 15, 2021

  •
  Interest rate: 4.500%

  •
  Date interest starts accruing: from the most recent date (on or prior to the date the New 2021 Notes are issued) to which interest will have been paid on the Existing 2021 Notes

  •
  Interest payment dates: April 15 and October 15

  •
  First interest payment date: the first interest payment date (as described above) occurring after the date that interest starts accruing on the New 2021 Notes

  •
  Regular record dates for interest: April 1 and October 1

  •
  Redemption: See "—Optional Redemption"

  •
  Listing: the New 2021 Notes will not be listed on any securities exchange or included in any automated quotation system

New Bemis 2026 Notes

  •
  Title of the notes: 3.100% Guaranteed Senior Notes due 2026 (the "New Bemis 2026 Notes")

  •
  Total principal amount being issued: up to US$293,200,000

  •
  Issuer: Bemis

  •
  Maturity date: September 15, 2026

  •
  Interest rate: 3.100%

  •
  Date interest starts accruing: from the most recent date (on or prior to the date the New Bemis 2026 Notes are issued) to which interest will have been paid on the Existing Bemis 2026 Notes, which is expected to be March 15, 2020

  •
  Interest payment dates: March 15 and September 15

  •
  First interest payment date: the first interest payment date (as described above) occurring after the date that interest starts accruing on the New Bemis 2026 Notes

  •
  Regular record dates for interest: March 1 and September 1

  •
  Redemption: See "—Optional Redemption"

  •
  Listing: the New Bemis 2026 Notes will not be listed on any securities exchange or included in any automated quotation system

New AFUI 2026 Notes

  •
  Title of the notes: 3.625% Guaranteed Senior Notes due 2026 (the "New AFUI 2026 Notes")

  •
  Total principal amount being issued: up to US$591,266,000

  •
  Issuer: AFUI

  •
  Maturity date: April 28, 2026

  •
  Interest rate: 3.625%

  •
  Date interest starts accruing: from the most recent date (on or prior to the date the New AFUI 2026 Notes are issued) to which interest will have been paid on the Existing AFUI 2026 Notes

  •
  Interest payment dates: April 28 and October 28

  •
  First interest payment date: the first interest payment date (as described above) occurring after the date that interest starts accruing on the New AFUI 2026 Notes

  •
  Regular record dates for interest: April 13 and October 13

  •
  Redemption: See "—Optional Redemption"

  •
  Listing: the New AFUI 2026 Notes will not be listed on any securities exchange or included in any automated quotation system

New 2028 Notes

  •
  Title of the notes: 4.500% Guaranteed Senior Notes due 2028 (the "New 2028 Notes")

  •
  Total principal amount being issued: up to US$497,508,000

  •
  Issuer: AFUI

  •
  Maturity date: May 15, 2028

  •
  Interest rate: 4.500%

  •
  Date interest starts accruing: from the most recent date (on or prior to the date the New 2028 Notes are issued) to which interest will have been paid on the Existing 2028 Notes

  •
  Interest payment dates: May 15 and November 15

  •
  First interest payment date: the first interest payment date (as described above) occurring after the date that interest starts accruing on the New 2028 Notes

  •
  Regular record dates for interest: April 30 and October 31

  •
  Redemption: See "—Optional Redemption"

  •
  Listing: the New 2028 Notes will not be listed on any securities exchange or included in any automated quotation system

        For a full semi-annual interest period, Interest on the New Notes of each series will be paid on the basis of a 360-day year comprised of twelve 30-day months.

        The New Notes will not be entitled to the benefits of any sinking fund. The New Notes are subject to defeasance as described below under "—Defeasance and covenant defeasance."

Further issues

        Each Indenture provides that the Notes of each series thereunder may be issued from time to time without limitation as to aggregate principal amount. Therefore, in the future, each Issuer may, without the consent of the holders of a series of Notes, create and issue under the applicable Indenture additional debt securities having the same terms and conditions as the Existing Notes and the New Notes of a particular series issued thereunder (except for the issue date and, under certain circumstances, the first date of interest accrual, the first interest payment date and terms relating to restrictions on transfer or registration rights) , provided that if such additional debt securities are not fungible with the Existing Notes of such series for U.S. federal income tax purposes, such additional debt securities will have a different CUSIP number from such Existing Notes. We refer to any such additional debt securities, as "Additional 2021 Notes" (in the case of the Existing 2021 Notes and the New 2021 Notes), "Additional Bemis 2026 Notes" (in the case of the Existing Bemis 2026 Notes and the New Bemis 2026 Notes), "Additional AFUI 2026 Notes" (in the case of the Existing AFUI 2026 Notes and the New AFUI 2026 Notes) and "Additional 2028 Notes" (in the case of the Existing 2028 Notes and the New 2028 Notes), and collectively, as the "Additional Notes." Any Additional Notes of a series will form a single series of debt securities with the Existing Notes and the New Notes of such series under the related Indenture.

Guarantees

Generally

        The Initial Guarantors of New Notes of a particular series and any future Subsidiary Guarantors (as defined below) of New Notes of such series (together, the "Guarantors") will fully, unconditionally and irrevocably guarantee, on a joint and several basis, to each holder of a New Note of such series authenticated and delivered by the Trustee the due and punctual payment of the principal of, and any premium and interest on, such New Note (and any Additional Amounts (as hereinafter defined) payable in respect thereof) and all other amounts payable by the applicable Issuer under the applicable Indenture, when and as the same shall become due and payable, whether at stated maturity, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of such New Note and of such Indenture (such guarantee, a "Guarantee" and, collectively, the "Guarantees"). The obligations of the applicable Guarantors under their Guarantees will be limited as necessary to recognize certain defenses generally available to guarantors (including those that relate to fraudulent conveyance or transfer, voidable preference, financial assistance, corporate purpose or similar laws) under applicable law.

Additional Subsidiary Guarantors

        The Parent Guarantor has covenanted and agreed under each Indenture that it will cause each of its Subsidiaries (other than the Issuer under such Indenture and any Subsidiary that is already a Guarantor under such Indenture) that at any time has outstanding a guarantee with respect to any Specified Indebtedness, or is otherwise an obligor, a co-obligor or jointly liable with the applicable Issuer or any applicable Guarantor with respect to any Specified Indebtedness, to execute and deliver to the Trustee a supplemental indenture within 30 days of such Subsidiary guaranteeing, or otherwise becoming an obligor, a co-obligor or jointly liable with the applicable Issuer or any applicable Guarantor in respect of, such Specified Indebtedness, pursuant to which such Subsidiary will guarantee each series of New Notes issued under such Indenture on the same terms and subject to the same conditions and limitations as set forth in the applicable Indenture.

        Any supplemental indenture entered into in accordance with the applicable Indenture in connection with the provision of a Guarantee by an additional Subsidiary Guarantor may include a limitation on such Subsidiary Guarantee that is required under the law of the jurisdiction in which such

Subsidiary is incorporated or organized, provided that such limitation shall also be contained in any other guarantee provided by such Subsidiary in respect of any Specified Indebtedness.

Release of Subsidiary Guarantors

        As more fully described in the applicable Indenture, any Subsidiary of the Parent Guarantor that provides a Guarantee in respect of Notes of any series (a "Subsidiary Guarantor") may be released at any time from its Guarantee without the consent of any holder of the applicable series of New Notes if, at such time, no Default or Event of Default has occurred and is continuing, and either (a) such Subsidiary Guarantor is no longer, or at the time of release will no longer be, a Subsidiary of the Parent Guarantor or (b) such Subsidiary Guarantor shall not have outstanding a guarantee with respect to any Specified Indebtedness or otherwise be an obligor, co-obligor or jointly liable with respect to any Specified Indebtedness (or shall be released with respect to its Guarantee under the applicable Indenture simultaneously with its release under guarantees or other obligations with respect to all Specified Indebtedness).

Ranking

        The New Notes will be unsecured obligations of the applicable Issuer and will rank on a parity basis with all other unsecured and unsubordinated indebtedness of such Issuer, and the Guarantees will be unsecured obligations of the applicable Guarantors and will rank on a parity basis with all other unsecured and unsubordinated indebtedness of such Guarantors except, in each case, indebtedness mandatorily preferred by law.

        The New Notes will be effectively subordinated to any existing and future secured obligations of the applicable Issuer to the extent of the value of the assets securing such obligations, and since the applicable New Notes are unsecured obligations of the corresponding Issuer, in the event of a bankruptcy or insolvency, each such Issuer's secured lenders will have a prior secured claim to any collateral securing the obligation owed to them. The Guarantees will be effectively subordinated to any existing and future secured obligations of the applicable Guarantors to the extent of the value of the assets securing such obligations, and since the applicable Guarantees are unsecured obligations of the corresponding Guarantor, in the event of a bankruptcy or insolvency, each such Guarantor's secured lenders will have a prior secured claim to any collateral securing the obligation owed to them. As of December 31, 2019, the Issuers and the Guarantors had no secured indebtedness outstanding.

        The New Notes of each series and the related Guarantees will also be structurally subordinated to all existing and future indebtedness and other liabilities, whether or not secured, of any Subsidiary of the Parent Guarantor (other than the applicable Issuer) that does not guarantee such New Notes (including any Subsidiaries that the Parent Guarantor may in the future acquire or establish to the extent they do not guarantee such New Notes). The Parent Guarantor, Amcor Pty Ltd, AFUI and Amcor UK will be the initial Guarantors of the New Bemis Notes and the Parent Guarantor, Amcor Pty Ltd, Bemis and Amcor UK will be the initial Guarantors of the New AFUI Notes. See "—Guarantees."

Form and denomination of the New Notes

        The New Notes will be issued only in fully registered form, without interest coupons, and in minimum denominations of US$2,000 and integral multiples of US$1,000 in excess thereof. New Notes will not be issued in bearer form.

Registration of transfer and exchange

General

        Subject to the limitations applicable to Global Notes (as defined below), New Notes may be presented for exchange for other New Notes of any authorized denominations and of a like tenor and aggregate principal amount or for registration of transfer by the holder thereof or his attorney duly authorized in writing and, if so required by the applicable Issuer, the applicable Guarantors or the Trustee, with the form of transfer thereon duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the applicable Issuer, the applicable Guarantors or the Registrar (as defined below) duly executed, at the office of the Registrar or at the office of any other transfer agent designated by such Issuer or such Guarantors for such purpose. No service charge will be made for any exchange or registration of transfer of New Notes, but the applicable Issuer or the applicable Guarantors may require payment of a sum by the holder of a New Note sufficient to cover any tax or other governmental charge payable in connection therewith.

        Such transfer or exchange will be effected upon the Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Registrar may decline to accept any request for an exchange or registration of transfer of any New Note during the period of 15 days preceding the due date for any payment of interest on, principal of or any other payments on or in respect of the New Notes. Each Issuer and the applicable Guarantors have appointed the Trustee as Registrar (the "Registrar"). Each Issuer and the applicable Guarantors may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts; provided, however, that there shall at all times be a transfer agent in the Borough of Manhattan, The City of New York.

Global Notes

        The New Notes will be represented by one or more definitive, fully registered securities in global form. A global security is a special type of indirectly held debt security.

        Each New Note in global form (a "Global Note") will be deposited with Deutsche Bank Trust Company Americas, as custodian for DTC, and will be registered in the name of Cede & Co., as nominee of DTC. Any person wishing to own a beneficial interest in the New Notes must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with DTC.

        As an indirect holder, an investor's rights relating to a Global Note will be governed by the account rules of the investor's financial institution and of DTC, as well as general laws relating to securities transfers. None of the Issuers, the Guarantors or the Trustee recognize this type of investor as a holder of the New Notes under the applicable Indenture and instead deal only with DTC, which holds the Global Notes.

        An investor should be aware that because the New Notes are issued only in global form:

  •
  the investor cannot get the New Notes registered in his or her own name;

  •
  the investor cannot receive physical certificates for his or her interest in the New Notes, except in the limited circumstances described below;

  •
  the investor will be a "street name" holder and must look to his or her own bank or broker for payments on the New Notes and protection of his or her legal rights relating to the New Notes;

  •
  the investor may not be able to sell interests in the New Notes to certain institutions that are required by law to own their securities in the form of physical certificates; and

  •
  DTC's policies will govern payments, transfers, exchange and other matters relating to the investor's interest in the Global Note. The Issuers, the Guarantors and the Trustee have no responsibility for any aspect of DTC's actions or for its records of ownership interests in the Global Note. The Issuers, the Guarantors and the Trustee also do not supervise DTC in any way.

        In a few special situations described below, the Global Notes will terminate and interests in them will be exchanged for physical certificates representing the New Notes. After that exchange, the choice of whether to hold the New Notes directly or in "street name" will be up to the investor. In such case, investors must consult their own bank or brokers to find out how to have their interests in the New Notes transferred to their own name so that they will be direct holders. The special situations for such termination of the Global Notes and such exchange are when:

  •
  DTC or its successor (i) notifies the applicable Issuer that it is unwilling or unable to continue to act as depositary for the applicable series of the New Notes or (ii) has ceased to be a clearing agency registered under the Exchange Act, if so required by applicable law or regulation, and no successor depositary has been appointed within 90 days of this notification to the applicable Issuer or of the applicable Issuer becoming aware of DTC or its successor ceasing to be so registered, as the case may be;

  •
  the applicable Issuer in its sole discretion notifies DTC or its successor that the applicable Global Notes shall be exchanged for such physical certificates; or

  •
  an Event of Default on the applicable series of the New Notes has occurred and not been cured and certain actions are taken by the beneficial owners of a majority in aggregate principal amount of New Notes represented by the applicable Global Notes.

In all cases, such physical certificates delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by DTC or its successor, as the case may be.

Payment and Paying Agents

        The principal of, and any interest on, the New Notes will be payable by wire transfer for Global Notes or by check mailed to the address of the person entitled to the payment as it appears in the security register maintained by the Trustee in accordance with the applicable Indenture. Unless informed otherwise by the applicable Issuer, interest payments will be made to the persons in whose name the New Notes are registered at the close of business on the record date immediately preceding the applicable interest payment date. If the principal of, or any premium or interest on, New Notes is payable on a day that is not a Business Day, the payment will be made on the following Business Day, provided that no additional interest will accrue for the intervening period in respect of such payment date.

        The corporate trust office of the Trustee in The City of New York will be designated as the applicable Issuer's sole Paying Agent for payments with respect to the applicable New Notes. The applicable Issuer may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that the applicable Issuer will be required to maintain a Paying Agent in each place of payment for the applicable New Notes.

        All moneys paid by the applicable Issuer or the applicable Guarantors to a Paying Agent for the payment of the principal or of any premium or interest on any applicable New Note which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to the applicable Issuer or the applicable Guarantors and the holder of such

New Note thereafter may look only to the applicable Issuer or the applicable Guarantors for payment thereof.

Payment of Additional Amounts

        All payments of, or in respect of, principal of, and any premium and interest on, the New Notes, and all payments pursuant to any Guarantee, shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the United States (including the District of Columbia and any state, possession or territory thereof), Jersey, Australia, the United Kingdom or any other jurisdiction in which the applicable Issuer or the applicable Guarantor becomes a resident for tax purposes (whether by merger, consolidation or otherwise) or through which the applicable Issuer or any applicable Guarantor makes payment on the New Notes or any Guarantee (each, a "Relevant Jurisdiction") or any political subdivision or taxing authority of any of the foregoing, unless such taxes, duties, assessments or governmental charges are required by the law of the Relevant Jurisdiction or any political subdivision or taxing authority thereof or therein to be withheld or deducted. In that event, the applicable Issuer or the applicable Guarantors, as applicable, will pay such additional amounts ("Additional Amounts") as will result (after deduction of such taxes, duties, assessments or governmental charges and any additional taxes, duties, assessments or governmental charges payable in respect of such Additional Amounts) in the payment to the holder of each New Note of the amounts which would have been payable in respect of such New Note or Guarantee had no such withholding or deduction been required, except that no Additional Amounts shall be so payable for or on account of:

  (1)
  any withholding, deduction, tax, duty, assessment or other governmental charge which would not have been imposed but for the fact that such holder or beneficial owner of the New Note:

  (a)
  was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, Jersey, Australia, the United Kingdom, or other Relevant Jurisdiction or otherwise had some connection with Jersey, Australia, the United Kingdom, or other Relevant Jurisdiction other than the mere ownership of, or receipt of payment under, such New Note or Guarantee;

  (b)
  presented such New Note or Guarantee for payment in any Relevant Jurisdiction, unless such New Note or Guarantee could not have been presented for payment elsewhere;

  (c)
  presented such New Note or Guarantee (where presentation is required) more than thirty (30) days after the date on which the payment in respect of such New Note or Guarantee first became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such Additional Amounts if it had presented such New Note or Guarantee for payment on any day within such period of thirty (30) days; or

  (d)
  with respect to any withholding or deduction of taxes, duties, assessments or other governmental charges imposed by the United States, or any of its territories or any political subdivision thereof or any taxing authority thereof or therein, is or was with respect to the United States a citizen or resident of the United States, treated as a resident of the United States, present in the United States, engaged in business in the United States, a person with a permanent establishment or fixed base in the United States, a "ten percent shareholder" of the applicable Issuer or applicable Guarantor, a passive foreign investment company, or a controlled foreign corporation, or has or has had some other connection with the United States (other than the mere receipt of a payment or the ownership of holding a New Note);

  (2)
  any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge or any withholding or deduction on account of such tax, assessment or other government charge;

  (3)
  any tax, duty, assessment or other governmental charge which is payable otherwise than by withholding or deduction from payments of (or in respect of) principal of, or any premium and interest on, the New Notes or the Guarantees thereof;

  (4)
  any withholding, deduction, tax, duty, assessment or other governmental charge that is imposed or withheld by reason of the failure to comply in a timely manner by the holder of such New Note or, in the case of a Global Note, the beneficial owner of such Global Note, with a timely request of the applicable Issuer, the applicable Guarantors, the Trustee or any Paying Agent addressed to such holder or beneficial owner, as the case may be, (a) to provide information concerning the nationality, residence or identity of such holder or such beneficial owner or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of (a) or (b), is required or imposed by a statute, treaty, regulation or administrative practice of any Relevant Jurisdiction or any political subdivision or taxing authority thereof or therein as a precondition to exemption from all or part of such withholding, deduction, tax, duty, assessment or other governmental charge (including without limitation the filing of a IRS Form W-8BEN, W-8BEN-E, W-8ECI or W-9);

  (5)
  any withholding, deduction, tax, duty, assessment or other governmental charge which is imposed or withheld by or by reason of the Australian Commissioner of Taxation giving a notice under section 255 of the Income Tax Assessment Act 1936 (Cth) of Australia or section 260-5 of Schedule 1 of the Taxation Administration Act 1953 (Cth) of Australia or under a similar provision;

  (6)
  any taxes imposed or withheld by reason of the failure of the holder or beneficial owner of the New Notes to comply with (a) the requirements of Sections 1471 through 1474 (commonly known as "FATCA") of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), as of the date hereof (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), the U.S. Treasury regulations issued thereunder or any official interpretation thereof or any agreement entered into pursuant to Section 1471 of the Code, (b) any treaty, law, regulation or other official guidance enacted in any other jurisdiction or relating to any intergovernmental agreement between the United States and any other jurisdiction, which, in either case, facilitates the implementation of clause (a) above and (c) any agreement pursuant to the implementation of clauses (a) and (b) above with the IRS, the U.S. government or any governmental or taxation authority in any other jurisdiction; or

  (7)
  any combination of items (1), (2), (3), (4), (5) and (6);

nor shall Additional Amounts be paid with respect to any payment of, or in respect of, the principal of, or any premium or interest on, any such New Note or Guarantee to any such holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such New Note or Guarantee would, under the laws of any Relevant Jurisdiction or any political subdivision or taxing authority thereof or therein, be treated as being derived or received for tax purposes by a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts had it been the holder of the New Note or Guarantee.

        Whenever there is mentioned, in any context, any payment of or in respect of the principal of, or any premium or interest on, any New Note (or any payments pursuant to the Guarantee thereof), such mention shall be deemed to include mention of the payment of Additional Amounts provided for in the applicable Indenture to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the applicable Indenture, and any express mention of the payment of Additional Amounts in any provisions of the applicable Indenture shall not be construed as excluding Additional Amounts in those provisions of such Indenture where such express mention is not made.

        Certain other additional amounts may be payable in respect of the New Notes and the Guarantees as a result of certain consolidations or mergers involving, or conveyances, transfer or leases of properties and assets by, the applicable Issuer or the applicable Guarantors. See "—Certain Covenants—Consolidation, merger and sale of assets."

Redemption for changes in withholding taxes

        If, as the result of (a) any change in or any amendment to the laws, regulations, or published tax rulings of any Relevant Jurisdiction, or of any political subdivision or taxing authority thereof or therein, affecting taxation, or (b) any change in the official administration, application, or interpretation by a relevant court or tribunal, government or government authority of any Relevant Jurisdiction of such laws, regulations or published tax rulings either generally or in relation to the Notes or the Guarantees, which change or amendment is proposed and becomes effective on or after the later of (x) the original issue date of the Notes or the Guarantees or (y) the date on which a jurisdiction becomes a Relevant Jurisdiction (whether by consolidation, merger or transfer of assets of an Issuer or any Guarantor, change in place of payment on the Notes or Guarantees or otherwise) or which change in official administration, application or interpretation shall not have been available to the public prior to such later date, the applicable Issuer or the applicable Guarantors would be required to pay any Additional Amounts pursuant to the applicable Indenture or the terms of any Guarantee in respect of interest on the next succeeding interest payment date (assuming, in the case of the Guarantors, a payment in respect of such interest was required to be made by the applicable Guarantors under the Guarantee thereof on such interest payment date and the applicable Guarantors would be unable, for reasons outside their control, to procure payment by the applicable Issuer), and the obligation to pay Additional Amounts cannot be avoided by the use of commercially reasonable measures available to the applicable Issuer or the applicable Guarantors, the applicable Issuer may, at its option, redeem all (but not less than all) of the corresponding Notes, upon not less than 30 nor more than 60 days' written notice as provided in the applicable Indenture, at a redemption price equal to 100% of the principal amount thereof plus accrued interest to the date fixed for redemption; provided, however, that:

  (1)
  no such notice of redemption may be given earlier than 60 days prior to the earliest date on which such Issuer or such Guarantors would be obligated to pay such Additional Amounts were a payment in respect of the applicable series of New Notes or the applicable Guarantees thereof then due; and

  (2)
  at the time any such redemption notice is given, such obligation to pay such Additional Amounts must remain in effect.

        Prior to any such redemption, such Issuer, the applicable Guarantor or any Person with whom such Issuer or the applicable Guarantor has consolidated or merged, or to whom such Issuer or the applicable Guarantor has conveyed or transferred or leased all or substantially all of its properties and assets (the successor Person in any such transaction, a "Successor Person"), as the case may be, shall provide the Trustee with an opinion of counsel to the effect that the conditions precedent to such redemption have occurred and a certificate signed by an authorized officer stating that the obligation to pay Additional Amounts cannot be avoided by taking measures that such Issuer, the applicable Guarantor or the Successor Person, as the case may be, believes are commercially reasonable.

Optional redemption

        Any series of Notes will be redeemable, in whole or in part, at the option of the applicable Issuer at any time at a redemption price equal to the greater of (1) 100% of the principal amount of the applicable series of Notes being redeemed and (2) as determined by the Quotation Agent (as defined below), the sum of (a) the present value of the principal amount of the New Notes of the applicable series to be redeemed and (b) the present value of the remaining scheduled payments of interest thereon (not including any portion of such payments of interest accrued to the date of redemption) from the redemption date to the maturity date of the applicable series of New Notes being redeemed, in each case, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below) plus 40 basis points in the case of the 2021 Notes, 25 basis points in the case of the Bemis 2026 Notes, 30 basis points in the case of the AFUI 2026 Notes and 25 basis points in the case of the 2028 Notes, plus, in each case, accrued and unpaid interest thereon to the date of redemption; provided, however, notwithstanding the foregoing, if Bemis redeems any of the 2021 Notes or the Bemis 2026 Notes or if AFUI redeems any of the AFUI 2026 Notes or 2028 Notes on or after the applicable Par Call Date (as defined below), such series of Notes are redeemable at Bemis' or AFUI's option, respectively, at a redemption price equal to 100% of the principal amount of the applicable series of Notes to be redeemed, plus accrued and unpaid interest to the redemption date of such Notes being redeemed to such date of redemption.

        Notwithstanding the foregoing, installments of interest on New Notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the applicable interest payment date to each registered holder of New Notes as of the close of business on the relevant record date according to the New Notes and the applicable Indenture.

  •
  "Adjusted Treasury Rate" means, with respect to any redemption date, (a) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication, which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining term of the applicable series of Notes being redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (b) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third Business Day preceding the redemption date.

  •
  "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term from the redemption date to the maturity date of the applicable series of Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

  •
  "Comparable Treasury Price" means, with respect to any redemption date, if clause (b) of the Adjusted Treasury Rate is applicable, (i) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference

    Treasury Dealer Quotations, or (ii) if the Quotation Agent obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations, provided that in no event may the Quotation Agent use fewer than three such quotations.

  •
  "Par Call Date" means July 15, 2021 with respect to the 2021 Notes, June 15, 2026 with respect to the Bemis 2026 Notes, January 28, 2026 with respect to the AFUI 2026 Notes and February 15, 2028 with respect to the 2028 Notes.

  •
  "Quotation Agent" means the Reference Treasury Dealer selected by the applicable Issuer, and notified in writing to the Trustee, to act as "Quotation Agent" for purposes of the applicable Indenture.

  •
  "Reference Treasury Dealer" means (i) any of Citigroup Global Markets Inc. or J.P. Morgan Securities LLC and their respective successors and assigns and (ii) two other nationally recognized investment banking firms selected by the applicable Issuer that are primary U.S. Government securities dealers in New York City (a "Primary Treasury Dealer"); provided, however, that if any of Citigroup Global Markets Inc. or J.P. Morgan Securities LLC shall cease to be a Primary Treasury Dealer, such Issuer shall substitute therefor another Primary Treasury Dealer.

  •
  "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

        Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the applicable series of Notes to be redeemed. Unless the applicable Issuer defaults in payment of the redemption price and accrued interest, on and after the redemption date, interest will cease to accrue on the applicable series of Notes or portions thereof called for redemption.

        If less than all of the Notes of a series are being redeemed, the Notes of such series for redemption will be selected as follows:

  •
  if the applicable series of Notes are held through DTC or any other clearing systems, in compliance with the requirements of the applicable clearing systems; or

  •
  if the applicable series of Notes are not held through any clearing system, on a pro rata basis, by lot or by such other method as the Trustee deems fair and appropriate.

        The Trustee may select for redemption the applicable series of Notes and portions of the applicable series of Notes in amounts of US$2,000 or integral multiples of US$1,000 in excess thereof.

Certain Covenants

        Pursuant to the applicable Indenture, the corresponding Issuer and Guarantors have covenanted and agreed as follows.

Offer to repurchase upon Change of Control Triggering Event

        Each Indenture provides that, upon the occurrence of a Change Of Control Triggering Event, unless the applicable Issuer has exercised its right to redeem the Notes of the applicable series in accordance with their terms, each holder of such Notes will have the right to require the applicable Issuer to purchase all or a portion of such holder's Notes of such series pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, subject to the rights of holders of such Notes on the relevant record date to receive interest due on the relevant interest payment date.

        Within 30 days following the date upon which the Change of Control Triggering Event occurred, or at the applicable Issuer's option, prior to any Change of Control but after the public announcement of the pending Change of Control, such Issuer will be required to send, by first class mail, a notice to each holder of the applicable series of Notes, with a copy to the Trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date"). The notice, if mailed prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date. Holders of Notes electing to have Notes purchased pursuant to a Change of Control Offer will be required to surrender their Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Trustee at the address specified in the notice, or transfer their Notes to the Trustee by book-entry transfer pursuant to the applicable procedures of the Trustee, prior to the close of business on the third Business Day prior to the Change of Control Payment Date.

        The applicable Issuer will not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by such Issuer and such third party purchases all corresponding Notes properly tendered and not withdrawn under its offer.

        The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of our assets and the assets of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise, established definition of the phrase under applicable law. Accordingly, the applicability of the requirement that an Issuer offer to repurchase the applicable series of Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries taken as a whole to another "person" (as such terms is used in Section 13(d)(3) of the Exchange Act) may be uncertain.

Limitation on Liens

        Pursuant to the applicable Indenture, for so long as any of the applicable series of Notes or the applicable Guarantees are outstanding, the Parent Guarantor will not, and will not permit any Subsidiary to, create, assume, incur, issue or otherwise have outstanding any Lien upon, or with respect to, any of the present or future business, property, undertaking, assets or revenues (including, without limitation, any Equity Interests and uncalled capital), whether now owned or hereafter acquired (together, "assets") of the Parent Guarantor or such Subsidiary, to secure any Indebtedness, unless the applicable series of Notes and applicable Guarantees are secured by such Lien equally and ratably with (or prior to) such Indebtedness, except for the following, to which this covenant shall not apply:

  (a)
  Liens on assets securing Indebtedness of the Parent Guarantor or such Subsidiary outstanding on the date of the applicable Indenture;

  (b)
  Liens on assets securing Indebtedness owing to the Parent Guarantor or any Subsidiary (other than a Project Subsidiary);

  (c)
  Liens existing on any asset prior to the acquisition of such asset by the Parent Guarantor or any Subsidiary after the original issue date of the applicable series of Notes, provided that (i) such Lien has not been created in anticipation of such asset being so acquired, (ii) such Lien shall not apply to any other asset of the Parent Guarantor or any Subsidiary, other than to proceeds and products of, and, in the case of any assets other than Equity Interests, after-acquired property that is affixed or incorporated into, the assets covered by such Lien on the date of such acquisition of such assets, (iii) such Lien shall secure only the Indebtedness secured by such Lien on the date of such acquisition of such asset and (iv) such Lien shall be discharged within one year of the date of acquisition of such asset or such later date as may be the date of the maturity of the Indebtedness that such Lien secures if such Indebtedness is fixed interest rate indebtedness that provides a commercial financial advantage to the Parent Guarantor and the Subsidiaries;

  (d)
  Liens on any assets of a Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Subsidiary) after the original issue date of the Notes of the applicable series that existed prior to the time such Person becomes a Subsidiary (or is so merged or consolidated), provided that (i) such Lien has not been created in anticipation of such Person becoming a Subsidiary (or such merger or consolidation), (ii) such Lien shall not apply to any other asset of the Parent Guarantor or any Subsidiary, other than to proceeds and products of, and, in the case of any assets other than Equity Interests, after-acquired property that is affixed or incorporated into, the assets covered by such Lien on the date such Person becomes a Subsidiary (or is so merged or consolidated), (iii) such Lien shall secure only the Indebtedness secured by such Lien on the date such Person becomes a Subsidiary (or is so merged or consolidated) and (iv) such Lien shall be discharged within one year of the date such Person becomes a Subsidiary (or is so merged or consolidated) or such later date as may be the date of the maturity of the Indebtedness that such Lien secures if such Indebtedness is fixed interest rate indebtedness that provides a commercial financial advantage to the Parent Guarantor and the Subsidiaries;

  (e)
  Liens created to secure Indebtedness, directly or indirectly, incurred for the purpose of purchasing Equity Interests or other assets (other than real or personal property of the type contemplated by clause (f) below), provided that (i) such Lien shall secure only such Indebtedness incurred for the purpose of purchasing such assets, (ii) such Lien shall apply only to the assets so purchased (and to proceeds and products of, and, in the case of any assets other than Equity Interests, any subsequently after-acquired property that is affixed or incorporated into, the assets so purchased) and (iii) such Lien shall be discharged within two years of such Lien being granted;

  (f)
  Liens created to secure Indebtedness incurred for the purpose of acquiring or developing any real or personal property or for some other purpose in connection with the acquisition or development of such property, provided that (i) such Lien shall secure only such Indebtedness, (ii) such Lien shall not apply to any other assets of the Parent Guarantor or any Subsidiary, other than to proceeds and products of, and after-acquired property that is affixed or incorporated into, the property so acquired or developed and (iii) the rights of the holder of the Indebtedness secured by such Lien shall be limited to the property that is subject to such Lien, it being the intention that the holder of such Lien shall not have any recourse to the Parent Guarantor or any Subsidiaries personally or to any other property of the Parent Guarantor or any Subsidiary;

  (g)
  Liens for any borrowings from any financial institution for the purpose of financing any import or export contract in respect of which any part of the price receivable is guaranteed or insured by such financial institution carrying on an export credit guarantee or insurance business, provided that (i) such Lien applies only to the assets that are the subject of such import or export contract and (ii) the amount of Indebtedness secured thereby does not exceed the amount so guaranteed or insured;

  (h)
  Liens for Indebtedness from an international or governmental development agency or authority to finance the development of a specific project, provided that (i) such Lien is required by applicable law or practice and (ii) the Lien is created only over assets used in or derived from the development of such project;

  (i)
  any Lien created in favor of co-venturers of the Parent Guarantor or any Subsidiary pursuant to any agreement relating to an unincorporated joint venture, provided that (i) such Lien applies only to the Equity Interests in, or the assets of, such unincorporated joint venture and (ii) such Lien secures solely the payment of obligations arising under such agreement;

  (j)
  Liens over goods and products, or documents of title to goods and products, arising in the ordinary course of business in connection with letters of credit and similar transactions, provided that such Liens secure only the acquisition cost or selling price (and amounts incidental thereto) of such goods and products required to be paid within 180 days;

  (k)
  Liens arising by operation of law in the ordinary course of business of the Parent Guarantor or any Subsidiary;

  (l)
  Liens created by the Parent Guarantor or any Subsidiary over a Project Asset of the Parent Guarantor or such Subsidiary, provided that such Lien secures only (i) in the case of a Lien over assets referred to in clause (a) of the definition of Project Assets, Limited Recourse Indebtedness incurred by the Parent Guarantor or such Subsidiary or (ii) in the case of a Lien over Equity Interests referred to in clause (b) of the definition of Project Assets, Limited Recourse Indebtedness incurred by the direct Subsidiary of the Parent Guarantor or such Subsidiary;

  (m)
  Liens arising under any netting or set-off arrangement entered into by the Parent Guarantor or any Subsidiary in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances of the Parent Guarantor or any Subsidiary;

  (n)
  Liens incurred in connection with any extension, renewal, replacement or refunding (together, a "refinancing") of any Lien permitted in clauses (a) through (m) above and any successive refinancings thereof permitted by this clause (n) (each an "Existing Security"), provided that (i) such Liens do not extend to any asset that was not expressed to be subject to the Existing Security, (ii) the principal amount of Indebtedness secured by such Liens does not exceed the principal amount of Indebtedness that was outstanding and secured by the Existing Security at the time of such refinancing and (iii) any refinancing of an Existing Security incurred in accordance with clauses (c) through (e) above (and any subsequent refinancings thereof permitted by this clause (n)) will not affect the obligation to discharge such Liens within the time frames that applied to such Existing Security at the time it was first incurred (as specified in the applicable clause);

  (o)
  any Lien arising as a result of a Change in Lease Accounting Standard; and

  (p)
  other Liens by the Parent Guarantor or any Subsidiary securing Indebtedness, provided that, immediately after giving effect to the incurrence or assumption of any such Lien or the incurrence of any Indebtedness secured thereby, the aggregate principal amount of all outstanding Indebtedness of the Parent Guarantor and any Subsidiary secured by any Liens pursuant to this clause (p) shall not exceed 10% of Total Tangible Assets at such time.

        There are no restrictions in either of the Indentures limiting the amount of unsecured Indebtedness that the Parent Guarantor or any of its Subsidiaries may have outstanding at any time.

Consolidation, merger and sale of assets

        Each Indenture provides that for so long as any of the Notes of any series issued thereunder or Guarantees thereunder are outstanding, neither the applicable Issuer nor any applicable Guarantor may consolidate with or merge into any other Person that is not such Issuer or an applicable Guarantor, or convey, transfer or lease all or substantially all of its properties and assets to any Person that is not such Issuer or an applicable Guarantor, unless:

  (1)
  any Person formed by such consolidation or into which such Issuer or such Guarantor, as the case may be, is merged or to whom such Issuer or such Guarantor, as the case may be, has conveyed, transferred or leased all or substantially all of its properties and assets is a corporation, partnership or trust organized and validly existing under the laws of its jurisdiction of organization, and such Person either is such Issuer or any other applicable Guarantor or assumes by supplemental indenture such Issuer's or such Guarantor's obligations, as the case may be, on such Notes or such Guarantees, as applicable, and under such Indenture (including any obligation to pay any Additional Amounts);

  (2)
  immediately after giving effect to the transaction and treating any Indebtedness which becomes an obligation of the applicable Issuer or any applicable Guarantor as a result of such transaction as having been incurred at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing;

  (3)
  any such Person not incorporated or organized and validly existing under the laws of the United States, any State thereof or the District of Columbia, Jersey, the Commonwealth of Australia or the United Kingdom or any state or territory thereof shall expressly agree by a supplemental indenture,

  (a)
  to indemnify the holder of each such Note and each beneficial owner of an interest therein against (X) any tax, duty, assessment or other governmental charge imposed on such holder or beneficial owner or required to be withheld or deducted from any, payment to such holder or beneficial owner as a consequence of such consolidation, merger, conveyance, transfer or lease, and (Y) any costs or expenses of the act of such consolidation, merger, conveyance, transfer or lease, and

  (b)
  that all payments pursuant to such Notes or such Guarantees in respect of the principal of and any premium and interest on such Notes, as the case may be, shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the jurisdiction of organization or residency of such Person or any political subdivision or taxing authority thereof or therein, unless such taxes, duties, assessments or governmental charges are required by such jurisdiction or any such subdivision or authority to be withheld or deducted, in which case such Person will pay such additional amounts ("Successor Additional Amounts") as will result (after deduction of such taxes, duties, assessments or governmental charges and any additional taxes, duties, assessments or governmental charges payable in respect of such) in the payment to each holder or beneficial owner of a Note of such series of the amounts which would have been received pursuant to such Notes or such Guarantees, as the case may be, had no such withholding or deduction been required, subject to the same exceptions as would apply with respect to the payment by the applicable Issuer or the applicable Guarantors of Additional Amounts in respect of such Notes or such Guarantees (substituting the jurisdiction of organization of such Person for any Relevant Jurisdiction) (see "—Payment of Additional Amounts"); and

  (4)
  certain other conditions are met.

        The foregoing provisions would not necessarily afford holders of the New Notes protection in the event of highly leveraged or other transactions involving the applicable Issuer or the applicable Guarantors that may adversely affect holders of the New Notes.

Events of Default

        An "Event of Default" is defined in each Indenture, with respect to a series of Notes, as:

  •
  a default in the payment of any principal of or any premium on any Notes of such series when due, whether at maturity, upon redemption, pursuant to a Change of Control Offer or otherwise and, provided that if such default is caused solely by technical or administrative error, the continuance of such default for a period of three Business Days;

  •
  a default in the payment of any interest or any Additional Amounts due and payable on any Notes of such series and the continuance of such default for a period of 30 days;

  •
  a default in the performance or breach of any other covenant, obligation or agreement of the applicable Issuer or the applicable Guarantors in the applicable Indenture with respect to the Notes of such series, the Notes of such series or applicable Guarantees and the continuance of such default or breach for a period of 60 days, after written notice of such default has been given by the Trustee or the holders of at least 25% in aggregate principal amount of the Notes of such series outstanding;

  •
  (i) any Indebtedness in an aggregate principal amount of at least US$150,000,000 (or its equivalent in any other currency or currencies) of the applicable Issuer, any applicable Guarantor or any applicable Principal Subsidiary becomes due and is required to be paid prior to its contractual maturity date by reason of any event of default or acceleration (however described), (ii) the applicable Issuer, any applicable Guarantor or any applicable Principal Subsidiary fails (after the expiration of any applicable grace period) to make any payment in respect of any Indebtedness in an aggregate principal amount of at least US$150,000,000 (or its equivalent in any other currency or currencies) on the due date for payment, (iii) any security given by the applicable Issuer, any applicable Guarantor or any applicable Principal Subsidiary for any Indebtedness in an aggregate principal amount of at least US$150,000,000 (or its equivalent in any other currency or currencies) is enforced or (iv) default is made (after the expiration of any applicable grace period) by the applicable Issuer, any applicable Guarantor or any applicable Principal Subsidiary for any Indebtedness in an aggregate principal amount of at least US$150,000,000 (or its equivalent in any other currency or currencies) in making any payment due under any guarantee and/or indemnity given by it in relation to any Indebtedness in an aggregate principal amount of at least US$150,000,000 (or its equivalent in any other currency or currencies), unless such Indebtedness is discharged or an event of default or acceleration related to such Indebtedness is waived or rescinded, as applicable;

  •
  one or more judgments for the payment of money in an aggregate amount in excess of US$150,000,000 (or its equivalent in any other currency or currencies), shall be rendered against the applicable Issuer, any applicable Guarantor or any applicable Principal Subsidiary or any combination thereof and the same shall remain unsatisfied or undischarged for a period of 30 consecutive days, during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon assets of the Parent Guarantor or any Principal Subsidiary to enforce such judgment;

  •
  any applicable Guarantee is held to be unenforceable or invalid in a judicial proceeding or is claimed in writing by the applicable Issuer or any applicable Guarantor not to be valid or enforceable, or any applicable Guarantee is denied or disaffirmed in writing by the applicable Issuer or any applicable Guarantor, except, in each case, as permitted in accordance with the terms of such Indenture; and

  •
  certain events of bankruptcy or insolvency with respect to the applicable Issuer, any applicable Guarantor or any applicable Principal Subsidiary, as more fully set out in such Indenture.

        If an Event of Default (other than certain events of bankruptcy or insolvency) with respect to the Notes of any series occurs and is continuing, then and in every such case the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Notes of such series may declare the principal amount of such Notes to be due and payable immediately, by a notice in writing to the applicable Issuer with a copy to the applicable Guarantors (and to the Trustee if given by holders). Upon such a declaration, such principal amount and any accrued interest shall become immediately due and payable. If certain Events of Default triggered by certain events of bankruptcy or insolvency occur and are continuing, the principal of, Additional Amounts, if any, and any accrued interest on the applicable series of Notes then outstanding shall become immediately due and payable; provided, however, that any time after a declaration of acceleration with respect to the Notes of any series has been made and before a judgment for payment of money has been obtained by the Trustee, the holders of a majority in principal amount of such Notes at the time outstanding may, under certain circumstances, rescind and annul such acceleration if all Events of Default with respect to the Notes of such series, other than the non-payment of the accelerated principal or interest, have been cured or waived as provided in the applicable Indenture and certain other actions have been taken by the applicable Issuer or an applicable Guarantor.

        The foregoing provision shall be without prejudice to the rights of each individual holder to initiate an action against the applicable Issuer or the applicable Guarantors for payment of any principal, Additional Amounts, and/or interest past due on any corresponding New Notes, as the case may be.

        Subject to the provisions of the applicable Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any of the applicable holders, unless among other things, such holders shall have offered to the Trustee indemnity satisfactory to the Trustee. Subject to such provisions for the indemnification of the Trustee, the holders of a majority in aggregate principal amount of the applicable series of outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect of the Notes of such series.

        No holder of a Note of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the applicable Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder (in each case to the extent otherwise permitted by applicable law), unless:

  •
  such holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Notes of such series;

  •
  the holders of at least 25% in aggregate principal amount of the outstanding Notes of such series have made a written request, and such holder or holders have offered indemnity satisfactory to the Trustee to institute such proceeding on behalf of the holders; and

  •
  the Trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding Notes of such series a direction inconsistent with such request, within 60 days after receipt of such notice, request and offer.

        Such limitations do not apply, however, to a suit instituted by a holder of a Note for the enforcement of payment of the principal of or interest on such Note on or after the applicable due date specified in such Note.

Modification and waiver

        There are three types of changes the applicable Issuer can make to the applicable Indenture and the corresponding Notes.

Changes requiring unanimous approval

        First, there are the following changes, which the applicable Issuer cannot make to the Notes or the applicable Indenture without the specific consent of the holder of each outstanding Note affected thereby:

  •
  Change the stated maturity of, or any installment of, the principal, premium (if any) or interest on the Notes or the rate of interest on the Notes or change the applicable Issuer's obligation to pay Additional Amounts on the Notes, as described above under the section entitled "—Payment of Additional Amounts."

  •
  Change the place or currency of payment on the Notes.

  •
  Impair the ability of any holder of the Notes to sue for payment.

  •
  Reduce the amount of principal payable upon acceleration of the maturity of the Notes following an Event of Default.

  •
  Reduce any amounts due on the Notes.

  •
  Reduce the premium payable upon a Change of Control or, at any time after a Change of Control Triggering Event has occurred, amend, change or modify in any material respect the obligation of the applicable Issuer to make and complete a Change of Control repurchase offer.

  •
  Reduce the aggregate principal amount of the Notes the consent of the holders of which is needed to modify or amend the applicable Indenture.

  •
  Reduce the aggregate principal amount of the Notes of any series the consent of the holders of which is needed to waive compliance with certain provisions of the applicable Indenture or to waive certain defaults.

  •
  Modify in a way that adversely affects holders any other aspect of the provisions dealing with modification or waiver under the applicable Indenture.

  •
  Modify the obligation of the applicable Issuer and its affiliates not to resell Notes that are "restricted securities" under Rule 144 of the Securities Act within one year after the issue of such Notes.

  •
  Modify in a way that adversely affects holders the terms and conditions of the applicable Guarantors' payment obligations (including with respect to Additional Amounts) under the Notes.

  •
  Waive a default or an Event of Default in the payment of principal of, or interest or premium, if any, on the Notes (except a rescission of acceleration of the Notes of any series by the holders of at least a majority in aggregate principal amount of the outstanding Notes of such series, and a waiver of the payment default that resulted from such acceleration).

  •
  Subordinate the Notes of any series or the Guarantees thereof to any other obligation of the applicable Issuer or any of the applicable Guarantors.

  •
  Release any applicable Guarantee (other than in accordance with the applicable Indenture).

  •
  Change any of the provisions set forth above requiring the consent of the holders of the applicable Notes.

Changes requiring majority approval

        With the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Notes of each series affected thereby, the applicable Issuer and the Trustee may modify the applicable Indenture or the Notes of such series for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the applicable Indenture or of modifying in any manner the rights of the holders of such Notes; provided that the applicable Issuer cannot obtain a waiver of a payment default or any change in respect of the applicable Indenture or the Notes of such series listed under "—Changes requiring unanimous approval" without the consent of each holder of applicable Notes to such waiver or change.

Changes not requiring approval

        The third type of change does not require any vote or consent by holders of the New Notes. This type is limited to clarifications and certain other changes as specified in the applicable Indenture that would not adversely affect holders of the New Notes in any material respect.

Further details concerning voting / consenting

        When taking a vote or obtaining a consent, the applicable Issuer will use the principal amount that would be due and payable on the voting date, if the maturity of the corresponding Notes were accelerated to that date because of an Event of Default.

        New Notes will not be considered outstanding, and therefore not eligible to vote, if the applicable Issuer has deposited or set aside in trust for you money for their payment or redemption, or if such New Notes have been cancelled by the Trustee or delivered to the Trustee for cancellation.

        The applicable Issuer will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding Notes that are entitled to vote or take other action under the applicable Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by holders of the Notes. If the applicable Issuer or the Trustee sets a record date for a vote or other action to be taken by holders of the Notes of any series, that vote or action may be taken only by persons who are holders of such outstanding Notes on the record date and must be taken within 180 days following the record date or a shorter period that such Issuer may specify (or as the Trustee may specify, if it set the record date). The applicable Issuer may shorten or lengthen (but not beyond 180 days) this period from time to time.

Satisfaction and discharge

        The applicable Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when:

  (1)
  either:

  (a)
  all Notes under such Indenture that have been authenticated and delivered, except lost, stolen or destroyed Notes under such Indenture that have been replaced or paid and applicable series of Notes for whose payment money has been deposited in trust and thereafter repaid to the applicable Issuer or discharged from such trust, have been delivered to the Trustee for cancellation; or

  (b)
  all Notes under such Indenture that have not been delivered to the Trustee for cancellation (i) have become due and payable by reason of the mailing of a notice of redemption or otherwise, (ii) will become due and payable at their stated maturity within one year or (iii) are to be called for redemption within one year, and, in each case the applicable Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders of such Notes, cash in US dollars, not-callable U.S. Government Obligations, or a combination thereof, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the applicable series of Notes not delivered to the Trustee for cancellation, for principal, premium, if any, and accrued interest to the maturity date or redemption date, as the case may be;

  (2)
  no default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the applicable Issuer is a party or by which the applicable Issuer is bound;

  (3)
  the applicable Issuer has paid or caused to be paid all sums payable by it under the applicable Indenture including all amounts due and payable to the Trustee; and

  (4)
  the applicable Issuer has delivered irrevocable instructions to the Trustee under the applicable Indenture to apply the deposited money toward the payment of the applicable series of New Notes at the Maturity Date or the redemption date, as the case may be.

        In addition, the applicable Issuer must deliver to the Trustee an officers' certificate of one of its responsible officers and an opinion of counsel reasonably acceptable to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Defeasance and covenant defeasance

        Each Indenture provides that the applicable Issuer and the applicable Guarantors, at the applicable Issuer's or the applicable Guarantors' option with respect to the Notes of a series issued thereunder:

  (1)
  will be deemed to have been discharged from their respective obligations in respect of the Notes of such series (except for certain obligations to register the transfer of or exchange Notes, to replace stolen, lost, destroyed or mutilated Notes upon satisfaction of certain requirements (including, without limitation; providing such security or indemnity as the Trustee, the applicable Issuer or the applicable Guarantors may require) and except obligations to pay all amounts due and owing to the Trustee under the applicable Indenture), to maintain Paying Agents and to hold certain moneys in trust for payment); or

  (2)
  need not comply with certain restrictive covenants of the applicable Indenture (including those described under "—Certain Covenants—Limitation on Liens" and "—Certain Covenants—Consolidation, merger and sale of assets"), in each case if the applicable Issuer or the applicable Guarantors deposit in trust with the Trustee (i) money in an amount, (ii) U.S. Government Obligations that through the scheduled payment of principal and interest in respect of the Notes of such series in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount or (iii) a combination thereof, in each case sufficient to pay all the principal of, and any premium and interest (and any Additional Amounts then known) on such Notes, on the dates such payments are due in accordance with the terms of the applicable Indenture and such Notes.

        In the case of discharge pursuant to clause (1) above, the applicable Issuer or the applicable Guarantors, as the case may be, is required to deliver to the Trustee an opinion of counsel stating that (a) the applicable Issuer or the applicable Guarantors, as the case may be, has received from, or there has been published by, the IRS, a ruling or (b) since the date of the applicable Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that the holders of the Notes of the applicable series will not recognize gain or loss for U.S. federal income tax purposes as a result of the exercise of the option under clause (1) above and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised. In the case of discharge pursuant to clause (2) above, the applicable Issuer or the applicable Guarantors, as the case may be, is required to deliver to the Trustee an opinion of counsel stating that the holders of the Notes of the applicable series will not recognize gain or loss for U.S. federal income tax purposes as a result of the exercise of the option under clause (2) above and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would have been the case if such option had not been exercised.

Governing law

        The Indentures are, and the New Notes and the related Guarantees will be, governed by and construed in accordance with the laws of the State of New York, but without regard to the principles of conflicts of laws of such State that would permit or require the application of the laws of a jurisdiction other than such State, provided, however, that all matters governing the authorization and execution of the applicable Indenture and the New Notes by Bemis and AFUI will be governed by and construed in accordance with the laws of the State of Missouri and with the laws of the State of Delaware, respectively, and all matters governing the authorization and execution of the Indentures by the applicable Guarantors and any notation by such Guarantors of the Guarantees on the applicable New Notes will be governed by and construed in accordance with the laws of the Bailiwick of Jersey, in the case of the Parent Guarantor, the Commonwealth of Australia and the State of Victoria, in the case of Amcor Pty Ltd, the laws of the State of Missouri, in the case of Bemis, the laws of the State of Delaware, in the case of AFUI or the laws of England and Wales, in the case of Amcor UK.

Consent to service of process

        The applicable Indenture provides that each of the applicable Issuer and the applicable Guarantors have irrevocably designated CT Corporation as its authorized agent for service of process in any legal action or proceeding, arising out of or relating to the applicable Indenture, the New Notes or the Guarantees brought in any federal or state court in the Borough of Manhattan, The City of New York, New York, and the applicable Issuer and the applicable Guarantors will each irrevocably submit to the non-exclusive jurisdiction of such courts.

Concerning the Trustee

        Deutsche Bank Trust Company Americas is the Trustee under each Indenture. Among other things, the Indentures provide that the applicable Issuer and the applicable Guarantors will jointly and severally indemnify the Trustee, its directors, officers and employees against any claim, loss, liability or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred without negligence, bad faith or willful misconduct of the Trustee in connection with the acceptance or administration of the trust created by the applicable Indenture.

Fraudulent conveyance or transfer considerations

Australia

        Under Australian insolvency laws, a guarantee may not be enforceable against a guarantor if a court were to find, in an insolvency or liquidation proceeding, (a) that the guarantor was insolvent (unable to pay its debts as they become due) at the time it provided its guarantee or was rendered insolvent by virtue of giving such guarantee and (b) upon application of a liquidator, where the winding up has begun within four years of the issuance of such guarantee, that the issuance of such guarantee was an "uncommercial transaction" under the Australian Act, which determination would be based upon a conclusion that a reasonable person in such guarantor's circumstances would not have issued such guarantee after consideration of (i) the benefits, if any, realized by such guarantor of issuing such guarantee, (ii) the detriment to such guarantor of issuing such guarantee, (iii) the respective benefits realized by other parties to the transaction, and (iv) any other fact that a reasonable person would consider relevant in connection with making such determination.

        Each Issuer believes that the benefits to be realized by the applicable Guarantors upon application of the net proceeds of the offering of the applicable series of New Notes will constitute reasonably equivalent value or fair consideration for the issuance of the applicable Guarantees. In addition, the Issuers believe that at the time of the issuance of the Guarantees, which will occur upon the consummation of the offering of the New Notes, the Guarantors will not be insolvent or rendered insolvent thereby. There can be no assurance, however, that a court passing judgment on such questions would reach the same conclusions.

United States

        Under United States bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee can be voided, or claims under a guarantee may be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

  •
  intended to hinder, delay or defraud any present or future creditor or received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee;

  •
  was insolvent or rendered insolvent by reason of such incurrence;

  •
  was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

  •
  intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

        In addition, any payment by that guarantor under a guarantee could be voided and required to be returned to the guarantor or to a fund for the benefit of the creditors of the guarantor.

        The measures of insolvency for purposes of fraudulent transfer laws vary depending upon the governing law. Generally, a guarantor would be considered insolvent if:

  •
  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

  •
  the present fair saleable value of its assets was less than the amount that would be required, to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  •
  it could not pay its debts as they become due.

        On the basis of historical financial information, recent operating history and other factors, each Issuer and Guarantor believes that the Guarantees are being incurred for proper purposes and in good faith and that each Guarantor, after giving effect to its Guarantee of the applicable series of New Notes, will not be insolvent, does not have unreasonably small capital for the business in which it is engaged and has not incurred debts beyond its ability to pay those debts as they mature. There can be no assurance, however, that a court passing on such question would reach the same conclusions.

Jersey

        Under Article 17 of the Bankruptcy (Désastre) (Jersey) Law 1990, as amended (the "Jersey Bankruptcy Law") and Article 176 of the Companies (Jersey) Law 1991 (the "Jersey Companies Law"),

the court may, on the application of the Viscount of Jersey (in the case of a company whose property has been declared "en désastre") or liquidator (in the case of a creditors' winding up, a procedure which is instigated by shareholders not creditors), set aside a guarantee entered into by a company with any person at an undervalue. There is a five year look back period from the date of commencement of the winding up or declaration of "désastre" during which guarantees are susceptible to examination pursuant to this rule. If the court determines that the transaction was a transaction at an undervalue, the court can make such order as it thinks fit to restore the position to what it would have been in if the transaction had not been entered into. In any proceedings, it is for the Viscount of Jersey or liquidator to demonstrate that the Jersey company was insolvent unless a beneficiary of the transaction was a connected person or associate of the company, in which case there is a presumption of insolvency and the connected person must demonstrate the Jersey company was not insolvent when it entered the transaction in such proceedings.

        Under Article 17A of the Jersey Bankruptcy Law and Article 176A of the Jersey Companies Law, the court may, on the application of the Viscount of Jersey (in the case of a company whose property has been declared "en désastre") or liquidator (in the case of a creditors' winding up), set aside a preference (including a guarantee) given by the company to any person. There is a 12 month look back period from the date of commencement of the winding up or declaration of "désastre" during which guarantees are susceptible to examination pursuant to this rule.

        A guarantee will constitute a preference if it has the effect of putting a creditor of the Jersey company (or a surety or guarantor for any of the company's debts or liabilities) in a better position (in the event of the company going into an insolvent winding up) than such creditor, guarantor or surety would otherwise have been in had that transaction not been entered into. If the court determines that the guarantee constituted such a preference, the court has very wide powers for restoring the position to what it would have been if that preference had not been given. However, for the court to do so, it must be shown that in deciding to give the preference the Jersey company was influenced by a desire to produce the preferential effect. In any proceedings, it is for the Viscount of Jersey or liquidator to demonstrate that the Jersey company was insolvent at the relevant time and that the company was influenced by a desire to produce the preferential effect, unless the beneficiary of the guarantee was a connected person, in which case there is a presumption that the company was influenced by a desire to produce the preferential effect and the connected person must demonstrate in such proceedings that the company was not influenced by such a desire.

        In addition to the Jersey statutory provisions referred to above, there are certain principles of Jersey customary law (for example, a Pauline action) under which dispositions of assets with the intention of defeating creditors' claims may be set aside.

England and Wales

        Under English insolvency law, if a company enters administration or goes into liquidation, then the administrator or liquidator, as applicable, has certain powers to, among other things, apply to the court for such order as the court sees fit (including an order to set aside any transaction) to restore the position to what it would have been if the company had not entered into a transaction with any person at an "undervalue" (as described in the UK Insolvency Act 1986) if the transaction was entered into at a time in the period of two years ending with the onset of insolvency. A transaction might be at an "undervalue" if the company makes a gift to or otherwise receives no consideration from another party or receives consideration the value of which (in money or money's worth) is significantly lower than the value of the consideration given by the company. A court generally will not intervene, however, if the company entered into a transaction in good faith and for the purpose of carrying on its business and, at the time it did so, there were reasonable grounds for believing the transaction would benefit the company.

        Additionally, if the liquidator or administrator can show that a "preference" was given by a company at a time in the period of six months ending with the onset of insolvency (or two years if the preference is to a connected person), a court can make such order as it see fits to restore the position to what it would have been had the preference not been given (including an order to set aside any transaction). Generally, a company gives a preference to a person if it does anything or suffers anything to be done which has the effect of putting a person who is one of the company's creditors, sureties or guarantors in a position which, in the event of the company's insolvent liquidation, will be better than the position that person would have been in had that thing not been done.

        A court will only make an order in respect of a transaction at an undervalue or a preference if, at the time of the relevant transaction or preference, the company was insolvent within the meaning of the UK Insolvency Act 1986 or became insolvent as a consequence of the transaction or preference. Further, a court will not make an order in respect of a preference to a person unless the company was influenced in deciding to give the preference by a desire to improve that person's position in the event of the company's insolvent liquidation than if that thing had not been done, though this desire is presumed where the preference is to a connected person.

        In addition, if it can be shown that a transaction entered into by a company was made at an undervalue and was made for the purpose of putting assets beyond the reach, or otherwise prejudicing the interests, of persons who might claim against it, then the court may make such order as it thinks fit for restoring the position to what it would have been had the transaction not been entered into (including an order to set aside any transaction) and for protecting the interests of "victims" of the transaction. Any person who is such a "victim" of the transaction (with the leave of the court), as well as the administrator or liquidator of the company, may assert such a claim. There is no statutory time limit within which a claim must be made, other than relevant limitation periods, and the company need not be insolvent at the time of the transaction or in liquidation or administration.

Certain definitions

        For purposes of this Description of the New Notes:

  •
  "Accounts" means the consolidated statement of financial position, consolidated income statement, consolidated statement of comprehensive income, consolidated statement of changes in equity and consolidated cash flow statement of the Group, prepared on a consolidated basis in accordance with U.S. GAAP, together with reports (including directors' reports and, if applicable, auditors' reports) and notes attached to or intended to be read with any such consolidated financial statements.

  •
  "Australian Act" means the Corporations Act 2001 (Cwlth) of Australia.

  •
  "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City, United States, Sydney, Australia or Melbourne, Australia are required or authorized to be closed.

  •
  "Change in Lease Accounting Standard" means, and shall be deemed to have occurred, as of the date of effectiveness of the FASB Accounting Standards Codification 842, Leases (or any other United States Accounting Standards Codification having a similar result or effect) (and related interpretations) and, as applicable, the date of effectiveness of the AASB AAS 16 (Leases).

  •
  "Change of Control" means the occurrence of any one of the following:

  (1)
  the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Parent Guarantor and its Subsidiaries taken as a whole to any person (including any "person" as that term is used in Section 13(d)(3) of the Exchange Act) other than to the Parent Guarantor or one of its Subsidiaries;

  (2)
  the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any person (including any "person" as that term is used in Section 13(d)(3) of the Exchange Act) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of the outstanding Voting Stock of the Parent Guarantor, measured by voting power rather than number of shares;

  (3)
  the Parent Guarantor consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Parent Guarantor, in any such event pursuant to a transaction in which any of the Voting Stock of the Parent Guarantor or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Parent Guarantor constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction;

  (4)
  the first day on which the majority of the members of the board of directors of the Parent Guarantor cease to be Continuing Directors; or

  (5)
  the adoption of a plan relating to the liquidation or dissolution of the Parent Guarantor.

  •
  "Change of Control Trigger Period" means, with respect to any Change of Control, the period commencing upon the earlier of (i) the occurrence of such Change of Control or (ii) 60 days prior to the date of the first public announcement of such Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Change of Control Trigger Period will be extended following consummation of a Change of Control for so long as any of the Rating Agencies engaged by the Parent Guarantor or the applicable Issuer has publicly announced that it is considering a possible ratings change).

  •
  Under each Indenture, "Change of Control Triggering Event" means with respect to any Change of Control:

  (1)
  if there are two Rating Agencies engaged by the Parent Guarantor or the applicable Issuer providing ratings for the Notes issued under such Indenture on the first day of the Change of Control Trigger Period with respect to such Change of Control, both Rating Agencies engaged by the Parent Guarantor or the applicable Issuer cease to rate such Notes Investment Grade during such Change of Control Trigger Period; and

  (2)
  if there are three Rating Agencies engaged by the Parent Guarantor or the applicable Issuer providing a rating for the Notes issued under such Indenture on the first day of the Change of Control Trigger Period with respect to such Change of Control, two or more Rating Agencies engaged by the Parent Guarantor or the applicable Issuer cease to rate such Notes Investment Grade during such Change of Control Trigger Period.

If there are not at least two Rating Agencies engaged by the Parent Guarantor or the applicable Issuer providing a rating for the Notes issued under such Indenture on the first day of any Change of Control Trigger Period, a Change of Control Triggering Event shall be deemed to have occurred. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

  •
  "Continuing Director" means, as of any date of determination, any member of the board of directors of the Parent Guarantor who (i) was a member of such board of directors on the date of the issuance of the Notes; or (ii) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election.

  •
  "Default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.

  •
  "Equity Interests" means shares of capital stock, partnership interests, membership interests, beneficial interests or other ownership interests, whether voting or nonvoting, in, or interests in the income or profits of, a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing; provided that, prior to the conversion thereof, debt securities convertible into Equity Interests shall not constitute Equity Interests.

  •
  "Finance Lease" means a "finance lease" in accordance with U.S. GAAP under FASB Accounting Standards Codification 840, Leases.

  •
  "Fitch" means Fitch, Inc., a subsidiary of Fimalac, S.A., and its successors.

  •
  "Group" means Amcor plc and its Subsidiaries taken as a whole.

  •
  "Hedge Agreement" means any agreement with respect to any swap, forward, future or derivative transaction, or any option or similar agreement, involving, or settled by reference to, one or more rates, currencies, commodities, prices of equity or debt securities or instruments, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value, or any similar transaction or combination of the foregoing transactions; provided that any options, rights or shares issued pursuant to any employee share or bonus plan, including any phantom rights or phantom shares, or any similar plans providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Parent Guarantor or its Subsidiaries shall not be a Hedge Agreement.

  •
  "Indebtedness" means, with respect to any Person, all obligations of such Person, present or future, actual or contingent, in respect of moneys borrowed or raised or otherwise arising in respect of any financial accommodation whatsoever, including (a) amounts raised by acceptance or endorsement under any acceptance credit or endorsement credit opened on behalf of such Person, (b) any Indebtedness (whether actual or contingent, present or future) of another Person that is guaranteed, directly or indirectly, by such Person or that is secured by any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed by such Person, (c) the net amount actually or contingently (assuming the arrangement was closed out on the relevant day) payable by such Person under or in connection with any Hedge Agreement, (d) liabilities (whether actual or contingent, present or future) in respect of redeemable preferred Equity Interests in such Person or any obligation of such Person incurred to buy back any Equity Interests in such Person, (e) liabilities (whether actual or contingent, present or future) under Finance Leases for which such Person is liable, (f) any liability (whether actual or contingent, present or future) in respect of any letter of credit opened or established on behalf of such Person, (g) all obligations of such Person in respect of the deferred purchase price of any asset or service and any related obligation deferred (i) for more than 90 days or (ii) if longer, in respect of trade creditors, for more than the normal period of payment for sale and purchase within the relevant market (but not including any deferred amounts arising as a result of such a purchase being contested in good faith), (h) amounts for which such Person may be liable (whether actually or contingently, presently or in the future) in respect of factored debts or the advance sale of assets for which there is recourse to such Person, (i) all obligations of such Person evidenced by debentures, notes, debenture stock, bonds or other financial instruments, whether issued for cash or a consideration other than cash and in respect of which such Person is liable as drawer, acceptor, endorser, issuer or otherwise, (j) obligations of such Person in respect of notes, bills of exchange or commercial paper or other financial instruments and (k) any indebtedness (whether actual or contingent, present or future) for moneys owing under any instrument entered into by such Person primarily as a method of raising finance and that is not otherwise referred to in this definition. The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such other Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

  •
  "Investment Grade" means (i) a rating of Baa3 or better by Moody's (or its equivalent under any successor rating category of Moody's); (ii) a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P); (iii) a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch) or (iv) in the event of the Notes being rated by a permitted Substitute Rating Agency, the equivalent of either (i), (ii) or (iii) by such Substitute Rating Agency.

  •
  "Lien" means, with respect to any asset, (a) any mortgage, deed or other instrument of trust, lien, pledge, hypothecation, charge, security interest or other encumbrance on, in or of such asset, including any arrangement entered into for the purpose of making particular assets available to satisfy any Indebtedness or other obligation and (b) the interest of a vendor or a lessor under any conditional sale agreement, Finance Lease or capital lease or title retention agreement (other than any title retention agreement entered into with a vendor on normal commercial terms in the ordinary course of business) relating to such asset.

  •
  "Limited Recourse Indebtedness" means Indebtedness incurred by the Parent Guarantor or any Subsidiary to finance the creation or development of a Project or proposed Project of the Parent Guarantor or such Subsidiary, provided that, as specified in the terms of such Limited Recourse Indebtedness:

  (a)
  the Person (the "Relevant Person") in whose favor such Indebtedness is incurred does not have any right to enforce its rights or remedies (including for any breach of any representation or warranty or obligation) against the Parent Guarantor or such Subsidiary, as applicable, or against the Project Assets of the Parent Guarantor or such Subsidiary, as applicable, in each case, except for the purpose of enforcing a Lien that attaches only to the Project Assets and secures an amount equal to the lesser of the value of the Project Assets of the Parent Guarantor or such Subsidiary, as applicable encumbered by such Lien and the amount of Indebtedness secured by such Lien; and

  (b)
  the Relevant Person is not permitted or entitled (i) except as and to the extent permitted by clause (a) above, to enforce any right or remedy against, or demand payment or repayment of any amount from, the Parent Guarantor or any Subsidiary (including for breach of any representation or warranty or obligation), (ii) except as and to the extent permitted by clause (a) above, to commence or enforce any proceedings against the Parent Guarantor or any Subsidiary or (iii) to apply to wind up, or prove in the winding up of, the Parent Guarantor or any Subsidiary, such that the Relevant Person's only right of recourse in respect of such Indebtedness or such Lien is to the Project Assets encumbered by such Lien.

  •
  "Moody's" means Moody's Investors Service, Inc., a subsidiary of Moody's Corporation, and its successors.

  •
  "Person" means any individual, corporation, partnership, association, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

  •
  "Principal Subsidiary" means, as of any date, any Subsidiary (including any Successor Person of such Subsidiary) that (i) accounts for greater than 5% of the consolidated total assets of the Parent Guarantor and its Subsidiaries as of such date, determined in accordance with U.S. GAAP, or (ii) accounted for greater than 5% of the consolidated revenues of the Parent Guarantor and its Subsidiaries for the immediately preceding fiscal year of the Parent Guarantor, determined in accordance with U.S. GAAP.

  •
  "Project" means any project or development undertaken or proposed to be undertaken by the Parent Guarantor or any Subsidiary involving (a) the acquisition of assets or property, (b) the development of assets or property for exploitation or (c) the acquisition and development of assets or property for exploitation.

  •
  "Project Assets" means (a) any asset or property of the Parent Guarantor or any Subsidiary relating to the creation or development of a Project or proposed Project of the Parent Guarantor or such Subsidiary, including any assets or property of the Parent Guarantor or such Subsidiary, as applicable, derived from, produced by or related to such Project and (b) any fully paid shares or other Equity Interests in any Subsidiary that are held by the direct parent company of such Subsidiary, provided that (i) such Subsidiary carries on no business other than the business of such Project or proposed Project and (ii) there is no recourse to such direct parent company of such Subsidiary other than to those fully paid shares or other Equity Interests and the rights and proceeds in respect of such shares or Equity Interests.

  •
  "Rating Agency" means each of Moody's, S&P, Fitch or any Substitute Rating Agency, but only to the extent such Rating Agency is then-engaged by the Parent Guarantor or the applicable Issuer to provide a rating for the applicable Notes.

  •
  "S&P" means Standard & Poor's Rating Services, a division of The McGraw Hill Companies, Inc., and its successors.

  •
  "Specified Indebtedness" means Indebtedness of the applicable Issuer or any applicable Guarantor in an outstanding principal amount of at least US$150,000,000 (or its equivalent in the relevant currency of payment) issued under any credit facility, indenture, purchase agreement, credit agreement or similar facility.

  •
  "Subsidiary" means, with respect any Person, (a) any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns or controls sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and (b) any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Parent Guarantor.

  •
  "Substitute Rating Agency" means a "nationally recognized statistical rating organization" within the meaning of the Exchange Act engaged by the Parent Guarantor to provide a rating of the applicable Notes in the event that Moody's, S&P or Fitch, or any other Substitute Rating Agency, has ceased to provide a rating of the applicable Notes for any reason other than as a result of any action or inaction by the Parent Guarantor, and as a result thereof there are no longer two Rating Agencies providing ratings of the applicable Notes.

  •
  "Total Tangible Assets" means, as of any date, (a) the aggregate amount of the assets (other than intangible assets, goodwill and deferred tax assets) of the Group, as disclosed on the consolidated statement of financial position in the most recent Accounts of the Group, minus (b) the lesser of (i) the aggregate value of all Project Assets subject to any Lien securing any Limited Recourse Indebtedness and (ii) the aggregate principal amount of Limited Recourse Indebtedness, in each case, as reflected in (or derived from) the most recent Accounts of the Group, plus (c) the net cash proceeds received by the Parent Guarantor from any share capital issuance by the Parent Guarantor consummated after the date of the most recent balance sheet included in such Accounts and on or prior to such date.

  •
  "U.S. GAAP" means the generally accepted accounting principles in the United States.

  •
  "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States is pledged and which are not callable at the issuer's option.

  •
  "Voting Stock" of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

 BOOK-ENTRY, DELIVERY AND FORM

        Each series of New Notes will initially be issued in book-entry form evidenced by one or more global New Notes ("Global New Notes") registered in the name of DTC or its nominee. The Existing Notes were initially issued and, as of the date of this prospectus, remain in book-entry form evidenced by global Existing Notes ("Global Existing Notes" and, together with the Global New Notes, the "Global Notes") registered in the name of DTC or its nominee. The Global Existing Notes were, and the Global New Notes will be, deposited upon issuance with the Trustee, as custodian for DTC, in each case for credit to the accounts of direct participants in DTC as described below. Except as described below, Global Notes may be transferred, in whole and not in part, only to DTC, or another nominee of DTC or to a successor of DTC or its nominee. Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Notes in registered certificated form without coupons ("Certificated Notes") . See "Description of the New Notes—Global Notes."

        Transfers of beneficial interests in the Global Notes are subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear"), and Clearstream Banking S.A. ("Clearstream")), which may change from time to time.

        The Trustee is acting as the initial paying agent and registrar. The Notes may be presented for registration of transfer and exchange at the offices of the registrar.

Certain Procedures

        The following description of some of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them from time to time. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

        DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through Participants or Indirect Participants.

        DTC has also advised us that, pursuant to procedures established by it, ownership of interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

        Owners of the beneficial interests in the Global Notes may hold their interests therein directly through DTC, if they are Participants in such system, or indirectly through organizations (including Euroclear and Clearstream) which are Participants or Indirect Participants in such system. Each of Euroclear and Clearstream holds and will hold interests in the Global Notes on behalf of its participants through customers' securities accounts in its name on the books of its depositary. All interests in a Global Note, including those held through Euroclear or Clearstream, will be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream will also be subject to the procedures and requirements of such system. The laws of some states require, and the laws of other jurisdictions may require, that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

        Except as described below, owners of interests in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Certificated Notes and will not be considered the registered owners or "holders" thereof under the applicable Indenture for any purpose.

        Payments in respect of the principal of, premium, if any, and interest on a Global Note registered in the name of DTC or its nominee will be payable to DTC or its nominee in its capacity as the registered holder under the applicable Indenture. Under the terms of each Indenture, we and the Trustee will treat the persons in whose names the Notes issued thereunder, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever.

        Consequently, neither we, the Trustee nor any of our or the Trustee's agents has or will have any responsibility or liability for (1) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes or (2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of the relevant security as shown on the records of DTC. Payments by Participants and Indirect Participants to the beneficial owners of Global Notes will be governed by standing instructions and customary practices and will be the responsibility of Participants or Indirect Participants and will not be the responsibility of DTC, the Trustee or us. Neither we nor the Trustee will be liable for any delay by DTC or any of its Participants or Indirect Participants in identifying or remitting payments to the beneficial owners of the Notes, and we and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

        Except for trades involving only Euroclear and Clearstream participants, interests in the Global Notes are expected to be eligible to trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will, therefore, settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. See "—Same-Day Settlement and Payment." Subject to the transfer restrictions applicable to the Existing Notes and that may be applicable to any Additional Notes we may issue in the future, transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

        Subject to the transfer restrictions applicable to the Existing Notes and that may be applicable to any Additional Notes we may issue in the future, cross-market transfers between Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream by their respective depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the respective depositaries for Euroclear or Clearstream.

        DTC has advised us that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Global Notes as to which such Participant or Participants has or have given such direction. However, if an Event of Default (as defined in "Description of the New Notes") with respect to the Notes of a particular series has occurred and is continuing, DTC reserves the right to exchange the Global Notes for that series for Certificated Notes (which, in the case of Existing Notes and any Additional Notes we may issue in the future that are subject to transfer restrictions, will bear the applicable restrictive legend set forth in the related Indenture unless we determine otherwise), and to distribute such Certificated Notes to its Participants.

        DTC, Euroclear and Clearstream are under no obligation to perform or continue to perform the foregoing procedures to facilitate transfers of interests in the Global Notes among Participants in DTC, and such procedures may be discontinued at any time. Neither we nor the Trustee nor any of our or their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Same-Day Settlement and Payment

        The Notes represented by the Global Notes are expected to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds.

        Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

 MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of material United States federal income tax considerations relating to the Exchange Offers and the ownership and disposition of the New Notes acquired pursuant to the Exchange Offers. It is not a complete analysis of all the potential tax considerations relating to the Exchange Offers and the New Notes. This summary is based upon the provisions of the Code, Treasury Regulations promulgated under the Code, administrative rulings and pronouncements and judicial decisions, all as in effect on the date of this prospectus and all of which are subject to change or differing interpretations, possibly with retroactive effect so as to result in United States federal income tax consequences different than those set forth below. We have not obtained, nor do we intend to obtain, a ruling from the Internal Revenue Service (the "IRS") with respect to the statements made in this summary and there can be no assurance that the IRS will agree with such statements or that a court would not sustain a challenge by the IRS in the event of litigation.

        This discussion applies only to beneficial owners, which we refer to in this section as "Holders," who hold Existing Notes and will hold the New Notes as "capital assets," within the meaning of Section 1221 of the Code (generally, property held for investment). This summary does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction. In addition, this discussion does not address all tax considerations that may be applicable to Holders' particular circumstances (such as the effects of Section 451(b) of the Code) or to Holders that may be subject to special tax rules, such as, for example:

  •
  Holders subject to the alternative minimum tax;

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  banks, insurance companies, or other financial institutions;

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  U.S. Holders (as defined below) whose functional currency is not the US dollar;

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  former U.S. citizens or long-term residents of the United States;

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  regulated investment companies;

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  real estate investment trusts;

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  tax-exempt organizations;

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  brokers and dealers in securities or commodities;

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  traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

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  persons that will hold the New Notes as a position in a hedging transaction, straddle, conversion transaction or other risk reduction transaction for tax purposes;

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  persons that purchased Existing Notes or that sell New Notes as part of a wash sale for tax purposes;

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  persons deemed to sell the New Notes under the constructive sale provisions of the Code; or

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  entities or arrangements classified as partnerships for United States federal income tax purposes or other passthrough entities, or investors in such entities.

        If an entity or arrangement classified as a partnership for United States federal income tax purposes holds Existing Notes or New Notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Any entity or arrangement that is classified for United States federal income tax purposes as a partnership that owns Existing Notes or that will own New Notes, and any partners in such partnership, are urged to consult their tax advisors as to the tax consequences of the Exchange Offers and the ownership and disposition of the New Notes.

        YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES OF YOUR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE NEW NOTES.

        As used herein, the term "U.S. Holder" means a beneficial owner of Notes that is for United States federal income tax purposes (1) a citizen or resident of the United States, (2) a corporation, including for this purpose an entity treated as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States or of any political subdivision thereof, (3) an estate whose income is subject to United States federal income tax regardless of its source, or (4) a trust, if both (a) a court within the United States is able to exercise primary supervision over the administration of the trust and (b) one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts that are beneficial owners of the Notes and in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons also will be U.S. Holders. As used herein, the term "Non-U.S. Holder" means a beneficial owner (other than a partnership) of Notes that is not a U.S. Holder.

Treatment of Exchange under the Exchange Offers

        The exchange of the Existing Notes for New Notes in the Exchange Offers will not be a taxable event for United States federal income tax purposes. A Holder will not realize any taxable gain or loss as a result of exchanging the Existing Notes for New Notes, and, upon the exchange, the Holder will have the same tax basis and holding period in the New Notes as the Holder had in the Existing Notes immediately before the exchange.

Tax Treatment of New Notes

U.S. Holders

Interest

        Stated interest on the New Notes will be included in the income of a U.S. Holder as ordinary income at the time such interest is received or accrued, in accordance with the U.S. Holder's regular method of tax accounting.

Original issue discount

        If the Existing Notes were issued with original issue discount ("OID"), a U.S. Holder will be required to include OID in ordinary income as it accrues under a constant yield to maturity method, regardless of the U.S. Holder's normal method of tax accounting.

Sale, retirement, redemption or other taxable disposition

        In general, a U.S. Holder of the New Notes will recognize gain or loss upon the sale, retirement, redemption or other taxable disposition of such New Notes in an amount equal to the difference between (1) the amount of cash and the fair market value of property received in exchange therefor (except to the extent attributable to the payment of accrued and unpaid interest, which generally will be taxable to a U.S. Holder as ordinary income as described under "—Interest" above) and (2) the U.S. Holder's adjusted tax basis in such New Notes. A U.S. Holder's adjusted tax basis in the New Notes generally will be equal to such U.S. Holder's adjusted tax basis in the Existing Notes at the time of the exchange, increased by any OID subsequently included in income by the U.S. Holder. Net capital gain (i.e. generally, capital gain in excess of capital loss) recognized by a non-corporate U.S. Holder from the sale of a capital asset that has been held for more than 12 months is generally eligible for preferential rates of taxation. Net capital gain from the sale of an asset held for 12 months or less will be subject to United States federal income tax at ordinary income tax rates. In addition, capital gain recognized by a corporate taxpayer will continue to be subject to United States federal income tax at the ordinary income tax rates applicable to corporations. The ability to deduct capital losses is subject to limitations under the Code.

Additional tax on investment income

        An additional 3.8% Medicare tax is imposed on the "net investment income" of certain U.S. citizens and resident aliens, and on the undistributed "net investment income" of certain estates and trusts. Among other items, "net investment income" generally includes gross income from interest, and certain net gain from the sale, redemption, exchange, retirement or other taxable disposition of property, such as the New Notes, less certain deductions. U.S. Holders are urged to consult their own tax advisors regarding the applicability of the Medicare tax to their income and gains in respect of the New Notes.

Non-U.S. Holders

        A Non-U.S. Holder generally will not be subject to United States federal income or withholding tax on payments of interest (including OID) on the New Notes, unless that Non-U.S. Holder (i) actually or constructively owns 10% or more of the total combined voting power of all classes of the applicable Issuer's stock that are entitled to vote within the meaning of Section 871(h)(3) of the Code, (ii) is a controlled foreign corporation related to the applicable Issuer or (iii) is a bank receiving interest (including OID) described in Section 881(c)(3)(A) of the Code, provided that such interest (including OID) is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder. To qualify for the exemption from taxation, the last United States payor, as defined in the Treasury regulations (or a non-U.S. payor who is a qualified intermediary or withholding foreign partnership) in the chain of payment prior to payment to a Non-U.S. Holder (the "Withholding Agent"), must have received, before payment, a statement that (1) is signed by the beneficial owner of the New Notes under penalties of perjury, (2) certifies that such owner is not a U.S. Holder and (3) provides the name and address of the beneficial owner. The statement may be made on an IRS Form W-8BEN or IRS Form W-8BEN-E or a substantially similar form. An IRS Form W-8BEN or IRS Form W-8BEN-E is generally effective for the year of signature plus the following three calendar years; however, the beneficial owner must inform the Withholding Agent of any change in the information on the statement within 30 days of such change. Notwithstanding the preceding sentence, an IRS Form W-8BEN or IRS Form W-8BEN-E may in certain circumstances remain effective until a change in circumstances makes any information on such form inaccurate. If the New Notes are held through a securities clearing organization or certain other financial institution, the beneficial owner must provide to such organization or institution an IRS Form W-8BEN or IRS Form W-8BEN-E and the organization or institution must provide a certificate stating that such organization or institution has been provided with a valid IRS Form W-8BEN or IRS Form W-8BEN-E to the Withholding Agent.

        A Non-U.S. Holder that does not qualify for exemption from withholding as described in the preceding paragraph generally will be subject to withholding of United States federal income tax at a tax rate of 30% (or lower applicable treaty rate) on payments of interest (including OID) on the New Notes.

        In addition, a Non-U.S. Holder will generally not be subject to United States federal income or withholding tax on any amount which constitutes gain upon the sale, retirement, redemption or other taxable disposition of the New Notes, provided (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder and (2) in the case of an individual Non-U.S. Holder, such Holder is not present in the United States for 183 days or more in the taxable year. Certain other exceptions may be applicable and a Non-U.S. Holder should consult its tax advisor in this regard.

        To the extent that gain or interest income (including OID) with respect to the New Notes is not exempt from the United States federal income or withholding tax, a Non-U.S. Holder may be able to reduce or eliminate such tax under an applicable income tax treaty.

        Except to the extent that an applicable income tax treaty otherwise provides, a Non-U.S. Holder whose gain or interest income (including OID) with respect to the New Notes is effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder (and if certain tax treaties apply, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States) will not be subject to the United States federal withholding tax if such Non U.S. Holder provides an IRS Form W-8ECI to the Withholding Agent. Instead, such Non-U.S. Holder will generally be subject to tax on such gain and interest income (including OID) at regular income tax rates in the manner similar to the taxation of U.S. Holders. In addition, a corporate Non-U.S. Holder will be subject to a branch profits tax equal to 30% of its "dividend equivalent amount" (generally representing the amount that remains after paying the tax on such gain or interest income (including OID) discussed in the preceding sentence), although a Non-U.S. Holder may be able to reduce or eliminate such tax under an applicable income tax treaty. If a Non-U.S. Holder is an individual that is present in the United States for 183 days or more in a taxable year, such Holder will be subject to a flat 30% tax (subject to reductions under an applicable income tax treaty if the Non-U.S. Holder is eligible for the benefits of such treaty) on the gain derived from the sale, redemption or other taxable disposition in such taxable year, which may be offset by U.S. source capital losses, even though such Holder is not considered a resident of the United States.

Information reporting and backup withholding

        Generally, we must report annually to the IRS and to Non-U.S. Holders the amount of interest (including OID) paid to Non-U.S. Holders and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest (including OID) and withholding may also be made available to the tax authorities in the country in which a Non-U.S. Holder resides under the provisions of an applicable income tax treaty.

        Backup withholding of United States federal income tax may apply to payments made in respect of the New Notes to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) on an IRS Form W-8BEN or IRS Form W-8BEN-E, in the case of a Non-U.S. Holder, or an IRS Form W-9, in the case of a U.S. Holder. Compliance with the identification procedures described in the preceding section generally would establish an exemption from backup withholding for Non-U.S. Holders. As discussed above, a Non-U.S. Holder whose gain or interest income (including OID) with respect to the New Notes is effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder will generally not be subject to backup withholding if the Non-U.S. Holder provides the Withholding Agent with an IRS Form W-8ECI.

        In addition, upon the sale of the New Notes to (or through) a broker, the broker may be required to withhold an appropriate percentage of the entire purchase price, unless the seller provides, in the required manner, certain identifying information and, in the case of a Non-U.S. Holder, certifies that such seller is a Non-U.S. Holder (and certain other conditions are met). Such a sale may also be reported by the broker to the IRS (which report must, in certain circumstances, include the adjusted basis of the New Notes), unless the seller certifies its Non-U.S. Holder status (and certain conditions are met). Certification of the registered owner's Non-U.S. Holder status would be made normally on an IRS Form W-8BEN or IRS Form W-8BEN-E under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States federal income tax liability provided the required information is furnished to the IRS in a timely manner.

Potential application of rules governing contingent payment debt instruments

        The applicable Issuer may be obligated to pay amounts in excess of the stated interest or principal on the Existing Notes or New Notes, including as described under "Description of the New Notes—Certain Covenants—Offer to repurchase upon Change of Control Triggering Event." The potential obligation to pay these additional amounts may implicate the provisions of applicable Treasury regulations relating to "contingent payment debt instruments."

        According to the applicable Treasury regulations, certain contingencies will not cause a debt instrument to be treated as a contingent payment debt instrument if such contingencies, as of the date of issuance, are remote or incidental. Although the matter is not free from doubt, the applicable Issuer intends to take the position that the foregoing contingencies are remote or incidental, and the applicable Issuer does not intend to treat the New Notes as contingent payment debt instruments. This position will be based in part on the applicable Issuer's determination that, as of the date of the issuance of the Existing Notes, the possibility that such additional amounts would have to be paid, in the aggregate, is a remote or incidental contingency within the meaning of applicable Treasury regulations. However, there is no assurance that the applicable Issuer's position would be respected by the IRS or, if challenged, upheld by a court. If the IRS were to challenge our position and successfully assert that such contingencies are not remote or incidental, the New Notes may constitute contingent payment debt instruments. If the New Notes are treated as contingent payment debt instruments, a Holder that is subject to United States federal income tax may be required to accrue OID on the New Notes in excess of stated interest and otherwise applicable OID, and to treat as ordinary income (rather than capital gain) any gain that is recognized upon a sale, redemption or other taxable disposition of the New Notes. In the event that any of these contingencies were to occur, it would affect the character, amount and timing of any income recognized. The discussions above under "—U.S. Holders" and "—Non-U.S. Holders" assume that the New Notes will not be treated as contingent payment debt instruments. Holders should consult their own tax advisors regarding the possible application of the contingent payment debt instrument rules to the New Notes.

Foreign Account Tax Compliance Act

        FATCA imposes withholding taxes on certain types of payments made to "foreign financial institutions," as specially defined under FATCA, and certain other non-U.S. entities. FATCA imposes a 30% withholding tax on payments of interest (including OID) on the New Notes paid to a foreign financial institution unless the foreign financial institution is deemed to be compliant with FATCA or enters into an agreement with the IRS to, among other things, undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. In addition, FATCA imposes a 30% withholding tax on the same types of payments to a non-financial foreign entity of a certain type unless the entity certifies that it does not have any substantial U.S. owners or furnishes identifying information to the IRS or to the withholding agent regarding each substantial U.S. owner. However, pursuant to a grandfathering rule, FATCA withholding generally should not apply to debt instruments issued before July 1, 2014, such as the New 2021 Notes. Prospective investors should consult their tax advisors regarding the application of FATCA to the acquisition, ownership or disposition of the New Notes.

STATE AND LOCAL INCOME TAX CONSIDERATIONS

        In addition to the United States federal income tax consequences described in "Material United States Federal Income Tax Considerations," you should consider the state and local income tax consequences of the acquisition, ownership and disposition of the New Notes. State and local income tax law may differ substantially from corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. You should consult your tax advisor with respect to the various state and local tax consequences of an investment in the New Notes.

 PLAN OF DISTRIBUTION

        Each broker-dealer that receives New Notes for its own account pursuant to an Exchange Offer will be deemed to acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Existing Notes where such Existing Notes were acquired as a result of market-making activities or other trading activities. The Issuers and Guarantors have agreed that, starting on the Settlement Date of an applicable Exchange Offer and ending on the close of business 180 days after such Settlement Date, they will (subject to their right to suspend the use of the prospectus under certain circumstances) make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

        The Issuers and the Guarantors will not receive any proceeds from any sale of New Notes by brokers-dealers. New Notes received by broker-dealers for their own account pursuant to an Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to an Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. By acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of 180 days after the applicable Settlement Date, the applicable Issuer will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in writing from such Issuer or Amcor plc. The applicable Issuer and the applicable Guarantors have agreed to pay all expenses incident to each applicable Exchange Offer other than commissions or concessions of any brokers or dealers and transfer taxes, if any, and will indemnify participating broker-dealers (as defined herein) against certain liabilities, including liabilities under the Securities Act.

 EXPERTS

        The consolidated financial statements of Amcor plc as of June 30, 2019 and for the year ended June 30, 2019 incorporated in this prospectus by reference to Amcor plc's Current Report on Form 8-K filed on March 9, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers AG, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The consolidated financial statements of Amcor plc (formerly known as Amcor Limited) as of June 30, 2018 and for each of the two years in the period ended June 30, 2018 incorporated in this prospectus by reference to Amcor plc's Current Report on Form 8-K filed on March 9, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control Over Financial Reporting) of Bemis Company, Inc. incorporated in this prospectus by reference to Bemis Company, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

        The validity of the New Notes and the Guarantees will be passed upon for us by Sidley Austin, Sydney, Australia, as to certain matters of New York law, Armstrong Teasdale, as to certain matters of Missouri law, Ogier (Jersey) LLP, as to certain matters of Jersey law, Gilbert + Tobin, Sydney, Australia, as to certain matters of Australian law, and Sidley Austin LLP, London, United Kingdom, as to certain matters of English law.

 WHERE YOU CAN FIND MORE INFORMATION

        Amcor plc is subject to the informational requirements of the Exchange Act, and, in accordance with these requirements, Amcor plc files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. That Internet site is http://www.sec.gov. The reports and other documents that Amcor plc filed with the SEC can also be accessed through the Investor Relations section of our Internet website at http://www.amcor.com/investors/financial-information/sec-filings. We have not incorporated by reference into this prospectus the information included on, or linked from, Amcor's website (other than to the extent specified elsewhere herein), and you should not consider it to be a part of this prospectus.

 INCORPORATION BY REFERENCE

        Amcor plc has elected to incorporate by reference certain information into this prospectus. By incorporating by reference, certain important information is being disclosed to you by referring you to another document (or portion thereof) that has been filed separately with the SEC. The following documents (or, as may be stated below, portions of certain documents) filed with the SEC (other than, in each case, documents, portions of documents or exhibits deemed to have been furnished and not filed in accordance with SEC rules) are incorporated by reference into this prospectus:

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  Amcor plc's Annual Report on Form 10-K for the year ended June 30, 2019;

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  Amcor plc's Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2019 and December 31, 2019;

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  Amcor plc's Definitive Proxy Statement on Schedule 14A filed on September 24, 2019;

  •
  Amcor plc's Current Reports on Form 8-K filed on July 26, 2019, November 8, 2019 and March 9, 2020;

  •
  The section captioned "Item 8—Financial Statements and Supplementary Data" in Bemis's Annual Report on Form 10-K for the year ended December 31, 2018 (the "Bemis 10-K");

  •
  The section captioned "(b) Management's Report on Internal Control Over Financial Reporting" under "Item 9A—Controls and Procedures" in the Bemis 10-K;

  •
  The financial statement schedule appearing in the section captioned "Schedule II—Valuation and Qualifying Accounts and Reserves" in the Bemis 10-K; and

  •
  The section captioned "Item 1. Financial Statements" in Bemis's Quarterly Report on Form 10-Q for the fiscal quarter March 31, 2019.

        Amcor plc will provide, without charge, to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all of the documents (or, as may be applicable, portions of the documents) referred to above that have been incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. Requests for those documents should be directed to Amcor plc as follows: Amcor plc, Level 11, 60 City Road, Southbank, Victoria 3006, Australia, Attention: Investor Relations, Telephone: +61 3 9226 9000. To obtain timely delivery of any such documents, we recommend that you make any such request no later than five business days before the Expiration Date of the applicable Exchange Offer.

Bemis Company, Inc.

OFFERS TO EXCHANGE
Any and all outstanding $346,652,000 aggregate principal amount of 4.500% Guaranteed Senior Notes due 2021 of Bemis Company, Inc.
for
Up to $346,652,000 aggregate principal amount of 4.500% Guaranteed Senior Notes due 2021 of Bemis Company, Inc. that have been registered under the Securities Act of 1933
and
Any and all outstanding $293,200,000 aggregate principal amount of 3.100% Guaranteed Senior Notes due 2026 of Bemis Company, Inc.
for
Up to $293,200,000 aggregate principal amount of 3.100% Guaranteed Senior Notes due 2026 of Bemis Company, Inc. that have been registered under the Securities Act of 1933

Amcor Finance (USA), Inc.

OFFERS TO EXCHANGE
Any and all outstanding $591,266,000 aggregate principal amount of 3.625% Guaranteed Senior Notes due 2026 of Amcor Finance (USA), Inc.
for
Up to $591,266,000 aggregate principal amount 3.625% Guaranteed Senior Notes due 2026 of Amcor Finance (USA), Inc. that have been registered under the Securities Act of 1933
and
Any and all outstanding $497,508,000 aggregate principal amount of 4.500% Guaranteed Senior Notes due 2028 of Amcor Finance (USA), Inc.
for
Up to $497,508,000 aggregate principal amount of 4.500% Guaranteed Senior Notes due 2028 of Amcor Finance (USA), Inc. that have been registered under the Securities Act of 1933

PROSPECTUS

                    , 2020

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution.

        The following table itemizes the expenses incurred by us in connection with the issuance and registration of the securities being registered hereunder (excluding the underwriters' discount and commission). All amounts shown are estimates except for the SEC registration fee.

Amount to be paid
SEC registration fee	$224,375.66
Legal fees and expenses	375,000.00
Accounting fees and expenses	130,000.00
Exchange agent fees	16,000.00
Miscellaneous fees and expenses	5,000.00

Total	$750,375.66

        We will bear all of the expenses shown above.

Item 14.    Indemnification of directors and officers.

Indemnification of directors and officers of Amcor Finance (USA), Inc.

        Except as hereinafter set forth, there is no charter provision, by-law, contract, arrangement or statute under which any director or officer of Amcor Finance (USA), Inc.'s ("AFUI") is insured or indemnified in any manner against any liability which he or she may incur in his or her capacity as such.

        Pursuant to Section 6.4 of the by-laws of AFUI: "The Corporation shall indemnify to the full extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director, officer or employee of the Corporation or serves or served at the request of the Corporation any other enterprise as a director, officer or employee. Expenses, including attorney's fees, incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the Corporation promptly upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The rights provided to any person by this by-law shall be enforceable against the Corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as a director, officer or employee as provided above. No amendment of this by-law shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment. For purposes of this by-law, the term "Corporation" shall include any predecessor of the Corporation and any constituent corporation (including an constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term "other enterprise" shall include any corporation, partnership, joint venture, trust or employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to any employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation."

        Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") authorizes a corporation's board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents.

        Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

        Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the adjudicating court shall deem proper.

        Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

        Amcor plc maintains an insurance policy for the directors and officers of AFUI in respect of liabilities arising out of any act, error or omission whilst acting in their capacities as directors or officers of AFUI or its affiliated companies.

        Amcor plc has entered into a Deed pursuant to which it has agreed to indemnify each director, secretary and other officer (as may be approved) of its subsidiaries, including AFUI, to the maximum extent permitted under law, from liability in respect of any claim, demand, suit, action, proceeding or cause of action commenced or threatened against such director, secretary or other officer and arising out of the conduct of the business of Amcor plc or the discharge of the duties of such director, secretary or other officer, in its capacity as such, subject to certain limited exceptions.

        The foregoing statements are subject to the detailed provisions of the DGCL and the full text of the corporate documents and agreements referenced above.

Indemnification of directors and officers of Bemis Company, Inc.

        The following summary is qualified in its entirety by reference to the complete text of Sections 351.355 of the Missouri General and Business Corporation Law ("MGBCL") and the Amended and Restated Articles of Incorporation, as amended (the "Articles"), of Bemis Company, Inc. ("Bemis") and the Amended and Restated Bylaws of Bemis (the "Bylaws").

        Bemis is a Missouri corporation. Section 351.355 of the MGBCL provides for permissible and mandatory indemnification of directors, officers, employees and agents of a Missouri corporation in certain circumstances.

        Section 351.355.1 of the MGBCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. Section 351.355.1 further provides that the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

        Section 351.355.2 of the MGBCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another entity against expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of the person's duties to the corporation unless and only to the extent that the court in which such action or suit was brought determines that such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

        Section 351.355.3 of the MGBCL provides that except to the extent otherwise provided in the corporation's articles of incorporation or bylaws, to the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding (or related claim or issue) referred to in Sections 351.355.1 and 351.355.2 of the MGBCL, that person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

        Section 351.355.6 of the MGBCL provides that indemnification and advancement of expenses provided under Section 351.355 of the MGBCL are not exclusive of any other rights to indemnification or advancement of expenses provided by the corporation's articles of incorporation or bylaws, or any agreement, vote of shareholders or disinterested directors or otherwise.

        Section 351.355.7 of the MGBCL provides that a corporation shall have the power to give any further indemnity to any such person, in addition to the indemnity otherwise authorized under Section 351.355 of the MGBCL, so long as it is provided for in the corporation's articles of incorporation, bylaws or agreement adopted by a vote of the corporation's shareholders, and provided that no such indemnity shall indemnify any person from conduct adjudged to have been knowingly fraudulent, deliberately dishonest, or willful misconduct.

        The Bylaws provide that Bemis shall, to the maximum extent and in the manner permitted by the MGBCL, indemnify each of its directors and officers against expenses (including attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of Bemis. The Bylaws define a "director" or "officer" of Bemis to include any person (a) who is or was a director or office of Bemis, (b) who is or was serving at the request of Bemis as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, or (c) who was a director or officer of a corporation which was a predecessor corporation of Bemis or of another enterprise at the request of such predecessor corporation. Furthermore, the Bylaws provide that Bemis has the power, to the maximum extent and in the manner permitted by the MGBCL, to indemnify each of its employees and agents (other than directors and officers) against expenses (including attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of Bemis. The Bylaws define "employee" or "agent" of Bemis (other than a director or officer) to include any person (a) who is or was an employee or agent of Bemis, (b) who is or was serving at the request of Bemis as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (c) who was an employee or agent of a corporation which was a predecessor corporation of Bemis or of another enterprise at the request of such predecessor corporation. The indemnification provided for in the Bylaws shall not be deemed exclusive of any other rights provided under any bylaws, agreement, vote of shareholders or disinterested directors or otherwise to the extent that such additional rights to indemnification are authorized in the Articles. Additionally, the Bylaws provide that no indemnification or advance shall be made except where such indemnification of advance is mandated by law or the order, judgment, or decree of any court of competent jurisdiction, in any circumstances where it appears: (a) that it would be inconsistent with a provision of the Articles, Bylaws, a resolution of the shareholders, or an agreement in effect at the time of the alleged cause of the action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or (b) that it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

        The Articles provide that to the fullest extent permitted under the MGBCL as the same exists or may be amended, a director of Bemis shall not be liable to Bemis or its stockholders for monetary damages for a breach of fiduciary duty as a director. Additionally, the Articles provide that no amendment, modification or repeal of the applicable article by the stockholders shall adversely affect any right or protection of a director of Bemis existing by virtue of such article at the time of such amendment, modification, or repeal.

        Amcor plc maintains an insurance policy for the directors and officers of Bemis in respect of liabilities arising out of any act, error or omission whilst acting in their capacities as directors or officers of Bemis or its affiliated companies.

        Amcor plc has entered into a Deed pursuant to which it has agreed to indemnify each director, secretary and other officer (as may be approved) of its subsidiaries, including Bemis, to the maximum extent permitted under law, from liability in respect of any claim, demand, suit, action, proceeding or cause of action commenced or threatened against such director, secretary or other officer and arising out of the conduct of the business of Amcor plc or the discharge of the duties of such director, secretary or other officer, in its capacity as such, subject to certain limited exceptions.

Indemnification of directors and officers of Amcor plc

        Except as hereinafter set forth, there is no charter provision, bylaw, contract, arrangement or statute under which any director or officer of Amcor plc is insured or indemnified in any manner against any liability which he or she may incur in his or her capacity as such.

        Pursuant to Section 11.2 of the Articles of Association of Amcor plc, Amcor plc must indemnify each director and officer on a full indemnity basis and to the full extent permitted by law.

        Amcor plc's Articles of Association provide in relevant part: "The Company must indemnify each Officer on a full indemnity basis and to the full extent permitted by law against all losses, liabilities, costs, charges and expenses (Liabilities) incurred by the Officer as a present or former director or officer of the Company or of a related body corporate." As used in the foregoing sentence, the term "Officer" includes each person who is or has been a director or executive officer of the Company and such other officers or former officers of Amcor plc or of its related bodies corporate as Amcor plc's board of directors in each case determines.

        The relevant provision of the Companies (Jersey) Law 1991 is Article 77, which provides:

          "(1) Subject to paragraphs (2) and (3), any provision, whether contained in the articles of, or in a contract with, a company or otherwise, whereby the company or any of its subsidiaries or any other person, for some benefit conferred or detriment suffered directly or indirectly by the company, agrees to exempt any person from, or indemnify any person against, any liability which by law would otherwise attach to the person by reason of the fact that the person is or was an officer of the company shall be void.

          (2)   Paragraph (1) does not apply to a provision for exempting a person from or indemnifying the person against—

            a.     any liabilities incurred in defending any proceedings (whether civil or criminal)—

                (i)  in which judgment is given in the person's favour or the person is acquitted,

               (ii)  which are discontinued otherwise than for some benefit conferred by the person or on the person's behalf or some detriment suffered by the person, or

              (iii)  which are settled on terms which include such benefit or detriment and, in the opinion of a majority of the directors of the company (excluding any director who conferred such benefit or on whose behalf such benefit was conferred or who suffered such detriment), the person was substantially successful on the merits in the person's resistance to the proceedings;

            b.     any liability incurred otherwise than to the company if the person acted in good faith with a view to the best interests of the company;

            c.     any liability incurred in connection with an application made under Article 212 in which relief is granted to the person by the court; or

            d.     any liability against which the company normally maintains insurance for persons other than directors.

          (3)   Nothing in this Article shall deprive a person of any exemption or indemnity to which the person was lawfully entitled in respect of anything done or omitted by the person before the coming into force of this Article.

          (4)   This Article does not prevent a company from purchasing and maintaining for any such officer insurance against any such liability."

        Amcor plc maintains an insurance policy for its directors and officers in respect of liabilities arising out of any act, error or omission whilst acting in their capacities as directors or officers of Amcor plc or its affiliated companies.

        Amcor plc has entered into a Deed pursuant to which it has agreed to indemnify its Chief Financial Officer, each secretary of Amcor plc and any other of its officers as may be approved from time to time, to the maximum extent permitted under law, from liability in respect of any claim, demand, suit, action, proceeding or cause of action commenced or threatened against such officer and arising out of the conduct of the business of Amcor plc or the discharge of the duties of such officer, in its capacity as such, subject to certain limited exceptions.

        Amcor plc has entered into separate indemnity agreements with each of its current directors to indemnify each director, to the maximum extent permitted under law, from liability in respect of any claim, demand, suit, action, proceeding or cause of action commenced or threatened against such director and arising out of the conduct of the business of Amcor plc or arising out of such director being a director of Amcor plc, subject to certain limited exceptions.

Indemnification of directors and officers of Amcor Pty Ltd

        Except as hereinafter set forth, there is no charter provision, bylaw, contract, arrangement or statute under which any director or officer of Amcor Pty Ltd is insured or indemnified in any manner against any liability which he or she may incur in his or her capacity as such.

        Pursuant to clause 92 of the Constitution of Amcor Pty Ltd, Amcor Pty Ltd must indemnify each officer out of the assets of the company on a full indemnity basis and to the full extent permitted by law against liability arising out of the conduct of business of the company or the discharge of the duties of the officer. Further, pursuant to clause 76 of the Constitution of Amcor Pty Ltd, Amcor Pty Ltd may charge the assets of the company by way of indemnity to secure a director or officer of Amcor Pty Ltd from any loss in respect of personal liability for the payment of a sum primarily due by Amcor Pty Ltd.

        Amcor Pty Ltd's Constitution provides in clause 92: "The Company is to indemnify each officer of the Company out of the assets of the Company on a full indemnity basis and to the full extent permitted by law against any liability incurred by the officer in or arising out of the conduct of the business of the Company or in or arising out of the discharge of the duties of the officer."

        Amcor Pty Ltd's Constitution provides in clause 76: "If any Director or any officer of the Company is or may become personally liable for the payment of any sum which is or may become primarily due from the Company, the Board may charge the whole or any part of the assets of the Company by way of indemnity to secure the Director or officer from any loss in respect of the liability."

        As used in clauses 76 and 92 of Amcor Pty Ltd's Constitution:

          a.     the term "officer" includes a director or secretary of Amcor Pty Ltd and a person appointed as a trustee by, or acting as a trustee at the request of, Amcor Pty Ltd and includes former officers of Amcor Pty Ltd;

          b.     the term "Board" means, if there is only one director of Amcor Pty Ltd, that director, but otherwise means the directors for the time being of Amcor Pty Ltd or those of them who are present at a meeting at which there is a quorum; and

          c.     the term "duties of the officer" includes, in any particular case where the Board considers it appropriate, duties arising by reason of the appointment, nomination or secondment in any capacity of an officer by Amcor Pty Ltd or, where applicable, the subsidiary of Amcor Pty Ltd to any other corporate.

        The relevant provision of the Corporations Act 2001 (Cth) (the Corporations Act) are sections 199A, 199B and 199C. Section 199A of the Corporations Act provides:

"Exemptions not allowed

          (1)   A company or a related body corporate must not exempt a person (whether directly or through an interposed entity) from a liability to the company incurred as an officer or auditor of the company.

When indemnity for liability (other than for legal costs) not allowed

          (2)   A company or a related body corporate must not indemnify a person (whether by agreement or by making a payment and whether directly or through an interposed entity) against any of the following liabilities incurred as an officer or auditor of the company:

            a.     a liability owed to the company or a related body corporate;

            b.     a liability for a pecuniary penalty order under section 1317G or a compensation order under section 1317H;

            c.     a liability that is owed to someone other than the company or a related body corporate and did not arise out of conduct in good faith.

This subsection does not apply to a liability for legal costs.

When indemnity for legal costs not allowed

          (3)   A company or related body corporate must not indemnify a person (whether by agreement or by making a payment and whether directly or through an interposed entity) against legal costs incurred in defending an action for a liability incurred as an officer or auditor of the company if the costs are incurred:

            a.     in defending or resisting proceedings in which the person is found to have a liability for which they could not be indemnified under subsection (2); or

            b.     in defending or resisting criminal proceedings in which the person is found guilty; or

            c.     in defending or resisting proceedings brought by ASIC or a liquidator for a court order if the grounds for making the order are found by the court to have been established; or

            d.     in connection with proceedings for relief to the person under this Act in which the Court denies the relief.

        Paragraph (c) does not apply to costs incurred in responding to actions taken by ASIC or a liquidator as part of an investigation before commencing proceedings for the court order.

          (4)   For the purposes of subsection (3), the outcome of proceedings is the outcome of the proceedings and any appeal in relation to the proceedings."

        Section 199B of the Corporations Act provides:

        "(1) A company or a related body corporate must not pay, or agree to pay, a premium for a contract insuring a person who is or has been an officer or auditor of the company against a liability (other than one for legal costs) arising out of:

            a.     conduct involving a wilful breach of duty in relation to the company; or

            b.     a contravention of section 182 or 183.

This section applies to a premium whether it is paid directly or through an interposed entity.

          (2)   An offence based on subsection (1) is an offence of strict liability."

        Amcor plc maintains an insurance policy for the directors and officers of Amcor Pty Ltd in respect of liabilities arising out of any act, error or omission whilst acting in their capacities as directors or officers of Amcor Pty Ltd. That insurance policy does not extend to liability (other than one for legal costs) arising out of the matters set out in section 199B(1)(a) and (b) of the Corporations Act.

        Section 199C of the Corporations Act provides:

          "(1) Sections 199A and 199B do not authorise anything that would otherwise be unlawful.

          (2)   Anything that purports to indemnify or insure a person against a liability, or exempt them from a liability, is void to the extent that it contravenes section 199A or 199B."

        Amcor plc has entered into a Deed pursuant to which it has agreed to indemnify each director, secretary and other officer (as may be approved) of its subsidiaries, including Amcor Pty Ltd, to the maximum extent permitted under law, from liability in respect of any claim, demand, suit, action, proceeding or cause of action commenced or threatened against such director, secretary or other officer and arising out of the conduct of the business of Amcor plc or the discharge of the duties of such director, secretary or other officer, in its capacity as such, subject to certain limited exceptions.

Indemnification of directors and officers of Amcor UK Finance PLC

        Except as hereinafter set forth, there is no charter provision, bylaw, contract, arrangement or statute under which any director or officer of Amcor UK Finance PLC ("Amcor UK") is insured or indemnified in any manner against any liability which he or she may incur in his or her capacity as such.

        Pursuant to article 79 of the Articles of Association of Amcor UK, any relevant officer may be indemnified out of Amcor UK's assets against:

          a.     any liability incurred by that officer in connection with any negligence, default, breach of duty or breach of trust in relation to Amcor UK or an associated company;

          b.     any liability incurred by that officer in connection with the activities of Amcor UK or an associated company in its capacity as a trustee of an occupational pension scheme (as defined in section 235(6) of the Companies Act 2006 (the "Act")); and

          c.     any other liability incurred by that officer as an officer of Amcor UK or an associated company.

        Amcor UK's Articles of Association provide in article 79.2 that "This Article does not authorise any indemnity which would be prohibited or rendered void by any provision of the Companies Acts (as defined in section 2 of the Act) or by any other provision of law."

        Amcor UK's Articles of Association provide at article 80.1 that "The directors may decide to purchase and maintain insurance, at the expense of Amcor UK, for the benefit of any relevant officer in respect of any relevant loss."

        As used in articles 79 and 80 of Amcor UK's Articles of Association:

          a.     the term "associated company" means that companies are associated if one is a subsidiary of the other or both are subsidiaries of the same body corporate;

          b.     a "relevant officer" means any current or former director, company secretary or other officer or an associated company; and

          c.     a "relevant loss" means any loss or liability which has been or may be incurred by a relevant officer in connection with that officer's duties or powers in relation to Amcor UK, any associated company or any pension fund or employees' share scheme of Amcor UK or associated company.

        The relevant provisions of the Act are sections 232 to 236 (as amended from time to time):

232. Provisions protecting directors from liability

(1)
Any provision that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.

(2)
Any provision by which a company directly or indirectly provides an indemnity (to any extent) for a director of the company, or of an associated company, against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is void, except as permitted by—

(a)
section 233 (provision of insurance),

(b)
section 234 (qualifying third party indemnity provision), or

(c)
section 235 (qualifying pension scheme indemnity provision).

(3)
This section applies to any provision, whether contained in a company's articles or in any contract with the company or otherwise.

(4)
Nothing in this section prevents a company's articles from making such provision as has previously been lawful for dealing with conflicts of interest.

233. Provision of insurance

        Section 232(2) (voidness of provisions for indemnifying directors) does not prevent a company from purchasing and maintaining for a director of the company, or of an associated company, insurance against any such liability as is mentioned in that subsection.

234. Qualifying third party indemnity provision

(1)
Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying third party indemnity provision.

(2)
Third party indemnity provision means provision for indemnity against liability incurred by the director to a person other than the company or an associated company. Such provision is qualifying third party indemnity provision if the following requirements are met.

(3)
The provision must not provide any indemnity against—

(a)
any liability of the director to pay—

(i)
a fine imposed in criminal proceedings, or

(ii)
a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or

(b)
any liability incurred by the director—

(i)
in defending criminal proceedings in which he is convicted, or

(ii)
in defending civil proceedings brought by the company, or an associated company, in which judgment is given against him, or

(iii)
in connection with an application for relief (see subsection (6)) in which the court refuses to grant him relief.

(4)
The references in subsection (3)(b) to a conviction, judgment or refusal of relief are to the final decision in the proceedings.

(5)
For this purpose—

(a)
a conviction, judgment or refusal of relief becomes final—

(i)
if not appealed against, at the end of the period for bringing an appeal, or

(ii)
if appealed against, at the time when the appeal (or any further appeal) is disposed of; and

(b)
an appeal is disposed of—

(i)
if it is determined and the period for bringing any further appeal has ended, or

(ii)
if it is abandoned or otherwise ceases to have effect.

(6)
The reference in subsection (3)(b)(iii) to an application for relief is to an application for relief under section 661(3) or (4) (power of court to grant relief in case of acquisition of shares by innocent nominee), or section 1157 (general power of court to grant relief in case of honest and reasonable conduct).

235. Qualifying pension scheme indemnity provision

(1)
Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying pension scheme indemnity provision.

(2)
Pension scheme indemnity provision means provision indemnifying a director of a company that is a trustee of an occupational pension scheme against liability incurred in connection with the company's activities as trustee of the scheme. Such provision is qualifying pension scheme indemnity provision if the following requirements are met.

(3)
The provision must not provide any indemnity against—

(a)
any liability of the director to pay—

(i)
a fine imposed in criminal proceedings, or

(ii)
a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or

(b)
any liability incurred by the director in defending criminal proceedings in which he is convicted.

(4)
The reference in subsection (3)(b) to a conviction is to the final decision in the proceedings.

(5)
For this purpose—

(a)
a conviction becomes final—

(i)
if not appealed against, at the end of the period for bringing an appeal, or

(ii)
if appealed against, at the time when the appeal (or any further appeal) is disposed of; and

(b)
an appeal is disposed of—

(i)
if it is determined and the period for bringing any further appeal has ended, or

(ii)
if it is abandoned or otherwise ceases to have effect.

(6)
In this section "occupational pension scheme" means an occupational pension scheme as defined in section 150(5) of the Finance Act 2004 (c. 12) that is established under a trust.

236. Qualifying indemnity provision to be disclosed in the directors' report

(1)
This section requires disclosure in the directors' report of—

(a)
qualifying third party indemnity provision, and

(b)
qualifying pension scheme indemnity provision.

        Such provision is referred to in this section as "qualifying indemnity provision" .

(2)
If when a directors' report is approved any qualifying indemnity provision (whether made by the company or otherwise) is in force for the benefit of one or more directors of the company, the report must state that such provision is in force.

(3)
If at any time during the financial year to which a directors' report relates any such provision was in force for the benefit of one or more persons who were then directors of the company, the report must state that such provision was in force.

(4)
If when a directors' report is approved qualifying indemnity provision made by the company is in force for the benefit of one or more directors of an associated company, the report must state that such provision is in force.

(5)
If at any time during the financial year to which a directors' report relates any such provision was in force for the benefit of one or more persons who were then directors of an associated company, the report must state that such provision was in force.

1157. Power of court to grant relief in certain cases

(1)
If in proceedings for negligence, default, breach of duty or breach of trust against—

(a)
an officer of a company, or

(b)
a person employed by a company as auditor (whether he is or is not an officer of the company),

  it appears to the court hearing the case that the officer or person is or may be liable but that he acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused, the court may relieve him, either wholly or in part, from his liability on such terms as it thinks fit.

(2)
If any such officer or person has reason to apprehend that a claim will or might be made against him in respect of negligence, default, breach of duty or breach of trust—

(a)
he may apply to the court for relief, and

(b)
the court has the same power to relieve him as it would have had if it had been a court before which proceedings against him for negligence, default, breach of duty or breach of trust had been brought.

(3)
Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant (in Scotland, the defender) ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case from the jury and forthwith direct judgment to be entered for the defendant (in Scotland, grant decree of absolvitor) on such terms as to costs (in Scotland, expenses) or otherwise as the judge may think proper.

        Amcor plc maintains an insurance policy for the directors and officers of Amcor UK in respect of liabilities arising out of any act, error or omission whilst acting in their capacities as directors or officers of Amcor UK or its affiliated companies.

        Amcor plc has entered into a Deed pursuant to which it has agreed to indemnify each director, secretary and other officer (as may be approved) of its subsidiaries, including Amcor UK, to the maximum extent permitted under law, from liability in respect of any claim, demand, suit, action, proceeding or cause of action commenced or threatened against such director, secretary or other officer and arising out of the conduct of the business of Amcor plc or the discharge of the duties of such director, secretary or other officer, in its capacity as such, subject to certain limited exceptions.

Item 15.    Recent Sales of Unregistered Securities.

        On June 13, 2019, Bemis Company, Inc. ("Bemis") issued $288,674,000 aggregate principal amount of 6.800% Guaranteed Senior Notes due 2019 (the "Existing 2019 Notes"), $346,652,000 aggregate principal amount of 4.500% Guaranteed Senior Notes due 2021 (the "Existing 2021 Notes") and $293,200,000 aggregate principal amount of 3.100% Guaranteed Senior Notes due 2026 (the "Existing Bemis 2026 Notes") and AFUI (together with Bemis, the "Issuers") issued $591,266,000 aggregate principal amount of 3.625% Guaranteed Senior Notes due 2026 (the "Existing AFUI 2026 Notes") and $497,508,000 aggregate principal amount of 4.500% Guaranteed Senior Notes due 2028 (the "Existing 2028 Notes" and, collectively with the Existing 2019 Notes, the Existing 2021 Notes, the Existing 2026 Notes and the Existing AFUI 2026 Notes, the "Existing Notes"), in each case as part of private exchange offer and consent solicitation transactions with holders that certified that they were (i) "qualified institutional buyers" within the meaning of Rule 144A under the Securities Act of 1933, or (ii) not, and were not acting for the account or benefit of, U.S. persons (as such term is defined in Regulation S under the Securities Act of 1933) and were outside of the United States within the meaning of Regulation S under the Securities Act of 1933. The Existing Notes were offered and sold to holders pursuant to private exchange offer and consent transactions conducted in reliance on the exemption afforded by Section 4(a)(2) of the Securities Act of 1933 and Regulation S under the Securities Act of 1933. Citigroup Global Markets Inc. and J.P. Morgan Securities acted as dealer managers for the transactions.

        The Existing 2019 Notes, Existing 2021 Notes and Existing Bemis 2026 Notes were issued with full and unconditional guarantees, on a joint and several basis, from Amcor plc, Amcor Pty Ltd (formerly known as Amcor Limited), AFUI and Amcor UK. The Existing AFUI 2026 Notes and Existing 2028 Notes were issued with full and unconditional guarantees, on a joint and several basis, from Amcor plc, Amcor Pty Ltd (formerly known as Amcor Limited), Bemis and Amcor UK.

        The Issuers did not receive any cash proceeds from the issuance of the Existing Notes. In exchange for the issuance and sale of the Existing Notes, the Issuers received the following consideration from holders:

  •
  Bemis received $288,683,000 aggregate principal amount of 6.800% Senior Notes due 2019 of Bemis;

  •
  Bemis received $346,716,000 aggregate principal amount of 4.500% Senior Notes due 2021 of Bemis;

  •
  Bemis received $293,206,000 aggregate principal amount of 3.100% Senior Notes due 2026 of Bemis;

  •
  AFUI received $591,294,000 aggregate principal amount of 3.625% Guaranteed Senior Notes due 2026 of AFUI; and

  •
  AFUI received $497,510,000 aggregate principal amount of 4.500% Guaranteed Senior Notes due 2028 of AFUI.

        On May 7, 2018, AFUI issued $500,000,000 aggregate principal amount of 4.500% Guaranteed Senior Notes due 2028 (the "2018 Notes") in a private placement transaction. The 2018 Notes were issued with full and unconditional guarantees, on a joint and several basis, from Amcor Pty Ltd (formerly known as Amcor Limited) and Amcor UK. The 2018 Notes were offered and sold to the initial purchasers in reliance on the exemption afforded by Section 4(a)(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder and were offered and resold by the initial purchasers to "qualified institutional buyers" within the meaning of Rule 144A under the Securities Act of 1933 and to non-U.S. investors outside the United States in compliance with Regulation S under the Securities Act of 1933.

        AFUI issued and sold the 2018 Notes to the several initial purchasers at a price equal to 99.359% of the principal amount thereof and received net cash proceeds of $496,795,000. Citigroup Global Markets Inc., J.P. Morgan Securities, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Mizuho Securities USA LLC acted as joint bookrunners and initial purchasers for the transaction.

Item 16.    Exhibits and Financial Statement Schedules.

Exhibits

        A list of exhibits filed with this registration statement on Form S-1 is set forth on the Exhibit Index and is incorporated in this Item 16 by reference.

Financial Statement Schedules

        The required financial statement schedules are incorporated by reference into this registration statement.

Item 17.    Undertakings.

        Each of the undersigned registrants hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by such registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

  (5)
  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  (iii)
  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

  (iv)
  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

 EXHIBIT INDEX

Exhibit Number	Description
2.1	Transaction Agreement, dated August 6, 2018, by and among the Amcor plc, Amcor Limited, Arctic Corp. and Bemis Company, Inc. ("Bemis") (filed as Annex A to Amcor plc's Registration Statement on Form S-4 filed March 12, 2019 and incorporated herein by reference).

3.1	Articles of Association of Amcor plc (filed as Exhibit 3.1 to Amcor plc's Current Report on Form 8-K filed June 13, 2019 and incorporated herein by reference).

3.2	Memorandum of Association of Amcor plc (filed as Exhibit 3.1 to Amcor plc's Registration Statement on Form S-4 filed March 12, 2019 and incorporated herein by reference).

3.3	Amended and Restated Articles of Incorporation of Bemis.*

3.4	Certificate of Amendment of Amended and Restated Articles of Incorporation of Bemis.*

3.5	Amended and Restated Bylaws of Bemis.*

3.6	Certificate of Incorporation of Amcor Finance (USA), Inc. ("AFUI")*

3.7	By-laws of AFUI.*

3.8	Constitution of Amcor Pty Ltd.*

3.9	Articles of Association of Amcor UK Finance PLC ("Amcor UK")*

4.1	Indenture, dated as of June 13, 2019 (the "2019 Bemis Indenture") by and among Bemis, the guarantors named therein and Deutsche Bank Trust Company Americas (the "Trustee"), as trustee (filed as Exhibit 10.3 to Amcor plc's Current Report on Form 8-K filed June 17, 2019 and incorporated herein by reference).

4.2	Officer's Certificate, dated as of June 13, 2019, pursuant to the 2019 Bemis Indenture, establishing the terms of Bemis's 4.500% Guaranteed Senior Notes due 2021.*

4.3	Form of Bemis's 4.500% Guaranteed Senior Notes due 2021 (included in Exhibit 4.2 hereto).

4.4	Officer's Certificate, dated as of June 13, 2019, pursuant to the 2019 Bemis Indenture, establishing the terms of Bemis's 3.100% Guaranteed Senior Notes due 2026.*

4.5	Form of Bemis's 3.100% Guaranteed Senior Notes due 2026 (included in Exhibit 4.4 hereto).

4.6	Registration Rights Agreement, dated as of June 13, 2019, by and among Bemis, the guarantors named therein, and J.P. Morgan Securities LLC and Citigroup Global Markets Inc., as dealer managers (the "Dealer Managers"), in respect of Bemis' 4.500% Guaranteed Senior Notes due 2021 (filed as Exhibit 10.5 to Amcor plc's Current Report on Form 8-K filed June 17, 2019 and incorporated herein by reference).

4.7	Registration Rights Agreement, dated as of June 13, 2019, by and among Bemis, the guarantors named therein, and the Dealer Managers, in respect of Bemis' 3.100% Guaranteed Senior Notes due 2026 (filed as Exhibit 10.6 to Amcor plc's Current Report on Form 8-K filed June 17, 2019 and incorporated herein by reference).

4.8	Indenture, dated as of June 13, 2019 (the "2019 AFUI Indenture"), by and among AFUI, the guarantors named therein and the Trustee (filed as Exhibit 10.4 to Amcor plc's Current Report on Form 8-K filed June 17, 2019 and incorporated herein by reference).

Exhibit Number	Description
4.9	Officer's Certificate, dated as of June 13, 2019, pursuant to the 2019 AFUI Indenture, establishing the terms of AFUI's 3.625% Guaranteed Senior Notes due 2026.*

4.10	Form of AFUI's 3.625% Guaranteed Senior Notes due 2026 (included in Exhibit 4.9 hereto).

4.11	Officer's Certificate, dated as of June 13, 2019, pursuant to the 2019 AFUI Indenture, establishing the terms of AFUI's 4.500% Guaranteed Senior Notes due 2028.*

4.12	Form of AFUI's 4.500% Guaranteed Senior Notes due 2028 (included in Exhibit 4.11 hereto).

4.13	Registration Rights Agreement, dated as of June 13, 2019, by and among AFUI, the guarantors named therein, and the Dealer Managers, in respect of AFUI's 3.625% Guaranteed Senior Notes due 2026 (filed as Exhibit 10.7 to Amcor plc's Current Report on Form 8-K filed June 17, 2019 and incorporated herein by reference).

4.14	Registration Rights Agreement, dated as of June 13, 2019, by and among AFUI, the guarantors named therein, and the Dealer Managers, in respect of AFUI's 4.500% Guaranteed Senior Notes due 2028 (filed as Exhibit 10.8 to Amcor plc's Current Report on Form 8-K filed June 17, 2019 and incorporated herein by reference).

4.15	Note and Guarantee Agreement, dated as of December 15, 2009, among AFUI, Amcor Limited and the other parties thereto (the "2009 Note Agreement"), relating to the 5.69% Series B Guaranteed Senior Notes due 2018 and 5 .95% Series C Guaranteed Senior Notes due 2021 (the "2009 Series C Notes") (filed as Exhibit 4.1 to Amcor plc's Registration Statement on Form S-4 filed March 12, 2019 and incorporated herein by reference).

4.16	Amendment No. 2 dated as of June 6, 2019 to the 2009 Note Agreement, among Amcor plc, AFUI, Amcor Limited, Amcor UK and the holders of 2009 Series C Notes signatory thereto (filed as Exhibit 10.1 to Amcor plc's Current Report on Form 8-K filed June 27, 2019 and incorporated herein by reference).

4.17	Note and Guarantee Agreement, dated as of September 1, 2010, among Amcor Limited, AFUI and the other parties thereto (the "2010 Note Agreement"), relating to the 5.00% Series B Guaranteed Senior Notes due 2020 (the "2010 Series B Notes") (filed as Exhibit 4.2 to Amcor plc's Registration Statement on Form S-4 filed March 12, 2019 and incorporated herein by reference).

4.18	Amendment No. 2 dated as of June 6, 2019 to the 2010 Note Agreement, among Amcor plc, AFUI, Amcor Limited, Amcor UK and the holders of the 2010 Series B Notes signatory thereto (filed as Exhibit 10.2 to Amcor plc's Current Report on Form 8-K filed June 27, 2019 and incorporated herein by reference).

4.19	Trust Deed, dated as of February 28, 2011, among Amcor Limited, AFUI, Amcor UK (then known as Amcor UK Finance Limited) and DB Trustees (Hong Kong) Limited (the "Principal Trust Deed") (filed as Exhibit 4.3 to Amcor plc's Registration Statement on Form S-4 filed March 12, 2019 and incorporated herein by reference).

4.20	First Supplemental Trust Deed, dated October 26, 2012, among Amcor Limited, AFUI, Amcor UK (then known as Amcor UK Finance Limited) and DB Trustees (Hong Kong) Limited (filed as Exhibit 4.5 to Amcor plc's Registration Statement on Form S-4 filed March 12, 2019 and incorporated herein by reference).

Exhibit Number	Description
4.21	Second Supplemental Trust Deed dated as of July 22, 2019 to the Principal Trust Deed, among Amcor Limited, AFUI, Amcor plc, Bemis and the guarantors party thereto (filed as Exhibit 10.1 to Amcor plc's Current Report on Form 8-K filed July 26, 2019 and incorporated herein by reference).

4.22	Final Terms, dated as of March 20, 2013, among Amcor Limited, AFUI and Amcor UK (then known as Amcor UK Finance Limited), relating to the 2.750% Notes due 2023 (filed as Exhibit 4.6 to Amcor plc's Registration Statement on Form S-4 filed March 12, 2019 and incorporated herein by reference).

4.23	Indenture, dated as of April 28, 2016 (the "2016 AFUI Indenture"), among AFUI, Amcor Limited, Amcor UK and the Trustee (filed as Exhibit 4.7 to Amcor plc's Registration Statement on Form S-4 filed March 12, 2019 and incorporated herein by reference).

4.24	Officer's Certificate, dated as of April 28, 2016, pursuant to the 2016 AFUI Indenture, establishing AFUI's 3.625% Guaranteed Senior Notes due 2026 (filed as Exhibit 4.8 to Amcor plc's Registration Statement on Form S-4 filed March 12, 2019 and incorporated herein by reference).

4.25	Form of AFUI's 3.625% Guaranteed Senior Notes due 2026 (included in Exhibit 4.24 hereto)

4.26	Officer's Certificate, dated as of May 15, 2018, pursuant to the 2016 AFUI Indenture, establishing AFUI's 4.500% Guaranteed Senior Notes due 2028 (filed as Exhibit 4.9 to Amcor plc's Registration Statement on Form S-4 filed March 12, 2019 and incorporated herein by reference).

4.27	Form of AFUI's 4.500% Guaranteed Senior Notes due 2028 (included in Exhibit 4.26 hereto)

4.28	Indenture, dated as of June 15, 1995, between Bemis and U.S. Bank Trust National Association (formerly known as First Trust National Association), as trustee (filed as Exhibit 4.10 to Amcor plc's Registration Statement on Form S-4 filed March 12, 2019 and incorporated herein by reference).

4.29	Form of Bemis's 4.50% Notes due 2021 (filed as Exhibit 4.12 to Amcor plc's Registration Statement on Form S-4 filed March 12, 2019 and incorporated herein by reference).

4.30	Form of Bemis's 3.100% Notes due 2026 (filed as Exhibit 4.13 to Amcor plc's Registration Statement on Form S-4 filed March 12, 2019 and incorporated herein by reference).

4.31	Supplemental Indenture, dated as of June 13, 2019, by and between Bemis and U.S. Bank National Association, as trustee (filed as Exhibit 10.1 on Amcor plc's Current Report on Form 8-K filed June 17, 2019 and incorporated herein by reference).

4.32	Supplemental Indenture, dated as of June 13, 2019, by and among AFUI, Amcor Limited, Amcor UK and the Trustee (filed as Exhibit 10.2 on Amcor plc's Current Report on Form 8-K filed June 17, 2019 and incorporated herein by reference).

5.1	Opinion of Sidley Austin (New York law).*

5.2	Opinion of Armstrong Teasdale LLP.*

5.3	Opinion of Ogier (Jersey) LLP.*

5.4	Opinion of Gilbert + Tobin.*

5.5	Opinion of Sidley Austin LLP (English law).*

Exhibit Number	Description
10.1	Fourth Deed of Amendment and Restatement of Syndicated Facility Agreement, dated as of March 2, 2018, by and among Amcor Limited, the subsidiaries of Amcor Limited listed therein as Borrowers and as Guarantors, Commonwealth Bank of Australia, J.P. Morgan Australia Limited, National Australia Bank Limited and Westpac Banking Corporation and the entities listed therein as Lenders and Affiliates of Lenders (filed as Exhibit 10.1 to Amcor plc's Registration Statement on Form S-4 filed March 12, 2019 and incorporated herein by reference).

10.2	Amcor plc 2019 Omnibus Management Share Plan (filed as Exhibit 99.1 to Amcor plc's Registration Statement on Form S-8 filed July 22, 2019 and incorporated herein by reference).

10.3	Amcor Limited 2014/15 Long Term Incentive Plan (filed as Exhibit 99.2 to Amcor plc's Registration Statement on Form S-8 filed July 22, 2019 and incorporated herein by reference).

10.4	Amcor Limited 2016/17 Long Term Incentive Plan (filed as Exhibit 99.3 to Amcor plc's Registration Statement on Form S-8 filed July 22, 2019 and incorporated herein by reference).

10.5	Amcor Limited 2017/18 Long Term Incentive Plan (filed as Exhibit 99.4 to Amcor plc's Registration Statement on Form S-8 filed July 22, 2019 and incorporated herein by reference).

10.6	Amcor Limited 2012/13 Long Term Incentive Plan (filed as Exhibit 99.5 to Amcor plc's Registration Statement on Form S-8 filed July 22, 2019 and incorporated herein by reference).

10.7	Amcor Limited 2013/14 Long Term Incentive Plan (filed as Exhibit 99.6 to Amcor plc's Registration Statement on Form S-8 filed July 22, 2019 and incorporated herein by reference).

10.8	Employment Agreement between Amcor Limited and Ronald Delia, dated January 21, 2015 (filed as Exhibit 10.3 to Amcor plc's Registration Statement on Form S-4 filed March 12, 2019 and incorporated herein by reference).

10.9	Employment Agreement between Amcor Limited and Michael Casamento, dated September 23, 2015 (filed as Exhibit 10.4 to Amcor plc's Registration Statement on Form S-4 filed March 12, 2019 and incorporated herein by reference).

10.10	Employment Agreement between Amcor Limited and Ian Wilson, dated May 22, 2014 (filed as Exhibit 10.5 to Amcor plc's Registration Statement on Form S-4 filed March 12, 2019 and incorporated herein by reference).

10.11	Employment Agreement between Amcor Limited and Peter Konieczny, dated September 17, 2009 (filed as Exhibit 10.6 to Amcor plc's Registration Statement on Form S-4 filed March 12, 2019 and incorporated herein by reference).

10.12	Employment Agreement between Amcor Limited and Eric Roegner, dated August 28, 2018 (filed as Exhibit 10.7 to Amcor plc's Registration Statement on Form S-4 filed March 12, 2019 and incorporated herein by reference).

10.13	Form of Deed of Appointment (filed as Exhibit 10.8 to Amcor plc's Registration Statement on Form S-4 filed March 12, 2019 and incorporated herein by reference).

10.14	Original Three-Year Credit Agreement, dated as of April 30, 2019, among AFUI, Amcor UK, and Amcor Limited (together with AFUI and Amcor UK, the "Initial Borrowers") as borrowers thereunder, a syndicate of banks (collectively, the "Three-Year Facility Lenders") and J.P. Morgan, as administrative agent and foreign administrative agent for the Three-Year Facility Lenders and others (filed as Exhibit 10.9 on Amcor plc's Current Report on Form 8-K filed June 17, 2019 and incorporated herein by reference).

Exhibit Number	Description
10.15	Amendment No. 1 to Original Three-Year Credit Agreement, dated as of May 30, 2019 (filed as Exhibit 10.10 on Amcor plc's Current Report on Form 8-K filed June 17, 2019 and incorporated herein by reference).

10.16	Original Four-Year Credit Agreement, dated as of April 30, 2019, among the Initial Borrowers as borrowers thereunder, a syndicate of banks (collectively, the "Four-Year Facility Lenders"), and J.P. Morgan, as administrative agent and foreign administrative agent for the Four-Year Facility Lenders and others (filed as Exhibit 10.11 on Amcor plc's Current Report on Form 8-K filed June 17, 2019 and incorporated herein by reference).

10.17	Amendment No. 1 to Original Four-Year Credit Agreement, dated as of May 30, 2019 (filed as Exhibit 10.12 on Amcor plc's Current Report on Form 8-K filed June 17, 2019 and incorporated herein by reference).

10.18	Original Five-Year Credit Agreement, dated as of April 30, 2019, among the Initial Borrowers as borrowers thereunder, a syndicate of banks (collectively, the "Five-Year Facility Lenders"), and J.P. Morgan, as administrative agent and foreign administrative agent for the Five-Year Facility Lenders and others (filed as Exhibit 10.13 on Amcor plc's Current Report on Form 8-K filed June 17, 2019 and incorporated herein by reference).

10.19	Amendment No. 1 to Original Five-Year Credit Agreement, dated as of May 30, 2019 (filed as Exhibit 10.14 on Amcor plc's Current Report on Form 8-K filed June 17, 2019 and incorporated herein by reference).

10.20	364-Day Credit Agreement, dated as of April 5, 2019, among the Initial Borrowers as borrowers thereunder, a syndicate of banks (collectively, the "364-Day Facility Lenders"), and J.P. Morgan, as administrative agent and foreign administrative agent for the 364-Day Facility Lenders and others (filed as Exhibit 10.15 on Amcor plc's Current Report on Form 8-K filed June 17, 2019 and incorporated herein by reference).

10.21	Original Term Loan Agreement, dated as of April 30, 2019, among AFUI, as borrower t hereunder, a syndicate of banks (collectively, the "Term Loan Lenders"), and J.P. Morgan, as administrative agent for the Term Loan Lenders and others (filed as Exhibit 10.16 on Amcor plc's Current Report on Form 8-K filed June 17, 2019 and incorporated herein by reference).

10.22	Amendment No. 1 to Original Term Loan Agreement, dated as of May 30, 2019 (filed as Exhibit 10.17 on Amcor plc's Current Report on Form 8- K filed June 17, 2019 and incorporated herein by reference).

10.23	Joinder to Three-Year Credit Agreement, dated as of June 11, 2019, with Bemis, AFUI, Amcor UK, Amcor Limited and J.P. Morgan, as administrative agent and foreign administrative agent (filed as Exhibit 10.18 on Amcor plc's Current Report on Form 8-K filed June 17, 2019 and incorporated herein by reference).

10.24	Joinder to Four-Year Credit Agreement, dated as of June 11, 2019, with Bemis, AFUI, Amcor UK, Amcor Limited and J.P. Morgan, as administrative agent and foreign administrative agent (filed as Exhibit 10.19 on Amcor plc's Current Report on Form 8-K filed June 17, 2019 and incorporated herein by reference).

10.25	Joinder to Five-Year Credit Agreement, dated as of June 11, 2019, with Bemis, AFUI, Amcor UK, Amcor Limited and J.P. Morgan as administrative agent and foreign administrative agent (filed as Exhibit 10.20 on Amcor plc's Current Report on Form 8-K filed June 17, 2019 and incorporated herein by reference).

Exhibit Number	Description
10.26	Joinder to 364-Day Credit Agreement, dated as of June 11, 2019, with Bemis, AFUI, Amcor UK, Amcor Limited and J.P. Morgan, as administrative agent and foreign administrative agent (filed as Exhibit 10.21 on Amcor plc's Current Report on Form 8-K filed June 17, 2019 and incorporated herein by reference).

10.27	Joinder to Term Loan Agreement, dated as of June 11, 2019, with among AFUI, Amcor Limited and J.P. Morgan, as administrative agent and foreign administrative agent (filed as Exhibit 10.22 on Amcor plc's Current Report on Form 8-K filed June 17, 2019 and incorporated herein by reference).

10.28	Supplement No. 1 to the Three-Year Credit Agreement Guarantee, dated as of June 11, 2019, with Bemis and J.P. Morgan, as administrative agent and foreign administrative agent (filed as Exhibit 10.23 on Amcor plc's Current Report on Form 8-K filed June 17, 2019 and incorporated herein by reference).

10.29	Supplement No. 1 to the Four-Year Credit Agreement Guarantee, dated as of June 11, 2019, with Bemis and J.P. Morgan, as administrative agent and foreign administrative agent (filed as Exhibit 10.24 on Amcor plc's Current Report on Form 8-K filed June 17, 2019 and incorporated herein by reference).

10.30	Supplement No. 1 to the Five-Year Credit Agreement Guarantee, dated as of June 11, 2019, with Bemis and J.P. Morgan, as administrative agent and foreign administrative agent (filed as Exhibit 10.25 on Amcor plc's Current Report on Form 8-K filed June 17, 2019 and incorporated herein by reference).

10.31	Supplement No. 1 to the 364-Day Credit Agreement Guarantee, dated as of June 11, 2019, with Bemis and J.P. Morgan, as administrative agent and foreign administrative agent (filed as Exhibit 10.26 on Amcor plc's Current Report on Form 8-K filed June 17, 2019 and incorporated herein by reference).

10.32	Supplement No. 1 to the Term Loan Agreement Guarantee, dated as of June 11, 2019, with Bemis and J.P. Morgan, as administrative agent (filed as Exhibit 10.27 on Amcor plc's Current Report on Form 8-K filed June 17, 2019 and incorporated herein by reference).

21.1	Subsidiaries of Amcor plc.*

23.1	Consent of PricewaterhouseCoopers AG.*

23.2	Consent of PricewaterhouseCoopers.*

23.3	Consent of PricewaterhouseCoopers LLP.*

23.4	Consent of Sidley Austin LLP (New York law) (included in Exhibit 5.1 hereto).

23.5	Consent of Armstrong Teasdale LLP (included in Exhibit 5.2 hereto).

23.6	Consent of Ogier (Jersey) LLP (included in Exhibit 5.3 hereto)

23.7	Consent of Gilbert + Tobin (included in Exhibit 5.4 hereto).

23.8	Consent of Sidley Austin LLP (English law) (included in Exhibit 5.5 hereto).

24.1	Power of Attorney (re: directors and officers of Bemis) (included on Bemis's signature page to this registration statement).

24.2	Power of Attorney (re: directors and officers of AFUI) (included on AFUI's signature page to this registration statement).

Exhibit Number	Description
24.3	Power of Attorney (re: directors and officers of Amcor plc) (included on Amcor plc's signature page to this registration statement).

24.4	Power of Attorney (re: directors and officers of Amcor Pty Ltd) (included on Amcor Pty Ltd's signature page to this registration statement).

24.5	Power of Attorney (re: directors and officers of Amcor UK) (included on Amcor UK's signature page to this registration statement).

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee with respect to the 2019 Bemis Indenture (governing Bemis's 4.500% Guaranteed Senior Notes due 2021 and Bemis's 3.100% Guaranteed Senior Notes due 2026).*

25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee with respect to the 2019 AFUI Indenture (governing AFUI's 3.625% Guaranteed Senior Notes due 2026 and AFUI's 4.500% Guaranteed Senior Notes due 2028).*

99.1	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.*

99.2	Form of Letter to Clients.*

*
Filed Herewith

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Neenah, State of Wisconsin on March 9, 2020.

BEMIS COMPANY, INC.
By:	/s/ LOUIS F. STEPHAN
	Name:	Louis F. Stephan
	Title:	President

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Casamento, Graeme Vavasseur and Robert Mermelstein and each of them individually, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-and post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LOUIS F. STEPHAN Louis F. Stephan	President and Director (Principal Executive Officer)	March 9, 2020
/s/ SIMON SWANN Simon Swann	Treasurer (Principal Financial and Accounting Officer)	March 9, 2020
/s/ DANIEL SULA Daniel Sula	Secretary and Director	March 9, 2020

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miramar, State of Florida on March 9, 2020.

AMCOR FINANCE (USA), INC.
By:	/s/ ROBERT MERMELSTEIN
	Name:	Robert Mermelstein
	Title:	President

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Casamento, Graeme Vavasseur and Robert Mermelstein and each of them individually, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-and post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT MERMELSTEIN Robert Mermelstein	President and Director (Principal Executive Officer)	March 9, 2020
/s/ SARA MATTSSON Sara Mattsson	Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial and Accounting Officer)	March 9, 2020
/s/ GRAEME VAVASSEUR Graeme Vavasseur	Vice President and Director	March 9, 2020

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bristol, United Kingdom, on March 9, 2020.

AMCOR PLC
By:	/s/ RONALD DELIA
	Name:	Ronald Delia
	Title:	Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Casamento, Graeme Vavasseur and Robert Mermelstein and each of them individually, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-and post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RONALD DELIA Ronald Delia	Chief Executive Officer and Director	March 9, 2020
/s/ MICHAEL CASAMENTO Michael Casamento	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 9, 2020
/s/ GRAEME LIEBELT Graeme Liebelt	Director and Chairman	March 9, 2020
/s/ ARMIN MEYER Armin Meyer	Director and Deputy Chairman	March 9, 2020

Signature	Title	Date

/s/ ARMIN MEYER Armin Meyer	Director	March 9, 2020
/s/ JEREMY SUTCLIFFE Jeremy Sutcliffe	Director	March 9, 2020
/s/ KAREN GUERRA Karen Guerra	Director	March 9, 2020
/s/ NICHOLAS T. LONG Nicholas T. Long	Director	March 9, 2020
/s/ ANDREA BERTONE Andrea Bertone	Director	March 9, 2020
/s/ ARUN NAYAR Arun Nayar	Director	March 9, 2020
/s/ DAVID T. SZCZUPAK David T. Szczupak	Director	March 9, 2020
/s/ PHILIP G. WEAVER Philip G. Weaver	Director	March 9, 2020
/s/ ROBERT MERMELSTEIN Robert Mermelstein	Authorized Representative in the United States	March 9, 2020

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Victoria, Australia, on March 9, 2020.

AMCOR PTY LTD
By:	/s/ ANTHONY N. AVITABILE
	Name:	Anthony N. Avitabile
	Title:	Director

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Casamento, Graeme Vavasseur and Robert Mermelstein and each of them individually, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-and post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ANTHONY N. AVITABILE Anthony N. Avitabile	Director (Principal Executive, Financial and Accounting Officer)	March 9, 2020
/s/ GARRY T. NOONAN Garry T. Noonan	Director	March 9, 2020
/s/ TRACEY R. DAY Tracey R. Day	Director	March 9, 2020
/s/ ROBERT MERMELSTEIN Robert Mermelstein	Authorized Representative in the United States	March 9, 2020

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bristol, United Kingdom on March 9, 2020.

AMCOR UK FINANCE PLC
By:	/s/ MATTHEW C. BURROWS
	Name:	Matthew C. Burrows
	Title:	Director

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Casamento, Graeme Vavasseur and Robert Mermelstein and each of them individually, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-and post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MATTHEW C. BURROWS Matthew C. Burrows	Director (Principal Executive, Financial and Accounting Officer)	March 9, 2020
/s/ GRAEME VAVASSEUR Graeme Vavasseur	Director	March 9, 2020
/s/ CHRISTOPHER J. CHEETHAM Christopher J. Cheetham	Director	March 9, 2020
/s/ DAMIEN CLAYTON Damien Clayton	Director	March 9, 2020
/s/ ROBERT MERMELSTEIN Robert Mermelstein	Authorized Representative in the United States	March 9, 2020